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TABLE OF CONTENTS 2

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fees (1)

4.750% Senior Notes due 2023	$1,100,000,000	99.761%	$1,097,371,000	$136,622.69

5.500% Senior Notes due 2028	$850,000,000	99.538%	$846,073,000	$105,336.09

6.500% Senior Notes due 2048	$550,000,000	99.055%	$544,802,500	$67,827.92

	$2,500,000,000		$2,488,246,500	$309,786.70

(1)
The registration fee, calculated in accordance with Rule 457(r), has been transmitted to the Securities and Exchange Commission in connection with the securities offered from Registration Statement File No. 333-212362 by means of this prospectus supplement.

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-212362

P R O S P E C T U S       S U P P L E M E N T
(To prospectus dated June 30, 2016)

$2,500,000,000

EQT Midstream Partners, LP
$1,100,000,000 4.750% Senior Notes due 2023
$850,000,000 5.500% Senior Notes due 2028
$550,000,000 6.500% Senior Notes due 2048

         We are offering $2,500,000,000 aggregate principal amount of Senior Notes, consisting of $1,100,000,000 aggregate principal amount of 4.750% Senior Notes due 2023 (the 2023 notes), $850,000,000 aggregate principal amount of 5.500% Senior Notes due 2028 (the 2028 Notes), and $550,000,000 aggregate principal amount of 6.500% Senior Notes due 2048 (the 2048 Notes and, together with the 2023 Notes and the 2028 Notes, the Notes). The 2023 Notes will mature on July 15, 2023, the 2028 Notes will mature on July 15, 2028 and the 2048 Notes will mature on July 15, 2048. Interest on the Notes will be paid semi-annually in arrears on January 15 and July 15 in each year, commencing on January 15, 2019.

         We may, at our option, redeem any series of the Notes at any time in whole or from time to time in part, prior to maturity, at the redemption prices as described herein under "Description of Notes—Optional Redemption."

         The Notes will be our senior unsecured indebtedness ranking equally in right of payment with all of our existing and future senior indebtedness; senior in right of payment to any of our future subordinated indebtedness; effectively junior in right of payment to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future obligations, including trade payables, of our subsidiaries, other than any subsidiaries that may guarantee the Notes in the future.

         The Notes are new issues of securities with no established trading market. We do not currently intend to apply for listing of the Notes on any securities exchange or have the Notes quoted on any automated quotation system.

         Investing in the Notes involves risks that are described in the "Risk Factors" section that begins on page S-15 of this prospectus supplement and page 3 of the accompanying base prospectus.

	2023 Notes		2028 Notes		2048 Notes
	Per Note	Total	Per Note	Total	Per Note	Total
Initial price to public (1)	99.761%	$1,097,371,000	99.538%	$846,073,000	99.055%	$544,802,500
Underwriting discount	0.600%	$6,600,000	0.650%	$5,525,000	0.875%	$4,812,500
Proceeds, before expenses, to us	99.161%	$1,090,771,000	98.888%	$840,548,000	98.180%	$539,990,000

(1)
Plus accrued interest, if any, from June 25, 2018 if settlement occurs after that date.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         We expect that delivery of the Notes will be made to investors in registered book entry form only through the facilities of The Depository Trust Company on or about June 25, 2018.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities	Deutsche Bank Securities	PNC Capital Markets LLC
Credit Suisse	J.P. Morgan	MUFG	RBC Capital Markets

Scotiabank	TD Securities	US Bancorp

Co-Managers

SMBC Nikko	Citizens Capital Markets	Huntington Capital Markets	CIBC Capital Markets

The date of this prospectus supplement is June 20, 2018

Prospectus Supplement

Prospectus

        We expect that delivery of the Notes will be made against payment therefor on or about June 25, 2018, which will be the third business day following the date of pricing of the Notes (such settlement being referred to as "T+3"). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date hereof should consult their own advisors.

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INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Notes. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read "Where You Can Find More Information" on page S-68 of this prospectus supplement.

        We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying base prospectus or in any free writing prospectus we have prepared. Neither we nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these Notes in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

        None of EQT Midstream Partners, LP, the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in the Notes by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in the Notes.

        On May 22, 2018, we closed our acquisition of Rice Olympus Midstream LLC (ROM), Strike Force Midstream Holdings LLC (Strike Force Holdings) and Rice West Virginia Midstream LLC (Rice WV, together with ROM and Strike Force Holdings, the Drop-Down Entities) from EQT Corporation (EQT) and its subsidiaries, collectively referred to as the Drop-Down Transactions, effective May 1, 2018. The Drop-Down Transactions were between entities under common control. As a result, we recast our financial statements for the periods the businesses were under common control of EQT, which was the period from November 13, 2017, the date of the completion of EQT's acquisition of Rice Energy Inc., to retrospectively reflect the results attributable to the businesses acquired in the Drop-Down Transactions. Information in this prospectus supplement derived from our financial statements reflects such recast financial statements, which were included as exhibits to our Current Report on Form 8-K filed on June 12, 2018 and are incorporated herein by reference.

        When we present financial information on a pro forma basis, unless otherwise stated, we are giving pro forma effect to the Proposed Merger (as defined below), the Drop-Down Transactions and the Gulfport Transaction (as defined below), including the effects of the

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expected financing of such transactions (collectively, the Pro Forma Events) as if they occurred on (i) January 1, 2017 in the case of pro forma statement of combined operations data for the three months ended March 31, 2018 and for the year ended December 31, 2017 and (ii) March 31, 2018 in the case of the pro forma condensed combined balance sheet data. For additional information, see "Summary Unaudited Pro Forma Condensed Combined Financial Statements."

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the Securities Act of 1933, as amended (the Securities Act). Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as "anticipate," "estimate," "could," "would," "will," "may," "forecast," "approximate," "expect," "project," "intend," "plan," "believe" and other words of similar meaning in connection with any discussion of future operating or financial matters. Without limiting the generality of the foregoing, forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference include our expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of us and our subsidiaries, including guidance regarding our gathering and transmission and storage revenue and volume growth; revenue projections; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering and transmission expansion projects); the cost, capacity, timing of regulatory approvals and anticipated in-service date of the Mountain Valley Pipeline (MVP) and MVP Southgate projects; the ultimate terms, partners and structure of the MVP joint venture; expansion projects in our operating areas and in areas that would provide access to new markets; asset acquisitions, including our ability to complete asset acquisitions; whether the Proposed Merger will be completed and the timing of the transaction; the risk that we may be unable to obtain governmental and regulatory approvals required for the Proposed Merger, or required governmental and regulatory approvals may delay the Proposed Merger or result in the imposition of conditions that could cause the parties to abandon the Proposed Merger; the risk that a condition to closing of the Proposed Merger may not be satisfied, including approval of the Proposed Merger by holders of a majority of the outstanding Rice Midstream Partners LP (NYSE: RMP) (RMP) common units; the possible diversion of management's time on issues related to the Proposed Merger; the impact and outcome of pending and future litigation, including litigation, if any, relating to the Proposed Merger; the risk that we may be unable to successfully combine the businesses of EQM and RMP in the expected time frame; the timing of the proposed separation of EQT's production and midstream businesses (the Proposed Separation) and the parties' ability to complete the separation; the amount and timing of distributions, including expected increases; the amount and timing of projected capital contributions and operating and capital expenditures, including the amount of capital expenditures reimbursable by EQT; the impact of commodity prices on our business; liquidity and financing requirements, including sources and availability; the effects of government regulation and litigation; and tax position. The forward-looking statements included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on current

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expectations and assumptions about future events. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, and regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, those set forth under "Risk Factors" beginning on page S-15 of this prospectus supplement, page 3 of the accompanying base prospectus and the applicable documents incorporated by reference herein and therein.

        Many of the factors that will determine actual results are beyond our ability to control or predict. Specific factors which could cause actual results to differ from those in the forward-looking statements include, but are not limited to, the following:

  •
  changes in general economic conditions;

  •
  competitive conditions in our industry;

  •
  actions taken by third-party operators, processors, transporters and gatherers;

  •
  changes in expected production from EQT and third parties in our areas of operation;

  •
  changes in expected demand for natural gas gathering, transmission and storage services;

  •
  our ability to successfully implement our business plan;

  •
  our ability to complete organic growth projects on time and on budget;

  •
  our ability to complete acquisitions;

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement (as defined below) or the failure to satisfy the closing conditions;

  •
  the possibility that the consummation of the Proposed Merger is delayed or does not occur, including due to the failure to obtain the required approval of the RMP unitholders, which may have adverse effects on our business and unit price;

  •
  the ability to obtain the regulatory approvals required to complete the Proposed Merger as contemplated by the Merger Agreement, and the timing and conditions for such approvals;

  •
  the effects of the combination of our business with that of RMP's, including the combined company's future financial condition, results of operations, strategy and plans;

  •
  unexpected costs or unexpected liabilities that may arise from the Proposed Merger, whether or not consummated;

  •
  the price and availability of debt and equity financing;

  •
  the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels;

  •
  competition from alternative energy sources;

  •
  energy efficiency and technology trends;

  •
  operating hazards and other risks incidental to gathering, transporting and storing natural gas;

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  •
  natural disasters, weather-related delays, casualty losses and other matters beyond our control;

  •
  interest rates;

  •
  labor relations;

  •
  large customer defaults;

  •
  changes in tax status;

  •
  the effects of existing and future laws and governmental regulation in general, including the passage of legislation, to block the Proposed Merger or otherwise adversely affecting us;

  •
  the effects of litigation, including litigation that has been or may be instituted against us, RMP or others following announcement of the Proposed Merger; and

  •
  certain factors discussed elsewhere in this prospectus supplement and the documents incorporated by reference herein.

        The foregoing list of factors should not be construed to be exhaustive. Many factors mentioned in this prospectus, including the risks outlined under the caption "Risk Factors" contained in our Exchange Act reports incorporated herein by reference, will be important in determining future results, and actual future results may vary materially. There is no assurance that the actions, events or results of the forward-looking statements will occur or, if any of them do, when they will occur or what effect they will have on our results of operations, financial condition, cash flows or distributions. Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect new information or the occurrence of anticipated or unanticipated events or circumstances.

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SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information that you should consider before investing in the Notes. You should read the entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference and other documents to which we refer for a more complete understanding of this offering. You should read "Risk Factors" beginning on page S-15 of this prospectus supplement and on page 3 of the accompanying base prospectus for more information about important risks that you should consider carefully before making a decision to purchase any Notes in this offering.

        References in this prospectus supplement or the accompanying base prospectus to "EQT Midstream Partners," "EQM," "the Partnership," "we," "our," "us" or like terms refer to EQT Midstream Partners, LP (NYSE: EQM) and its subsidiaries, unless the context clearly indicates otherwise. With respect to the cover page and in the sections entitled "Summary—The Offering," "Description of Other Indebtedness" and "Description of Notes," "the Partnership," "EQM," "we," "our" and "us" refer only to EQT Midstream Partners, LP. References in this prospectus supplement or the accompanying base prospectus to "our general partner" refer to EQT Midstream Services, LLC, a wholly owned subsidiary of EQT GP Holdings, LP (NYSE: EQGP) (EQGP), which is a subsidiary of EQT. References in this prospectus supplement or the accompanying base prospectus to "EQT" refer to EQT Corporation (NYSE: EQT) and its consolidated subsidiaries.

 Overview

        We are a growth-oriented limited partnership formed by EQT to own, operate, acquire and develop midstream assets in the Appalachian Basin. We provide midstream services to EQT and multiple third parties in Pennsylvania, West Virginia and Ohio through our two primary assets: the gathering system, which delivers natural gas from wells and other receipt points to transmission pipelines, and the transmission and storage system, which delivers gas to local demand users and interstate pipelines for access to demand markets. We provide a substantial majority of our natural gas gathering, transmission and storage services under contracts with long-term, firm reservation and/or usage fees. This contract structure enhances the stability of our cash flows and limits our direct exposure to commodity price risk. Approximately 89% of our revenues, or 60% of our revenues on a pro forma basis, were generated from capacity reservation charges under long-term firm contracts for the year ended December 31, 2017. When including contracts associated with expected future capacity from expansion projects that are not yet fully constructed but for which we have entered into firm contracts, firm gathering contracts had a weighted average remaining term of approximately 8 years and firm transmission and storage contracts had a weighted average remaining term of approximately 15 years, in each case as of December 31, 2017, based on total projected revenues. Our operations are primarily focused in southwestern Pennsylvania, northern West Virginia and eastern Ohio, a strategic location in the natural gas shale plays known as the Marcellus, Utica and Upper Devonian Shales. This same region is also the primary operating area of EQT, our largest customer. EQT accounted for approximately 73% of our revenues, or 79% of our revenues on a pro forma basis, for the year ended December 31, 2017.

  Gathering Business Segment

        As of December 31, 2017, our gathering system included approximately 450 miles of high pressure gathering lines with approximately 2.3 Bcf per day of total firm contracted gathering capacity, compression of approximately 220,000 horsepower and multiple interconnect points with our transmission and storage system. Our gathering system also included approximately 1,500 miles of low pressure gathering lines regulated by the Federal Energy Regulatory Commission (FERC). Gathering revenues represented approximately 56%, 54% and 53% of our total revenues for the years ended December 31, 2017, 2016 and 2015, respectively, and 63% on a pro forma basis for the year ended December 31, 2017.

  Transmission Business Segment

        As of December 31, 2017, our transmission and storage system included an approximately 950-mile FERC-regulated interstate pipeline that connects to seven interstate pipelines and local distribution companies (LDCs). The transmission system is supported by 18 associated natural gas storage reservoirs with approximately 645 MMcf per day of peak withdrawal capacity, 43 Bcf of working gas capacity and 41 compressor units, with total throughput capacity of approximately 4.4 Bcf per day and compression of approximately 120,000 horsepower as of December 31, 2017. Revenues associated with our transmission and storage system represented approximately 44%, 46% and 47% of our total revenues for the years ended December 31, 2017, 2016 and 2015, respectively, and 29% on a pro forma basis for the year ended December 31, 2017.

        As of December 31, 2017, approximately 89% of our contracted transmission firm capacity was subscribed by customers under negotiated rate agreements under our tariff. Approximately 9% of our contracted transmission firm capacity was subscribed at the recourse rates under our tariff, which are the maximum rates an interstate pipeline may charge for its services under its tariff. The remaining 2% of our contracted transmission firm capacity was subscribed at discounted rates, which are less than the maximum rates an interstate pipeline may charge for its services under its tariff.

        Pursuant to an acreage dedication to us from EQT, we have the right to elect to transport on our transmission and storage system all natural gas produced from wells drilled by EQT under an area covering approximately 60,000 acres in Allegheny, Washington and Greene counties in Pennsylvania and Wetzel, Marion, Taylor, Tyler, Doddridge, Harrison and Lewis counties in West Virginia. EQT has a significant natural gas drilling program in these areas.

  Gathering and Transmission System Expansion Projects

        We expect that the following expansion projects will allow us to capitalize on drilling activity by EQT and other third party producers:

  •
  Mountain Valley Pipeline.  Mountain Valley Pipeline, LLC (the MVP Joint Venture) is a joint venture with affiliates of each of NextEra Energy, Inc., Consolidated Edison, Inc., WGL Holdings, Inc. and RGC Resources, Inc. We are the operator of the MVP and owned a 45.5% interest in the MVP Joint Venture as of December 31, 2017. The 42 inch diameter MVP has a targeted capacity of 2.0 Bcf per day and is estimated to span 300 miles extending from our existing transmission and storage system in Wetzel County, West Virginia to Pittsylvania County, Virginia, providing access to the growing Southeast demand markets. As currently designed, the MVP is estimated to cost a total of approximately $3.5 billion, excluding allowance for funds used during construction, with our proportionate share being funded through capital contributions made to the MVP Joint Venture. In 2018, we expect to provide capital contributions of $1.0 billion to $1.2 billion to the MVP Joint Venture. The MVP Joint Venture has secured a total of 2.0 Bcf per day of firm capacity commitments at 20-year terms, including an initial 1.29 Bcf per day firm capacity commitment by EQT, and is currently in negotiations with additional shippers who have expressed interest in the MVP project.
    In October 2017, the FERC issued the Certificate of Public Convenience and Necessity for the MVP project. In early 2018, the MVP Joint Venture received limited notice to proceed with certain construction activities from the FERC. The MVP Joint Venture commenced construction on the MVP during the first quarter of 2018. The MVP is targeted to be placed in-service during the fourth quarter of 2018.
    In April 2018, the MVP Joint Venture announced the MVP Southgate project, a proposed 70-mile interstate pipeline that will extend from the MVP at Pittsylvania County, Virginia to new delivery points in Rockingham and Alamance Counties, North Carolina. The project is anchored by a firm capacity commitment from PSNC Energy. The final project scope will be determined after a binding open season. The preliminary project cost estimate is $350 million to $500 million, which is expected to be spent in 2019 and 2020. We are expected to have between 33% and 48% ownership in the project and will operate the pipeline. Subject to approval by the FERC, MVP Southgate has a targeted in-service date of the fourth quarter 2020.

  •
  Gathering Expansion Projects.  We invested approximately $226 million on gathering projects in 2017 that added approximately 475 MMcf per day of firm gathering capacity in southwestern Pennsylvania. This included the final phase of a header pipeline for Range Resources Corporation (Range Resources), which was placed in-service during the second quarter of 2017. The system now provides total firm gathering capacity of 600 MMcf per day at a total project cost of approximately $240 million. This and other expansion projects, primarily for affiliates, supported increased gathered volumes of 23% and gathering revenues of 21% in 2017. In 2018, we estimate capital expenditures of approximately $510 million on gathering expansion projects, primarily driven by wellhead and header projects in Pennsylvania, West Virginia and Ohio, including commencing preliminary construction activities on the Hammerhead project, a 1.2 Bcf per day gathering header pipeline connecting Pennsylvania and West Virginia production to the MVP.

  •
  Equitrans and Transmission Expansion.  In 2015, we began several multi-year transmission projects to support Marcellus, Utica and Upper Devonian Shale development, including the Ohio Valley Connector (OVC), the Equitrans Expansion project and the MVP. The OVC was placed in-service during the fourth quarter of 2016, providing shippers access to the Midwest markets. The Equitrans Expansion is designed to provide north-to-south capacity on the mainline Equitrans system for deliveries to the MVP. The Equitrans Expansion project and the MVP are expected to be constructed in 2018 and together will further diversify the market access on the Equitrans system by providing 2 Bcf per day of capacity to the growing Southeast demand markets. In 2018, we estimate capital expenditures of approximately $100 million for other transmission expansion projects, primarily attributable to the Equitrans Expansion project.

Recent Developments

  The Proposed Merger

        On April 25, 2018, we entered into an Agreement and Plan of Merger (the Merger Agreement) with RMP, Rice Midstream Management LLC, the general partner of RMP (the RMP General Partner), our general partner, EQM Acquisition Sub, LLC, our wholly owned subsidiary (Merger Sub), EQM GP Acquisition Sub, LLC, our wholly owned subsidiary (GP Merger Sub), and, solely for certain limited purposes set forth therein, EQT. Pursuant to the Merger Agreement, Merger Sub and GP Merger Sub will merge with and into RMP and the

RMP General Partner, respectively, with RMP and the RMP General Partner surviving as our wholly owned subsidiaries (the Proposed Merger). Pursuant to the Merger Agreement, each RMP common unit issued and outstanding immediately prior to the effective time of the Proposed Merger will be converted into the right to receive 0.3319 EQM common units.

        The completion of the Proposed Merger is subject to the satisfaction or waiver of certain customary closing conditions, including, but not limited to: (i) approval of the Merger Agreement and the Proposed Merger by holders of a majority of the outstanding RMP common units, (ii) expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the completion of the Drop-Down Transactions (as defined below), and (iv) the completion of EQGP's acquisition of all of the outstanding RMP incentive distribution rights (IDRs) from EQT (the IDR Transaction), of which conditions (iii) and (iv) have been satisfied. The consummation of the Proposed Merger is not contingent on the completion of this offering. We expect to complete the Proposed Merger during the third quarter of 2018.

        This offering is not conditioned on the consummation of the Proposed Merger, and there can be no assurance that the Proposed Merger will be completed in the anticipated time frame or at all. See "Risk Factors—Risks Related to the Notes—We may not consummate the Proposed Merger, and this offering is not conditioned on the consummation of the Proposed Merger."

        RMP is a limited partnership originally formed by Rice Energy, Inc. (Rice) in order to own, operate, develop and acquire midstream assets in the Appalachian Basin. RMP operates in two business segments, which are managed separately due to their distinct operational differences: (i) gathering and (ii) water. RMP's natural gas gathering assets consist of natural gas gathering systems and associated compression that service EQT and other third-party producers in the dry gas core of the Marcellus Shale in southwestern Pennsylvania. For the three months ended March 31, 2018, RMP's average daily throughput was 1.7 Bcf. As of December 31, 2017, RMP's gathering assets consisted of 178 miles of pipeline with gathering capacity of 5.1 TBtu/d and compression capacity of approximately 85,000 horsepower. RMP provides its services under long-term, fee-based contracts, primarily to EQT and its affiliates. RMP has dedications from certain EQT affiliates under various fixed price per unit gathering and compression agreements covering (i) approximately 246,000 gross acres of EQT's acreage position as of December 31, 2017 in Washington and Greene Counties, Pennsylvania, and (ii) subject to certain exceptions and limitations pursuant to the gathering and compression agreements, any future acreage certain affiliates of EQT acquire within those counties.

        RMP's water services assets consist of water pipelines, impoundment facilities, pumping stations, take point facilities and measurement facilities, which are used to support well completion activities and to collect and recycle or dispose of flowback and produced water for EQT and other third-party producers in Washington and Greene Counties, Pennsylvania and Belmont County, Ohio. As of December 31, 2017, RMP's Pennsylvania assets provided access to 29.4 MMgal/d of fresh water from the Monongahela River and several other regional water sources, while RMP's Ohio assets provided access to 14.0 MMgal/d of fresh water from the Ohio River and several other regional water sources, both for distribution to EQT and third parties.

  Drop-Down Transactions and Gulfport Transaction

        On April 25, 2018, we entered into a Contribution and Sale Agreement (the Drop-Down Agreement) with EQT, Rice Midstream Holdings LLC, a wholly owned subsidiary of EQT (Rice Midstream Holdings), and EQM Gathering Holdings, LLC (EQM Gathering), our wholly owned subsidiary, pursuant to which EQM Gathering acquired from EQT all of EQT's interests in ROM, Rice WV and Strike Force Holdings in exchange for an aggregate of 5,889,282 EQM common units and aggregate cash consideration of $1.15 billion, subject to customary purchase price adjustments (collectively, the Drop-Down Transactions). Strike Force Holdings owns a 75% limited liability company interest in Strike Force Midstream LLC (Strike Force Midstream).

        ROM owns a natural gas gathering system including approximately 80 miles of natural gas gathering pipelines and compressor stations that transport gas from wells located primarily in Belmont County, Ohio. ROM has an acreage dedication from EQT covering approximately 68,000 acres. The ROM natural gas gathering pipelines had an average throughput capacity of 1.0 Bcf per day for the quarter ended March 31, 2018. Strike Force Midstream owns natural gas gathering assets to support dry gas Utica Shale development in Belmont and Monroe Counties, Ohio, and includes approximately 70 miles of natural gas gathering pipelines and 17,000 horsepower of compression. Strike Force Midstream has an acreage dedication from EQT covering approximately 98,000 acres and a gathering agreement with Gulfport Energy Corporation (Gulfport) that includes a five-year minimum volume commitment. The Strike Force Midstream natural gas gathering assets had an average throughput capacity of 0.9 Bcf per day for the quarter ended March 31, 2018. Rice WV owns approximately 31 miles of right-of-way assets. We completed the Drop-Down Transactions on May 22, 2018, with an effective date of May 1, 2018.

        On May 1, 2018, pursuant to the Purchase and Sale Agreement, dated April 25, 2018, by and among us, EQM Gathering, Gulfport and an affiliate of Gulfport, we acquired the remaining 25% limited liability company interest in Strike Force Midstream not owned by Strike Force Holdings for $175 million (the Gulfport Transaction). As a result of the Gulfport Transaction and the Drop-Down Transactions, we now own 100% of Strike Force Midstream.

  EQM Term Loan Facility

        On April 25, 2018, we entered into a 364-day term loan agreement (the Term Loan Agreement) among us, Wells Fargo Bank, National Association, as the administrative agent, and the lenders (the Term Loan Lenders) and agents parties thereto, providing for a $2.5 billion 364-day unsecured multi-draw term loan facility (the EQM Term Loan Facility). As of June 15, 2018, we had borrowed $1.825 billion under the EQM Term Loan Facility, $1.15 billion of which was used to fund the cash consideration for the Drop-Down Transactions, $513 million of which was used to repay borrowings under the $1 Billion Facility (as defined under "Description of Other Indebtedness"), including amounts borrowed to pay the $175 million to Gulfport in connection with the Gulfport Transaction, and the remainder was used for general partnership purposes. Additional borrowings under the EQM Term Loan Facility may be used for a variety of specified purposes, as well as general partnership purposes; however, the receipt of the net cash proceeds from this offering will result in the termination of the remaining unused commitments under the EQM Term Loan Facility. The Term Loan Agreement includes mandatory prepayment and commitment reduction requirements related to our receipt of net cash proceeds from certain debt transactions (including the net cash proceeds received in connection with the issuance of the Notes), equity issuances, asset sales and joint venture distributions. We intend to use a portion of the net proceeds from this offering to repay all outstanding borrowings under the EQM Term Loan Facility. For additional information, see "Use of Proceeds."

 Our Relationship with EQT

        EQT is an integrated energy company, with an emphasis on natural gas production, gathering and transmission. EQT conducts its business through five business segments: EQT Production, EQM Gathering, EQM Transmission, RMP Gathering and RMP Water. EQT Production is the largest natural gas producer in the United States, based on average daily sales volumes, with 21.4 Tcfe of proved natural gas, natural gas liquids and crude oil reserves across approximately 4.0 million gross acres, including approximately 1.1 million gross acres in the Marcellus play, many of which have associated deep Utica and/or Upper Devonian drilling rights, and approximately 0.1 million gross acres in the Ohio Utica play as of December 31, 2017. EQM Gathering and EQM Transmission provide gathering, transmission and storage services for EQT's produced gas, as well as for independent third parties across the Appalachian Basin through EQM. RMP Gathering provides natural gas gathering and compression services primarily to EQT in the dry gas core of the Marcellus Shale in southwestern Pennsylvania through RMP. RMP Water provides water services that support well completion activities and collects and recycles or disposes of flowback and produced water for EQT and third parties in Washington and Greene Counties, Pennsylvania and Belmont County, Ohio through RMP.

        As of June 12, 2018, EQGP owned a 1.6% general partner interest in us, all of our IDRs and a 24.8% limited partner interest in us, and EQT owned a 6.7% limited partner interest in us. As of June 12, 2018, EQT owned a 91.3% limited partner interest in EQGP and 100% of the non-economic general partner interest in EQGP.

        Our relationship with EQT is also a source of potential conflicts. For example, EQT is not restricted from competing with us, whether directly or indirectly. In addition, all of the executive officers and five of the directors of our general partner also serve as officers and/or directors of EQT, all of the executive officers and five of the directors of our general partner also serve as officers and/or directors of EQT GP Services, LLC, the general partner of EQGP, and all of the executive officers and four of the directors of our general partner also serve as officers and/or directors of the RMP General Partner. These individuals face conflicts of interest, which include the allocation of their time among us, EQT, EQGP and RMP.

        On February 21, 2018, EQT announced that the EQT board of directors had unanimously approved a plan for the Proposed Separation. This offering is not conditioned on the consummation of the Proposed Separation, and there can be no assurance that the Proposed Separation will be completed. See "Risk Factors—Risk Related to the Notes—We may not consummate the Proposed Separation, and this offering is not conditioned on the consummation of the Proposed Separation." As a result of the Proposed Separation, if consummated, the interests in EQM and EQGP currently held by EQT will be owned by the standalone publicly traded corporation that will focus on midstream operations, but our commercial contracts with EQT would continue in effect. See "Risk Factors—Risks Related to the Notes—The indentures governing the Notes do not require us to repurchase or redeem the Notes upon consummation of the Proposed Separation or certain other transactions, and the new public company formed in the Proposed Separation will not initially own any material assets other than its interests in us and EQGP."

Principal Executive Offices and Internet Address

        Our principal executive offices are located at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, and our telephone number is (412) 553-5700. Our website is located at www.eqtmidstreampartners.com. We make available our periodic reports and other information filed with or furnished to the Securities and Exchange Commission (SEC) free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

        For illustrative purposes, the following diagram depicts our simplified organizational and ownership structure after giving effect to the Pro Forma Events. This diagram does not depict any changes that would result from consummation of the Proposed Separation.

1
MVP Joint Venture partners include affiliates of EQM (45.5%), NextEra Energy, Inc. (31%), Consolidated Edison, Inc. (12.5%), WGL Holdings, Inc. (10%), and RGC Resources, Inc. (1%). EQM ownership interest in the MVP Southgate project is expected to be 33%-48%.

 The Offering

Issuer	EQT Midstream Partners, LP.
Notes Offered	$1,100,000,000 aggregate principal amount of 4.750% Senior Notes due 2023.
$850,000,000 aggregate principal amount of 5.500% Senior Notes due 2028.
$550,000,000 aggregate principal amount of 6.500% Senior Notes due 2048.
Interest Rate	Interest will accrue on the 2023 Notes from June 25, 2018 at a rate of 4.750% per annum.
Interest will accrue on the 2028 Notes from June 25, 2018 at a rate of 5.500% per annum.
Interest will accrue on the 2048 Notes from June 25, 2018 at a rate of 6.500% per annum.
Interest Payment Dates	We will pay interest on the Notes semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2019.
Maturity	The 2023 Notes will mature on July 15, 2023.
The 2028 Notes will mature on July 15, 2028.
The 2048 Notes will mature on July 15, 2048.
Subsidiary Guarantees

The Notes will not initially be guaranteed by any of our subsidiaries. In the future, however, any subsidiary that guarantees our obligations under our $1 Billion Facility must, jointly and severally, fully and unconditionally guarantee our payment obligations under the Notes so long as such subsidiary has any guarantee obligation under our $1 Billion Facility. See "Description of Notes—Future Subsidiary Guarantees."

Use of Proceeds

We expect to receive net proceeds from this offering of approximately $2,466 million after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds from this offering to repay the amounts outstanding under the EQM Term Loan Facility and for general partnership purposes. In addition, if the Proposed Merger is consummated, we intend to use a portion of the net proceeds from this offering to repay the amounts outstanding under RMP's revolving credit facility (the RMP Revolving Credit Facility). If the Proposed Merger is not consummated, such remaining proceeds will be used for general partnership purposes. See "Use of Proceeds." This offering is not conditioned on the consummation of the Proposed Merger.

Affiliates of certain of the underwriters are lenders under the EQM Term Loan Facility and/or the RMP Revolving Credit Facility and, as such, will receive a portion of the net proceeds from this offering as a result of the repayment of borrowings under such facility or facilities. See "Underwriting."

Ranking	The Notes will be:
• our senior unsecured indebtedness ranking equally in right of payment with all of our existing and future senior indebtedness;
• senior in right of payment to all of our future subordinated indebtedness;
• effectively junior to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
• structurally subordinated to all existing and future obligations, including trade payables, of our subsidiaries, other than any subsidiaries that may guarantee the Notes in the future.

At March 31, 2018, after giving effect to the Pro Forma Events, we would have had $3,465 million of total indebtedness and $1,000 million of available borrowing capacity under our $1 Billion Facility. See "Capitalization" and "Description of Other Indebtedness."

Optional Redemption	We may, at our option, redeem any series of the Notes at any time, in whole or from time to time in part, prior to maturity.

If we elect to redeem the 2023 Notes before June 15, 2023, the 2028 Notes before April 15, 2028, or the 2048 Notes before January 15, 2048, we will pay an amount equal to the greater of 100% of the principal amount of the Notes redeemed and a "make-whole" amount. If we elect to redeem any series of the Notes on or after the applicable dates above, we will pay an amount equal to 100% of the principal amount of the Notes redeemed. In each case, we also will pay accrued interest on the Notes redeemed to the redemption date. See "Description of Notes—Optional Redemption."

Covenants

We will issue each series of the Notes under an indenture with The Bank of New York Mellon Trust Company, N.A., as trustee. Each indenture contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to:

• incur liens on principal properties to secure debt;
• engage in sale-leaseback transactions; and
• merge or consolidate with another entity or sell, lease or transfer substantially all of our properties or assets to another entity.
These covenants are subject to a number of important exceptions, limitations and qualifications. See "Description of Notes—Restrictive Covenants."
Further Issuances

We may, from time to time, without notice to or consent of the holders of the Notes of any series, issue additional notes of such series having the same interest rate, maturity and other terms as the Notes offered hereby. Any additional Notes of any series having such similar terms, together with the Notes of such series offered hereby, will constitute a single series under the applicable indenture.

Listing and Trading	We do not intend to list the Notes for trading on any securities exchange. We can provide no assurance as to the liquidity of, or development of any trading market for, the Notes of any series.
Governing Law	Each of the indentures and the Notes will be governed by, and construed in accordance with, the laws of the state of New York.
Trustee	The Bank of New York Mellon Trust Company, N.A.
Risk Factors

Investing in the Notes involves risks. Before making an investment in the Notes offered hereby, you should read "Risk Factors" beginning on page S-15 of this prospectus supplement and on page 3 of the accompanying base prospectus together with the documents and other cautionary statements contained or incorporated by reference herein or therein.

Summary Unaudited Pro Forma Condensed Combined Financial Information

        The following summary unaudited pro forma condensed combined financial information (the pro forma financial information) gives effect to the Pro Forma Events as if they occurred on (i) January 1, 2017 in the case of the unaudited pro forma statement of combined operations for the three months ended March 31, 2018 and for the year ended December 31, 2017 and (ii) March 31, 2018 in the case of the unaudited pro forma condensed combined balance sheet. As the Drop-Down Transactions were completed on May 22, 2018 and were transactions between entities under common control, we recast our historical financial statements in our Current Report on Form 8-K filed on June 12, 2018, to record the assets and liabilities of the Drop-Down Entities at EQT's basis as of November 13, 2017, the date that common control was established, and to reflect the operations of the Drop-Down Entities from that date.

        The pro forma financial information below gives effect to the closing of the Proposed Merger as part of the Pro Forma Events. The closing of this offering is not conditioned on the closing of the Proposed Merger. For historical financial information related to us, see our Current Report on Form 8-K filed on June 12, 2018. For information on the pro forma adjustments related to the Drop-Down Transactions, see the columns titled "Drop-Down Transactions and Gulfport Transaction" under the title "Pro Forma Adjustments" on the face of each financial statement forming a part of the "Unaudited Pro Forma Condensed Combined Financial Statements" included in this prospectus supplement.

        The following summary unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what our actual consolidated results of operations or consolidated position would have been had the Pro Forma Events occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled "Risk Factors." The following summary unaudited pro forma condensed combined financial information should be read in conjunction with the section titled "Unaudited Pro Forma Condensed Combined Financial Statements" and related notes included in this prospectus supplement.

	Year Ended December 31, 2017	Three Months Ended March 31, 2018
	(in thousands)
Unaudited Pro Forma Statement of Combined Operations Data:
Operating revenues	$1,264,704	$371,026
Operating expenses:
Operation and maintenance	122,676	27,360
Selling, general and administrative	121,437	25,726
Depreciation and amortization	169,561	41,280
Amortization of intangible assets	41,547	10,386
Other expenses	2,614	—

Total operating expenses	457,835	104,752

Operating income	806,869	266,274
Equity income	—	8,811
Other income	26,701	904
Net interest expense	169,144	39,169

Net income	$664,426	$236,820

Other financial data (unaudited):
Pro Forma EQM EBITDA	$1,017,977	$317,940

As of March 31, 2018
(in thousands)
Unaudited Pro Forma Condensed Combined Balance Sheet Data:
Cash and cash equivalents	$588,754
Total assets	8,747,613
Total debt	3,464,693
Total equity	5,018,936

Non-GAAP Financial Measure

        We define Pro Forma EQM EBITDA as net income plus net interest expense, depreciation and amortization expense, amortization of intangible assets less equity income and other income, in each case on a pro forma basis giving effect to the Pro Forma Events. We believe that Pro Forma EQM EBITDA provides useful information to investors in assessing our financial condition and results of operations on a pro forma basis. Pro Forma EQM EBITDA should not be considered an alternative to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Pro Forma EQM EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because EBITDA may be defined differently by other companies in our industry, Pro Forma EQM EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures.

        When we present financial information on a pro forma basis, unless otherwise stated, we are giving pro forma effect to the Pro Forma Events as if they occurred on (i) January 1, 2017 in the case of pro forma statements of combined operations data for the three months ended March 31, 2018 and for the year ended December 31, 2017 and (ii) March 31, 2018 in the case of the pro forma condensed combined balance sheet data. Pro forma information included in this prospectus supplement should be read in conjunction with the Unaudited Pro Forma Condensed Combined Financial Statements found in the section of this prospectus supplement entitled "Unaudited Pro Forma Condensed Combined Financial Statements". The following table presents a reconciliation of Pro Forma EQM EBITDA with net income, the most directly comparable GAAP financial measure, for each of the periods indicated.

	Year Ended December 31, 2017	Three Months Ended March 31, 2018
	(in thousands)
Net income:	$664,426	$236,820
Add:
Net interest expense	169,144	39,169
Depreciation and amortization	169,561	41,280
Amortization of intangible assets	41,547	10,386
Less:
Other income	(26,701)	(904)
Equity income	—	(8,811)

Pro Forma EQM EBITDA	$1,017,977	$317,940

RISK FACTORS

        Our business is subject to uncertainties and risks. Before you invest in the Notes, you should carefully consider the risk factors below, as well as the risk factors beginning on page 3 of the accompanying base prospectus and those included in our most recent annual report on Form 10-K for the year ended December 31, 2018, filed on February 15, 2018 and our quarterly report on Form 10-Q for the quarter ended March 31, 2018, filed on April 26, 2018, as amended, and as updated by any subsequent quarterly reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, together with all of the other information included in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein and therein. If any of the events or circumstances discussed in the foregoing documents or below actually occurs, our business, financial condition, results of operations, liquidity or ability to make distributions could suffer and you could lose all or part of your investment. Please also read "Cautionary Statement Regarding Forward-Looking Statements."

 Risks Related to the Notes

Our significant indebtedness, and any future indebtedness, as well as the restrictions in our debt agreements may adversely affect our future financial and operating flexibility and our ability to service the Notes.

        As of March 31, 2018, after giving effect to the Pro Forma Events, we would have had $3,465 million of total indebtedness and $1,000 million of available borrowing capacity under our $1 Billion Facility. Our substantial indebtedness and the additional debt we may incur in the future for, among other things, working capital, capital expenditures, capital contributions to the MVP Joint Venture, acquisitions or operating activities may adversely affect our liquidity and therefore our ability to make interest payments on the Notes.

        Among other things, our significant indebtedness may be viewed negatively by credit rating agencies, which could result in increased costs for us to access the capital markets. Any future downgrade of the debt issued by us or our subsidiaries could significantly increase our capital costs or adversely affect our ability to raise capital in the future.

        Debt service obligations and restrictive covenants in our $1 Billion Facility and the indentures governing the Existing Notes (as defined below) and the Notes may adversely affect our ability to finance future operations, pursue acquisitions and fund other capital needs. In addition, this leverage may make our results of operations more susceptible to adverse economic or operating conditions by limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and may place us at a competitive disadvantage as compared to our competitors that have less debt.

        The indentures governing the Notes will not limit our ability to incur additional debt, other than certain secured debt, which would be equal in right of payment to the Notes. If we incur any additional indebtedness, including trade payables, that ranks equally with the Notes, the holders of that debt would be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we now face could intensify.

Any future subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and in such event a court may try to subordinate or void the subsidiary guarantees.

        Initially, none of our subsidiaries will guarantee the Notes, although in the future one or more of our subsidiaries may do so. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee could be voided, or claims in respect of a subsidiary guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such subsidiary guarantee; and

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

        In addition, any payment by that subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability, including contingent liabilities, on its existing debts, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

The Notes will be effectively subordinated to any secured debt of ours as well as structurally subordinated to all existing and future obligations, including trade payables, of our subsidiaries, other than any subsidiaries that may guarantee the Notes in the future, and, in the event of our bankruptcy or liquidation, holders of the Notes will be paid from any assets remaining after payments to any holders of our secured debt.

        We conduct the majority of our operations through our subsidiaries and unconsolidated affiliates, some of which are not wholly owned, and we rely to a significant extent on dividends, distributions, proceeds from inter-company transactions, interest payments and loans from those entities to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses, including interest payments on the Notes, which may be subject to contractual restrictions. The Notes will be general unsecured senior obligations of us and effectively subordinated to any secured debt that we may have, to the extent of the value of the assets securing that debt. The indentures governing the Notes will permit us to incur secured debt provided certain conditions are met. The Notes will be structurally subordinated to the liabilities of any of our subsidiaries unless such subsidiaries guarantee the Notes in the future.

        If we are declared bankrupt or insolvent, or are liquidated, the holders of our secured debt will be entitled to be paid from our assets securing their debt before any payment may be made with respect to the Notes. If any of the preceding events occur, we may not have sufficient assets to pay amounts due on our secured debt and the Notes. If we are unable to obtain cash from such entities to fund required payments in respect of the Notes, we may be unable to make payments of principal of or interest on the Notes.

The indentures governing the Notes contain limited covenants and these limited covenants may not protect your investment.

        The indentures governing the Notes will not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, will not protect holders of the Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our ability to incur indebtedness that is equal in right of payment to the Notes, other than certain secured indebtedness; or

  •
  restrict our ability to make investments or to pay distributions or make other payments in respect of our common units or other securities ranking junior to the Notes.

        The indentures will also permit us and our subsidiaries to incur additional indebtedness, including certain secured indebtedness, that could effectively rank senior to the Notes, and to engage in leaseback arrangements, subject to certain limitations. Any of these actions could adversely affect our ability to make principal and interest payments on the Notes.

Your ability to transfer the Notes may be limited by the absence of an organized trading market.

        The Notes are new issues of securities with no established trading market. We do not currently intend to apply for listing of the Notes on any securities exchange or have the Notes quoted on any automated quotation system. Although certain of the underwriters have informed us that they currently intend to make a market in the Notes, they are not obligated to do so. In addition, the underwriters may discontinue any such market making at any time without notice. The liquidity of any market for any series of the Notes will depend on the number of holders of the Notes of such series, the interest of securities dealers in making a market in the Notes of such series and other factors. Accordingly, we can give no assurance as to the development, continuation or liquidity of any market for the Notes of any series.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

        We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the ownership interests in our subsidiaries. As a result, our ability to make required payments on the Notes depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, credit facilities and applicable state business organization laws and other laws and regulations. If our subsidiaries are prevented from distributing funds to us, we may be unable to pay all the principal and interest on the Notes when due.

We do not have the same flexibility as other types of organizations to accumulate cash, which may limit cash available to service the Notes or to repay them at maturity.

        Unlike a corporation, our partnership agreement requires us to distribute, on a quarterly basis, our available cash to our unitholders of record and our general partner. The amount of available cash generally is all cash and cash equivalents on hand at the end of the quarter, plus, at the discretion of our general partner, working capital borrowings made subsequent to the end of such quarter, less the amount of cash reserves established by our general partner to provide for the proper conduct of our business (including reserves for our future capital expenditures, anticipated future debt service requirements and refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing related to FERC rate proceedings or rate proceedings under applicable law subsequent to that quarter); to comply with applicable laws, debt instruments or other agreements; or to provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters. Our general partner determines the amount and timing of such distributions and has broad discretion to establish and make additions to our reserves or the reserves of our operating subsidiaries in amounts it determines, in its reasonable discretion.

        Although our payment obligations to our unitholders are subordinate to our payment obligations to you, the value of our common units may decrease with decreases in the amount we distribute per unit. Accordingly, if we experience a liquidity problem in the future, the value of our common units may decrease, and we may not be able to issue equity to recapitalize or otherwise improve our liquidity.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, the Existing Notes and our indebtedness under the $1 Billion Facility, and we may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

        Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

        If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets or operations, seek additional capital or restructure or refinance our indebtedness, including the Notes. We cannot assure you that we would be able to take any of these actions, that these actions would be successful and would permit us to meet our scheduled debt service obligations or that these actions would be permitted under the terms of our existing or future debt agreements, including the $1 Billion Facility and the indentures that govern the Existing Notes and the Notes. For example, our $1 Billion Facility contains restrictions on our ability to dispose of assets. We may not be able to consummate asset dispositions, and any proceeds may not be adequate to meet any debt service obligations then due. See "Description of Other Indebtedness" and "Description of Notes."

We may not consummate the Proposed Merger, and this offering is not conditioned on the consummation of the Proposed Merger.

        This offering is not conditioned on the consummation of the Proposed Merger, which is subject to the satisfaction or waiver of customary closing conditions, and there can be no assurance that the Proposed Merger will be consummated.

        Because this offering is not conditioned on the consummation of the Proposed Merger, upon the closing of this offering, you will become a holder of Notes regardless of whether the Proposed Merger is consummated, delayed or terminated and you therefore should be prepared to invest in the Notes based on EQM's current asset base. In addition, if the Proposed Merger is not consummated, we will not repay RMP indebtedness and the amount of proceeds available for general partnership purposes will increase. Our management will have broad discretion in the application of proceeds for general partnership purposes and could apply the proceeds for any general partnership purpose in ways that you may not approve.

The Proposed Merger is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all. Failure to complete the Proposed Merger, or significant delays in completing the Proposed Merger, could negatively affect our future business and financial results.

        The completion of the Proposed Merger is subject to a number of conditions. The completion of the Proposed Merger is not assured and is subject to risks, including the risk that approval of the Proposed Merger by RMP unitholders or by governmental agencies is not obtained or that other closing conditions are not satisfied. If the Proposed Merger is not completed, or if there are significant delays in completing the Proposed Merger, our future business and financial results could be negatively affected, and we will be subject to several risks, including the following:

  •
  we may be liable for damages to RMP under the terms and conditions of the Merger Agreement;

  •
  negative reactions from the financial markets, including declines in the trading prices of the various series of Notes;

  •
  having to pay certain significant costs relating to the Proposed Merger, including, in certain circumstances, the reimbursement by us of up to $5 million of RMP's expenses; and

  •
  the attention of our management will have been diverted to the Proposed Merger rather than to our own operations and pursuit of other opportunities that could have been beneficial to us.

If the Proposed Merger is consummated, failure to successfully combine the businesses of EQM and RMP in the expected time frame may adversely affect the future results of the combined organization.

        The success of the Proposed Merger will depend, in part, on the ability of EQM to realize the anticipated benefits and synergies from combining the businesses of EQM and RMP. To realize these anticipated benefits, the businesses must be successfully combined. If the combined organization is not able to achieve these objectives, or is not able to achieve these objectives on a timely basis, the anticipated benefits of the Proposed Merger may not be realized fully or at all. In addition, the actual integration may result in additional and unforeseen expenses, which could reduce the anticipated benefits of the Proposed Merger.

We may not consummate the Proposed Separation, and this offering is not conditioned upon the consummation of the Proposed Separation.

        This offering is not conditioned on the consummation of the Proposed Separation, and there can be no assurance that the Proposed Separation will be consummated.

        Because this offering is not conditioned on the consummation of the Proposed Separation, upon the closing of this offering, you will become a holder of Notes regardless of whether the Proposed Separation is consummated, delayed or terminated.

The indentures governing the Notes do not require us to repurchase or redeem the Notes upon consummation of the Proposed Separation or certain other transactions, and the new public company formed in the Proposed Separation will not initially own any material assets other than its interests in us and EQGP.

        The indentures governing the Notes do not require us to repurchase or redeem the Notes if the Proposed Separation is consummated. In addition, other than certain restrictions described below in the "Description of Notes," the indentures governing the Notes do not contain any covenants or other provisions designed to protect holders of the Notes in the event we participate in a highly leveraged transaction or upon a change of control.

        The new public company formed in the Proposed Separation will not initially own any material assets other than its interests in us and EQGP and therefore is not expected to be a source of future acquisitions of assets. Furthermore, we may be requested to enter into new related party agreements in connection with the Proposed Separation, the terms of which are not yet known, with the new public company.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $2,466 million after deducting the underwriting discount and estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering to repay the amounts outstanding under our EQM Term Loan Facility and for general partnership purposes. In addition, if the Proposed Merger is consummated, we intend to use a portion of the net proceeds from this offering to repay the borrowings outstanding under the RMP Revolving Credit Facility. If the Proposed Merger is not consummated, such remaining proceeds will be used for general partnership purposes.

        As of June 15, 2018, we had borrowed $1.825 billion under the EQM Term Loan Facility, $1.15 billion of which was used to fund the cash consideration for the Drop-Down Transactions, $513 million of which was used to repay borrowings under the $1 Billion Facility, including amounts borrowed to pay the $175 million to Gulfport in connection with the Gulfport Transaction, and the remainder was used for general partnership purposes. Interest was incurred on the outstanding borrowings under the EQM Term Loan Facility at a weighted average annual interest rate of approximately 3.3% for the period January 1, 2018 to June 15, 2018. The EQM Term Loan Facility is scheduled to mature on April 24, 2019. The EQM Term Loan Agreement includes mandatory prepayment and commitment reduction requirements related to our receipt of net cash proceeds from certain equity issuances or debt transactions, including this offering. The receipt of the cash proceeds from this offering will result in the termination of the remaining unused commitments under the EQM Term Loan Facility.

        As of June 15, 2018, RMP had approximately $310 million of borrowings and $1 million of letters of credit outstanding under the RMP Revolving Credit Facility. Interest was incurred on the outstanding borrowings under RMP's revolving credit facility at a weighted average annual interest rate of approximately 3.8% for the period January 1, 2018 to June 15, 2018. The RMP Revolving Credit Facility matures on December 22, 2019.

        Affiliates of certain of the underwriters are lenders under the EQM Term Loan Facility and/or the RMP Revolving Credit Facility and, as such, will receive a portion of the net proceeds from this offering pursuant to the repayment of borrowings under such facility or facilities. See "Underwriting."

 RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratios of earnings to fixed charges for us for each of the periods indicated based on our historical financial statements, which do not give effect to the Proposed Merger or the financing of the Pro Forma Events.

	Fiscal Year Ended December 31,					Three Months Ended March 31,
	2013	2014	2015	2016	2017 (3)	2018 (3)
Ratio of earnings to fixed charges (1)(2)	148.4x	24.7x	16.5x	20.5x	14.2x	16.9x

(1)
Earnings included in the calculation of this ratio consist of (i) income before income taxes, minus (ii) equity income of unconsolidated entities, plus (iii) fixed charges, minus (iv) capitalized interest (including allowance for borrowed funds used during construction) and minus (v) net income attributable to noncontrolling interests. Fixed charges included in the calculation of this ratio consist of (i) net interest expense, plus (ii) capitalized interest (including allowance for borrowed funds used during construction) and (iii) the estimated interest portion of rental expense.

(2)
As described in "Use of Proceeds," a portion of the proceeds from the offering will be used to repay the outstanding indebtedness under the EQM Term Loan Facility. We entered into the EQM Term Loan Facility on April 25, 2018 and as such, had no amounts outstanding as of March 31, 2018 and December 31, 2017. As of June 15, 2018, we had $1.825 billion in outstanding borrowings under the EQM Term Loan Facility. If the Notes offered hereby were outstanding on the first day of the applicable period, interest expense related to these Notes for the three months ended March 31, 2018 and the year ended December 31, 2017 would have been $34.6 million and $138.6 million, respectively.

(3)
Our historical financial statements have been recast as presented in our Current Report on Form 8-K filed on June 12, 2018 to record the assets and liabilities of the Drop-Down Entities at EQT's basis as of November 13, 2017, the date that common control was established, and to reflect the operations of the Drop-Down Entities from that date. These ratios have been calculated based on this recast financial information.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2018:

  •
  on a historical basis as reported in our financial statements filed on our Current Report on Form 8-K on June 12, 2018, which were recast to reflect the pre-acquisition results of the Drop-Down Entities as described in such Current Report; and

  •
  on a pro forma basis to reflect the effects of the Pro Forma Events, as described in "Unaudited Pro Forma Condensed Combined Financial Statements," as if they occurred on March 31, 2018, including the application of the net proceeds of this offering as described in "Use of Proceeds."

        The pro forma information set forth below includes the effects of the Proposed Merger; however, this offering is not conditioned on the consummation of the Proposed Merger, and there can be no assurance that the Proposed Merger will be completed in the anticipated time frame or at all. If the Proposed Merger does not close, we will not use proceeds from this offering to repay amounts outstanding under the RMP Revolving Credit Facility but will use such proceeds for general partnership purposes. In that event, pro forma cash and cash equivalents in the following table would increase by approximately $325 million and there would be no impact on the Historical values.

        You should read this table in conjunction with our historical and pro forma financial statements and notes that are included and incorporated by reference into this prospectus supplement and the accompanying base prospectus for additional information about our capital structure.

	As of March 31, 2018
	Historical	Pro Forma
	(Thousands)
Cash and cash equivalents (1)	$34,899	$588,754

Total debt:
4.750% Senior Notes due 2023 offered hereby (1)	$—	$1,091,079
5.500% Senior Notes due 2028 offered hereby (1)	—	841,568
6.500% Senior Notes due 2048 offered hereby (1)	—	544,290
Existing Senior Notes	987,756	987,756
EQM Term Loan Facility borrowings (2)(3)	—	—
$1 Billion Facility borrowings (2)	317,000	—
364-Day EQT Facility borrowings	—	—

Total debt	1,304,756	3,464,693

Equity (4):
Predecessor equity	1,422,245	—
Noncontrolling interest	175,215	—
Common units	2,198,127	5,013,647
General partner units (5)	5,289	5,289

Total equity	3,800,876	5,018,936

Total capitalization	$5,105,632	$8,483,629

(1)
The actual total net proceeds from the Notes offered hereby, after deducting the underwriting discount and our estimated offering expenses, is approximately $11 million lower than the total net proceeds included in the "Unaudited Pro Forma Condensed Combined Financial Statements" and the information set forth above due to immaterial differences in the pricing assumptions applied when preparing the "Unaudited Pro Forma Condensed Combined Financial Statements" as compared to the actual terms of this offering.

(2)
As of June 15, 2018, we had borrowed $1.825 billion under the EQM Term Loan Facility, $1.15 billion of which was used to fund the cash consideration for the Drop-Down Transactions, $513 million of which was used to repay borrowings under the $1 Billion Facility, including amounts borrowed to pay the $175 million to Gulfport in connection with the Gulfport Transaction, and the remainder was used for general partnership purposes.

(3)
The receipt of the cash proceeds from this offering will result in the termination of the remaining unused commitments under the EQM Term Loan Facility.

(4)
If the Proposed Merger is not consummated, the pro forma equity balances will be substantially the same as the historical equity balances.

(5)
Our general partner elected not to make an additional capital contribution upon the issuance of additional common units in connection with the Drop-Down Transactions to maintain its preexisting general partner interest and does not intend to make an additional capital contribution upon the issuance of additional common units in connection with the Proposed Merger.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

        The unaudited pro forma condensed combined financial statements (the pro forma financial statements) of EQM as of and for the three months ended March 31, 2018 and for the year ended December 31, 2017 are derived from the historical audited and unaudited financial statements of EQM as recast for the Drop-Down Transactions, the historical audited and unaudited financial statements of RMP and the historical audited financial statements of Rice WV, ROM and Strike Force Holdings (together, the Drop-Down Entities). EQT's interests in RMP and the Drop-Down Entities were acquired in a merger with Rice on November 13, 2017 (the Rice Merger).

        The pro forma financial statements have been prepared to reflect the effects of the Proposed Merger, the Drop-Down Transactions and the Gulfport Transaction on the financial statements of EQM.

        The unaudited pro forma statements of combined operations (the pro forma statements of operations) for the three months ended March 31, 2018 and for the year ended December 31, 2017, and the unaudited pro forma condensed combined balance sheet (the pro forma balance sheet) as of March 31, 2018, are based upon the historical consolidated financial statements of EQM and RMP and the historical combined financial statements of the Drop-Down Entities. The pro forma statements of operations have been prepared as if the Proposed Merger, the Drop-Down Transactions and the Gulfport Transaction occurred on January 1, 2017. The pro forma balance sheet has been prepared as if the Proposed Merger, the Drop-Down Transactions and the Gulfport Transaction occurred on March 31, 2018.

        The pro forma financial statements also reflect the expected financing of the Proposed Merger, the Drop-Down Transactions and the Gulfport Transaction including:

  •
  the issuance of 33,973,289 EQM common units, valued at $1,896.7 million based on the closing price as of May 31, 2018 of $55.83 per unit, to RMP's unitholders in connection with the Proposed Merger, which reflects the exchange ratio in the Merger Agreement of 0.3319 EQM common units for each RMP common unit;

  •
  EQM's entering into the Term Loan Agreement on April 25, 2018, which provides for the EQM Term Loan Facility;

  •
  the borrowing of $325.0 million under the EQM Term Loan Facility to complete the announced plan to repay amounts outstanding under the RMP Revolving Credit Facility at the time of the Proposed Merger;

  •
  the borrowing of $317.0 million under the EQM Term Loan Facility to repay amounts outstanding under the $1 Billion Facility as EQM completed this borrowing and repayment in May 2018 and thus this amount will be part of the refinancing of the EQM Term Loan Facility described in the last bullet of this section;

  •
  the borrowing of $1,150.0 million under the EQM Term Loan Facility to fund the cash consideration for the Drop-Down Transactions;

  •
  the issuance to EQT of 5,889,282 EQM common units, valued at approximately $330.5 million based on the closing price as of May 22, 2018 of $56.12 per unit, to fund the equity consideration for the Drop-Down Transactions;

  •
  the borrowing of $175.0 million under the EQM Term Loan Facility to fund the Gulfport Transaction; and

  •
  the planned issuance of $2.5 billion in the Notes to repay the foregoing amounts borrowed on the EQM Term Loan Facility and for general partnership purposes. The EQM Term Loan Facility is a 364-day facility and EQM will be required to refinance borrowings under this facility prior to its expiration. Proceeds from this debt offering will be used to repay the EQM Term Loan Facility in full, at which time the commitments under the EQM Term Loan Facility will terminate.

        The pro forma financial statements have been prepared based on the assumption that EQM will not be subject to U.S. federal and state income taxes as it will continue to be treated as a partnership for U.S. federal and state income tax purposes. The pro forma financial statements should be read in conjunction with the accompanying notes and with the underlying historical audited and unaudited financial statements and related notes.

        The adjustments to the historical audited and unaudited financial statements are based on currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of the events that are directly attributable to the transactions and, with respect to the pro forma statements of operations only, reflect those items expected to have a continuing impact on EQM.

        EQM, RMP and the Drop-Down Entities are controlled by EQT; therefore, the merger of RMP with a wholly owned subsidiary of EQM and the contribution of the Drop-Down Entities to EQM are transactions between entities under common control. As a result, the assets and liabilities of RMP and the Drop-Down Entities will be recorded by EQM at EQT's historical cost basis, which includes a step up in basis resulting from EQT's preliminary purchase price accounting for the Rice Merger. The pro forma balance sheet reflects this common control accounting as of March 31, 2018.

        As the Drop-Down Transactions were completed on May 22, 2018, EQM recast its historical financial statements to record the assets and liabilities of the Drop-Down Entities at EQT's basis as of November 13, 2017, the date that common control was established, and to reflect the operations of the Drop-Down Entities from that date. Assuming the Proposed Merger is completed, EQM will recast its historical financial statements to record the assets and liabilities of RMP at EQT's basis as of November 13, 2017, the date that common control was established, and to reflect the operations of RMP from that date. The period subsequent to November 13, 2017 is identified in the historical financial statements of RMP and the Drop-Down Entities as the successor period. The period prior to November 13, 2017 is identified in the historical financial statements of RMP and the Drop-Down Entities as the predecessor period. EQM has not presented any pro forma periods prior to January 1, 2017 as common control did not occur until November 13, 2017.

        The pro forma financial statements are not necessarily indicative of the results that actually would have occurred if the Proposed Merger, the Drop-Down Transactions and the Gulfport Transaction had occurred on the dates indicated or which will be obtained in the future.

        The pro forma financial statements should be read in conjunction with:

  •
  The accompanying notes to the pro forma financial statements;

  •
  The audited combined financial statements of EQM as of and for the year ended December 31, 2017 and the unaudited combined financial statements of EQM as of and for the three months ended March 31, 2018, both as recast for the Drop-Down

    Transactions, filed as Exhibits 99.4 and 99.5, respectively, in EQM's Current Report on Form 8-K filed with the SEC on June 12, 2018;

  •
  The audited consolidated financial statements of RMP contained in its Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 15, 2018;

  •
  The unaudited consolidated financial statements and accompanying notes of RMP contained in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as filed with the SEC on April 26, 2018; and

  •
  The audited combined financial statements of the Drop-Down Entities as of and for the year ended December 31, 2017 filed as Exhibit 99.2 in EQM's Current Report on Form 8-K filed with the SEC on May 22, 2018.

    EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

    UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

    MARCH 31, 2018

	Historical		Pro Forma Adjustments
							Combined
			Rice Midstream Partners LP Merger		Drop-Down Transactions and Gulfport Transaction
(in thousands)	EQT Midstream Partners, LP	Rice Midstream Partners LP		Notes		Notes	EQT Midstream Partners, LP Pro Forma
Assets
Current assets:
Cash and cash equivalents	$34,899	$46,518	$—		$(2,600)	(d)	$588,754
					2,476,937	(e)
					(1,967,000)	(f)
Accounts receivable, net	55,948	7,205	—		—		63,153
Accounts receivable—affiliate	100,154	76,542	—		—		176,696
Other current assets	17,325	2,208	—		2,600	(d)	19,533
					(2,600)	(h)

Total current assets	208,326	132,473	—		507,337		848,136
Property and equipment	4,202,406	1,461,405	—		—		5,663,811
Less: accumulated depreciation	(423,359)	(21,209)	—		—		(444,568)

Net property, plant and equipment	3,779,047	1,440,196	—		—		5,219,243
Investment in unconsolidated entity	546,428	—	—		—		546,428
Intangible assets, net	607,274	—	—		—		607,274
Goodwill	37,954	1,346,918	—		—		1,384,872
Other assets	135,537	6,123	—		—		141,660

Total assets	$5,314,566	$2,925,710	$—		$507,337		$8,747,613

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

MARCH 31, 2018

	Historical		Pro Forma Adjustments				Combined
(in thousands)	EQT Midstream Partners, LP	Rice Midstream Partners LP	Rice Midstream Partners LP Merger	Notes	Drop-Down Transactions and Gulfport Transaction	Notes	EQT Midstream Partners, LP Pro Forma
Liabilities and equity
Current liabilities:
Accounts payable	$71,967	$22,312	$—		$—		$94,279
Due to related party	23,769	18,743	—		—		42,512
Term loan facility	—	—	325,000	(a)	317,000	(a)	—
					1,150,000	(b)
					175,000	(c)
					(1,967,000)	(f)
Capital contribution payable to Mountain Valley Pipeline, LLC	65,786	—	—		—		65,786
Accrued interest	11,376	—	—		—		11,376
Accrued liabilities	15,156	4,530	—		—		19,686

Total current liabilities	188,054	45,585	325,000		(325,000)		233,639
Long-term liabilities:
Credit facility borrowings	317,000	325,000	(325,000)	(a)	(317,000)	(a)	—
Senior notes	987,756	—	—		2,476,937	(e)	3,464,693
Other long-term liabilities	20,880	9,465	—		—		30,345

Total liabilities	1,513,690	380,050	—		1,834,937		3,728,677
Equity:
Predecessor equity	1,422,245	—	—		(1,422,245)	(j)	—
Noncontrolling interest	175,215	—	—		(175,215)	(j)	—
Common	2,198,127	2,198,570	(2,198,570)	(j)	272,460	(j)	5,013,647
			2,545,660	(j)	(2,600)	(j)
General partner	5,289	347,090	(347,090)	(j)	—		5,289

Total equity	3,800,876	2,545,660	—		(1,327,600)		5,018,936

Total liabilities and equity	$5,314,566	$2,925,710	$—		$507,337		$8,747,613

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS

THREE MONTHS ENDED MARCH 31, 2018

	Historical		Pro Forma Adjustments				Combined
(in thousands)	EQT Midstream Partners, LP	Rice Midstream Partners LP	Rice Midstream Partners LP Merger	Notes	Drop-Down Transactions and Gulfport Transaction	Notes	EQT Midstream Partners, LP Pro Forma
Operating revenues	$286,562	$84,464	$—		$—		$371,026
Operating expenses:
Operation and maintenance	19,460	7,900	—		—		27,360
Selling, general and administrative	18,998	7,204	(476)	(k)	—		25,726
Depreciation and amortization	27,385	13,895	—		—		41,280
Amortization of intangible assets	10,386	—	—		—		10,386

Total operating expenses	76,229	28,999	(476)		—		104,752

Operating income	210,333	55,465	476		—		266,274
Equity income	8,811	—	—		—		8,811
Other income	898	6	—		—		904
Net interest expense	10,716	1,954	—		26,499	(g)	39,169

Net income (loss)	$209,326	$53,517	$476		$(26,499)		$236,820
Less: Net income attributable to noncontrolling interest	2,493	—	—		(2,493)	(i)	—

Net income attributable to EQT Midstream Partners, LP	$206,833	$53,517	$476		$(24,006)		$236,820
Less: General partner interest in net income—general partner units	3,117						2,804
Less: General partner interest in net income—incentive distribution rights	44,164						44,164

Limited partners' interest in net income	$159,552						$189,852

Net income per limited partner unit—basic	$1.98						$1.58
Net income per limited partner unit—diluted	$1.98						$1.58
Weighted average limited partner units outstanding—basic	80,607		33,973	(j)	5,889	(j)	120,469
Weighted average limited partner units outstanding—diluted	80,607		33,973	(j)	5,889	(j)	120,469

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT MIDSTREAM PARTNERS, LP AND SUBSIDIARIES

UNAUDITED PRO FORMA STATEMENT OF COMBINED OPERATIONS

YEAR ENDED DECEMBER 31, 2017

	Historical				Pro Forma Adjustments				Combined
		Successor	Predecessor	Predecessor
(in thousands)	EQT Midstream Partners, LP	Rice Midstream Partners LP for the period from November 13, 2017 to December 31, 2017	Rice Midstream Partners LP for the period from January 1, 2017 to November 12, 2017	Drop-Down Entities for the period from January 1, 2017 to November 12, 2017	Rice Midstream Partners LP Merger	Notes	Drop-Down Transactions and Gulfport Transaction	Notes	EQT Midstream Partners, LP Pro Forma
Operating revenues	$851,339	$44,219	$250,474	$118,672	$—		$—		$1,264,704
Operating expenses:
Operation and maintenance	77,649	7,182	33,768	4,077	—		—		122,676
Selling, general and administrative	73,709	3,612	22,252	21,022	529	(l)	313	(l)	121,437
Depreciation and amortization	99,681	7,480	26,420	6,174	21,818	(o)	7,988	(o)	169,561
Incentive unit expense	—	—	—	313	—		(313)	(l)	—
Acquisition costs	—	—	529	—	(529)	(l)	—		—
Amortization of intangible assets	5,540	—	1,413	—	(1,413)	(m)	36,007	(n)	41,547
Other expenses	—	—	2,614	—	—		—		2,614

Total operating expenses	256,579	18,274	86,996	31,586	20,405		43,995		457,835

Operating income (loss)	594,760	25,945	163,478	87,086	(20,405)		(43,995)		806,869
Other income	26,595	15	56	35	—		—		26,701
Net interest expense	36,129	826	7,053	4,647	—		116,847	(h)	169,144
							3,642	(l)
Amortization of deferred finance costs	—	—	3,642	—	—		(3,642)	(l)	—

Net income (loss)	$585,226	$25,134	$152,839	$82,474	$(20,405)		$(160,842)		$664,426
Less: Net income attributable to noncontrolling interest	734	—	—	7,410	—		(8,144)	(i)	—

Net income attributable to EQT Midstream Partners, LP	$584,492	$25,134	$152,839	$75,064	$(20,405)		$(152,698)		$664,426
Less: General partner interest in net income—general partner units	10,060								7,867
Less: General partner interest in net income—incentive distribution rights	143,531								143,531

Limited partners' interest in net income	$430,901								$513,028

Net income per limited partner unit—basic	$5.35								$4.26
Net income per limited partner unit—diluted	$5.35								$4.26
Weighted average limited partner units outstanding—basic	80,603				33,973	(j)	5,889	(j)	120,465
Weighted average limited partner units outstanding—diluted	80,603				33,973	(j)	5,889	(j)	120,465

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EQT MIDSTREAM PARTNERS, LP
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.    Basis of Presentation

        The pro forma financial statements are based upon the historical combined financial statements of EQM as recast for the Drop-Down Transactions, the historical consolidated financial statements of RMP and the historical combined financial statements of the Drop-Down Entities. The pro forma adjustments have been prepared as if the Proposed Merger, the Drop-Down Transactions, the Gulfport Transaction and related financing occurred on (i) January 1, 2017 in the case of the pro forma statements of operations and (ii) March 31, 2018 in the case of the pro forma balance sheet. These transactions are between entities under common control and are recorded at EQT's historical cost.

2.    Pro Forma Adjustments

        The adjustments are based on currently available information and certain estimates and assumptions. The actual effects of these transactions will differ from the pro forma adjustments. A general description of the adjustments is provided as follows:

  (a)
  The borrowing of $642.0 million under the EQM Term Loan Facility to complete the announced plan to repay the $325.0 million outstanding balance of RMP's Revolving Credit Facility and $317.0 million of outstanding borrowings on the $1 Billion Facility. EQM repaid the $1 Billion Facility with proceeds from the EQM Term Loan Facility in May 2018. As a result, this borrowing will be refinanced with long-term debt as described in (g).

  (b)
  The borrowing of $1,150.0 million under the EQM Term Loan Facility to finance the cash consideration for the Drop-Down Transactions.

  (c)
  The borrowing of $175.0 million under the EQM Term Loan Facility to finance the Gulfport Transaction.

  (d)
  The payment of $2.6 million of issuance costs for the establishment of the EQM Term Loan Facility.

  (e)
  A $2,476.9 million increase to long-term debt and cash for the planned issuance of the Notes, net of expected issuance costs of $23.1 million.

  (f)
  The payment of $1,967.0 million of borrowings under the EQM Term Loan Facility with proceeds received from the anticipated issuance of the Notes.

  (g)
  A $26.5 million increase in interest expense for the three months ended March 31, 2018 consisting of interest expense of $31.5 million on the anticipated issuance of $2.5 billion of the Notes at an assumed weighted average annual interest rate of 5.0427% based on indicative pricing from potential underwriters for the Notes and amortization of associated deferred financing costs on the Notes of $0.6 million, partially offset by the elimination of $5.6 million in historical interest expense associated with the $1 Billion Facility and the RMP Revolving Credit Facility. A one percent change in the assumed interest rate would change pro forma interest expense by approximately $6.3 million for the three months ended March 31, 2018.

  (h)
  A $116.8 million increase in interest expense for the year ended December 31, 2017 consisting of interest expense of $126.1 million on the anticipated issuance of $2.5 billion of the Notes at an assumed weighted average annual interest rate of

    5.0427% based on indicative pricing from potential underwriters for the Notes, amortization of associated deferred financing costs on the Notes of $2.4 million and $2.6 million for the write-off of issuance costs under the EQM Term Loan Facility as a result of its repayment, partially offset by the elimination of $14.3 million in historical interest expense associated with the $1 Billion Facility and the RMP Revolving Credit Facility. A one percent change in the assumed interest rate would change pro forma interest expense by approximately $25.0 million for the year ended December 31, 2017.

  (i)
  The elimination of net income attributable to noncontrolling interest as a result of the Gulfport Transaction.

  (j)
  The recognition of the following equity impacts (amounts in millions):

Notes	EQM Predecessor Equity	EQM Noncontrolling Interest	EQM Limited Partner	EQM General Partner	RMP Limited Partner	RMP General Partner
Book balance as of March 31, 2018	$1,422	$175	$2,198	$5	$2,199	$347
The Proposed Merger:
To recognize the exchange of EQM common units for RMP common units (1)			2,546		(2,199)	(347)
The Gulfport Transaction:
To eliminate noncontrolling interest (2)		(175)
The Drop-Down Transactions:
To recognize cash consideration transferred and issuance of common units to EQT in exchange for Drop-Down Entities (3)	(1,422)		272
To adjust retained earnings for the write-off of the EQM Term Loan Facility issuance costs			(2)	—

Pro forma equity balance as of March 31, 2018	$—	$—	$5,014	$5	$—	$—

    (1)
    Pursuant to the Proposed Merger Agreement, EQM will issue 0.3319 of an EQM common unit for each RMP common unit outstanding at the effective time of the Proposed Merger, which would result in the issuance of 33,973,289 EQM common units valued at approximately $1,896.7 million based on the closing price as of May 31, 2018 of $55.83 per unit. Under common control accounting, if the receiving entity issues equity interests in the exchange, the equity interests issued are recorded at an amount equal to the carrying amount of net assets transferred, even if the equity issued has a readily determinable fair value.

    (2)
    The acquisition of the Strike Force Midstream noncontrolling interest through the Gulfport Transaction results in adjustments for the elimination of the noncontrolling interest of $175.2 million. The $0.2 million difference between the consideration paid in the Gulfport Transaction and the value of the noncontrolling interest is reflected as an equity transaction because EQT and EQM, following the Drop-Down Transactions, hold the controlling financial interest in Strike Force Midstream.

    (3)
    Pursuant to the drop-down agreement, EQM received EQT's interests in the Drop-Down Entities in exchange for (i) 5,889,282 EQM common units and (ii) aggregate cash consideration of $1,150.0 million. The 5,889,282 EQM common units have a value of $330.5 million based on the closing price as of May 22, 2018 of $56.12 per unit. Under common control accounting, any difference between cash transferred and the net assets received at historical cost is recorded as an equity transaction. In addition, equity issued in a common control transaction is recorded at an amount equal to the carrying amount of the net assets transferred, even if the equity issued has a readily determinable fair value. As a result, the EQM common units issued in the Drop-Down Transactions are valued at the excess of the net assets received by EQM over the cash consideration.

  (k)
  The elimination of nonrecurring transaction expenses of $0.5 million incurred during the three months ended March 31, 2018 that are directly related to the Proposed Merger.

  (l)
  The following reclassifications were made to conform to EQM's presentation:

  (1)
  Reclassification on the December 31, 2017 pro forma statement of operations of $0.3 million of the Drop-Down Entities' incentive unit expense to selling, general and administrative expense.

  (2)
  Reclassification on the December 31, 2017 pro forma statement of operations of $0.5 million of RMP's acquisition expense to selling, general and administrative expense.

  (3)
  Reclassification on the December 31, 2017 pro forma statement of operations of $3.6 million of RMP's amortization of deferred finance costs to net interest expense.

  (m)
  The elimination of the RMP amortization of intangibles for the period prior to November 13, 2017 (the predecessor period).

  (n)
  The increase in amortization of the fair value of customer relationships, acquired as a result of the Rice Merger, to reflect a full year of expense for the year ended December 31, 2017, using a 15-year estimated life and straight line method of amortization.

  (o)
  The adjustment for the predecessor period depreciation and amortization expense related to the step up of property, plant and equipment to estimated fair value at the time of the Rice Merger. In addition, this adjustment includes a pro forma adjustment to depreciation and amortization to adjust the depreciation to EQM's policy to depreciate gathering pipelines over a 50-year useful life and to depreciate compression and measurement assets over a 25-year useful life.

3.    Pro Forma Net Income per Limited Partner Unit

        Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the net income and loss allocation provisions of the partnership agreement, to the common unitholders under the two-class method, after deducting the pre-acquisition income allocated to parent and the general partner's interest in the pro forma net income in addition to giving effect to incentive distributions allocable to the general partner, by the weighted average number of common units outstanding for the period, assuming the closing of the transactions described in Note 2 occurred on January 1, 2017. As a result of the pro forma adjustments described in Note 2, the adjusted general partner's interest is 1.2% for the three months ended March 31, 2018 and for the year ended December 31, 2017.

        Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common units. The pro forma net income per limited partner unit calculations include actual incentive distributions declared to the general partner in the amount of $44.2 million for the three months ended March 31, 2018 and $143.5 million for the year ended December 31, 2017. The impact of the pro forma issuance of 33,973,289 EQM common units for the Proposed Merger and 5,889,282 EQM common units for the Drop-Down Transactions would have increased the incentive distributions declared by $21.1 million for the three months ended March 31, 2018 and $68.6 million for the year ended December 31, 2017.

DESCRIPTION OF OTHER INDEBTEDNESS

$1 Billion Facility

        On July 31, 2017, we entered into a second amended and restated credit facility (the $1 Billion Facility) providing for revolving commitments in an aggregate principal amount of $1 billion. The $1 Billion Facility is scheduled to mature in July 2022 and is available to fund working capital requirements and capital expenditures, purchase assets, pay distributions and repurchase units and for general partnership purposes (including purchasing assets from EQT and its subsidiaries and other third parties). Subject to certain terms and conditions, the $1 Billion Facility has an accordion feature that allows us to increase the available borrowings under the facility by up to an additional $500 million. In addition, the $1 Billion Facility includes a sublimit of up to $100 million for same-day swing line advances and a sublimit of up to $150 million for letters of credit. Furthermore, we have the ability to request that one or more lenders make term loans to us under the $1 Billion Facility subject to the satisfaction of certain conditions, which term loans will be secured by cash and qualifying investment grade securities. Our obligations under the revolving portion of the $1 Billion Facility are unsecured.

        Our debt issuer credit ratings, as determined by Standard and Poor's Global Ratings, Moody's Investors Service and Fitch Ratings, Inc. on our non-credit-enhanced, senior unsecured long-term debt, determine the level of fees associated with the $1 Billion Facility in addition to the interest rate charged by the counterparties on any amounts borrowed against the lines of credit; the lower our debt credit rating, the higher the level of fees and interest rate.

        The $1 Billion Facility also contains various provisions that, if not complied with, could result in its termination, the acceleration of outstanding amounts or similar actions. The most significant covenants and events of default under the $1 Billion Facility relate to the maintenance of a consolidated leverage ratio (described below), limitations on transactions with affiliates, limitations on restricted payments, insolvency events, nonpayment of scheduled principal or interest payments, acceleration of and certain other defaults under other financial obligations and change of control provisions. Furthermore, we are required to maintain a consolidated leverage ratio of not more than 5.00 to 1.00 (or not more than 5.50 to 1.00 for certain measurement periods following the consummation of certain acquisitions).

        As of June 15, 2018, we had approximately $32 million outstanding under the $1 Billion Facility.

364-Day Revolving Loan Facility with EQT

        On October 26, 2016, we entered into a $500 million, 364-day, uncommitted revolving loan agreement with EQT (the 364-Day EQT Facility). The 364-Day EQT Facility will automatically renew for successive 364-day periods unless an event of default thereunder has occurred and is continuing or EQT delivers a non-renewal notice at least 60 days prior to the then current maturity date. Interest accrues on outstanding borrowings at an interest rate equal to the rate then applicable to similar loans (either Base Rate Loans or Eurodollar Loans) under the $1 Billion Facility, or a successor revolving credit facility, less the sum of (i) the then applicable commitment fee under the $1 Billion Facility and (ii) 10 basis points. We may terminate the 364-Day EQT Facility at any time by repaying in full the unpaid principal amount of all borrowings thereunder plus accrued principal thereon. The 364-Day EQT Facility is available for general partnership purposes and does not contain any covenants other than the obligation to pay accrued interest on all outstanding borrowings.

        As of June 15, 2018, we had no amounts outstanding under the 364-Day EQT Facility.

EQM Term Loan Facility

        On April 25, 2018, we entered into the Term Loan Agreement among us, Wells Fargo Bank, National Association, as the administrative agent, and the Term Loan Lenders and agents parties thereto, providing for a $2.5 billion 364-day unsecured multi-draw term loan facility. As of June 15, 2018, we had borrowed $1.825 billion under the EQM Term Loan Facility, $1.15 billion of which was used to fund the cash consideration for the Drop-Down Transactions, $513 million of which was used to repay borrowings under the $1 Billion Facility, including amounts borrowed to pay the $175 million to Gulfport in connection with the Gulfport Transaction, and the remainder was used for general partnership purposes. Additional borrowings under the EQM Term Loan Facility may be used for a variety of specified purposes, as well as general partnership purposes; however, unused commitments under the EQM Term Loan Facility will terminate upon the closing of this offering. The Term Loan Agreement also includes mandatory prepayment and commitment reduction requirements related to our receipt of net cash proceeds from certain debt transactions (including the net cash proceeds received in connection with the issuance of the Notes), equity issuances, asset sales and joint venture distributions.

        The Term Loan Agreement contains certain representations and warranties and various affirmative and negative covenants and events of default, including (i) a restriction on the ability of us or our subsidiaries to incur or permit liens on assets (subject to customary exceptions), (ii) the establishment of a maximum consolidated leverage ratio of not more than 5.00 to 1.00 (or not more than 5.50 to 1.00 for certain measurement periods following the consummation of certain acquisitions), (iii) a limitation on certain changes to our business, (iv) certain restrictions related to mergers or acquisitions, (v) a restriction on the ability of us or our subsidiaries on making dispositions of all or substantially all of the assets of us or our subsidiaries and (vi) a restriction on the ability of us or our subsidiaries to incur new debt, in each case subject to certain significant exceptions.

        As of June 15, 2018, we had borrowed approximately $1.825 billion under the EQM Term Loan Facility, of which $513 million was used to repay borrowings outstanding under the $1 Billion Facility. Unused commitments under the EQM Term Loan Facility will terminate upon the receipt of the cash proceeds from this offering.

        We intend to use a portion of the net proceeds from this offering to repay all outstanding borrowings under the EQM Term Loan Facility. For additional information, see "Use of Proceeds."

Senior Notes

4.00% Senior Notes due 2024

        In August 2014, we issued 4.00% Senior Notes due August 1, 2024 in the aggregate principal amount of $500 million (the 4.00% Senior Notes). Net proceeds from the 4.00% Senior Notes were used to repay the outstanding borrowings under our then existing revolving credit facility and for general partnership purposes. The indenture governing the 4.00% Senior Notes contains covenants that limit our ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of our assets. The 4.00% Senior Notes currently are not guaranteed by any of our subsidiaries.

4.125% Senior Notes due 2026

        In November 2016, we issued 4.125% Senior Notes due December 1, 2026 in the aggregate principal amount of $500 million (the 4.125% Senior Notes, together with the 4.00% Senior Notes, the Existing Notes). Net proceeds from the 4.125% Senior Notes were used to repay the outstanding borrowings under our then existing revolving credit facility and for general partnership purposes. The indenture governing the 4.125% Senior Notes contains covenants that limit our ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all of our assets. The 4.125% Senior Notes currently are not guaranteed by any of our subsidiaries.

 DESCRIPTION OF NOTES

        We will issue (i) the 2023 Notes under an indenture (the Base Indenture), dated as of August 1, 2014, among us, certain of our subsidiaries party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the trustee), as supplemented by a third supplemental indenture (together with the Base Indenture, the 2023 Notes Indenture) that we will enter into on the closing date with the trustee to establish the form and terms of the 2023 Notes, (ii) the 2028 Notes under the Base Indenture, as supplemented by a fourth supplemental indenture (together with the Base Indenture, the 2028 Notes Indenture) that we will enter into on the closing date with the trustee to establish the form and terms of the 2028 Notes, and (iii) the 2048 Notes under the Base Indenture, as supplemented by a fifth supplemental indenture (together with the Base Indenture, the 2048 Notes Indenture) that we will enter into on the closing date with the trustee to establish the form and terms of the 2048 Notes. The term "Indenture" in this description of notes refers to the 2023 Notes Indenture, the 2028 Notes Indenture or the 2048 Notes Indenture, or all of them, as the context may require. The term "Notes" in this description of notes refers to the 2023 Notes, the 2028 Notes or the 2048 Notes, or all of them, as the context may require. Each series of Notes will constitute a new series of debt securities under the applicable Indenture.

        As used in this description, the terms "Partnership," "we," "us" and "our" refer to EQT Midstream Partners, LP, as the issuer of the Notes, and not to any of its subsidiaries or affiliates. You can find definitions of the other capitalized terms that are used in this section of the prospectus supplement at the end of this section under "—Definitions." Also, unless the Notes are issued in certificated form as described below, the term "holders" means The Depository Trust Company or its nominee and not the persons who own beneficial interests in the Notes through participants in The Depository Trust Company. Please review the special considerations that apply to beneficial owners under "—Book-Entry Delivery and Settlement."

        The terms of each series of Notes include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended. We urge you to read the Indenture because it, and not this description, defines your rights as a holder of Notes. You may request copies of the Base Indenture and the supplemental indentures creating the Notes from us as set forth under "Where You Can Find More Information."

        This description is intended to be an overview of the material provisions of the Notes and supersedes in its entirety the description of the general terms and provisions of the debt securities set forth in the accompanying base prospectus under "Description of the Debt Securities" to the extent covered hereby. Since this description is only a summary, you should refer to the Indenture for a complete description of our obligations and your rights.

General Description of the Notes

        The Notes will be:

  •
  our senior unsecured indebtedness ranking equally in right of payment with all of our existing and future senior indebtedness;

  •
  senior in right of payment to any of our future subordinated indebtedness;

  •
  effectively junior to any of our secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

  •
  structurally subordinated to all existing and future obligations, including trade payables, of our subsidiaries, other than any subsidiaries that may guarantee the Notes in the future.

        At March 31, 2018, on a pro forma basis as described under "Capitalization," we would have had $3,465 million of total indebtedness outstanding consisting of $2,477 million outstanding under the Notes and $988 million outstanding under our Existing Notes. We would also have $1,000 million of available borrowing capacity under the $1 Billion Facility and $500 million of additional borrowing capacity on an uncommitted basis under our 364-Day EQT Facility (provided that if the Proposed Separation is consummated, such facility is expected to be terminated).

        The Indenture does not limit the amount of debt securities that may be issued under the Base Indenture and does not limit the amount of other unsecured indebtedness or securities that we may issue. We may issue additional debt securities under the Base Indenture from time to time in one or more series, each in an amount authorized prior to issuance. Other than the restrictions on liens and sale/leaseback transactions described below under "—Restrictive Covenants," the Indenture does not contain any covenants or other provisions designed to protect holders of the Notes in the event we participate in a highly leveraged transaction, upon a change of control, or upon consummation of the Proposed Separation. The Indenture also does not contain provisions that give holders the right to require us to repurchase or redeem their Notes upon consummation of the Proposed Separation or in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Principal, Maturity and Interest

        We will issue the 2023 Notes in an initial aggregate principal amount of $1,100,000,000. The 2023 Notes will mature on July 15, 2023. The 2023 Notes will bear interest at the annual rate of 4.750%. Interest on the 2023 Notes will accrue from June 25, 2018 and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2019. We will make each interest payment to the holders of record at the close of business on the December 31 and June 30 preceding such interest payment dates. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will issue the 2023 Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        We will issue the 2028 Notes in an initial aggregate principal amount of $850,000,000. The 2028 Notes will mature on July 15, 2028. The 2028 Notes will bear interest at the annual rate of 5.500%. Interest on the 2028 Notes will accrue from June 25, 2018 and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2019. We will make each interest payment to the holders of record at the close of business on the December 31 and June 30 preceding such interest payment dates. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will issue the 2028 Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        We will issue the 2048 Notes in an initial aggregate principal amount of $550,000,000. The 2048 Notes will mature on July 15, 2048. The 2048 Notes will bear interest at the annual rate of 6.500%. Interest on the 2048 Notes will accrue from June 25, 2018 and will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2019. We will make each interest payment to the holders of record at the close of business on the December 31 and June 30 preceding such interest payment dates. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will issue the 2048 Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances

        The 2023 Notes, the 2028 Notes and the 2048 Notes will be limited initially to $1,100,000,000 in aggregate principal amount, $850,000,000 in aggregate principal amount and $550,000,000 in aggregate principal amount, respectively. We may, however, "reopen" each series and issue an unlimited principal amount of additional Notes of such series in the future without the consent of the applicable holders. Such additional Notes will have the same interest rate, maturity and other terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue and the initial interest payment date), and will carry the same right to receive accrued and unpaid interest, as the Notes that were previously issued in such series, and such additional Notes will form a single series with such previously issued Notes for all purposes under the applicable Indenture.

Future Subsidiary Guarantees

        At the closing of this offering, the Notes will not be guaranteed by any of our subsidiaries. However, if at any time following the issuance of the Notes, any of our subsidiaries provides a guarantee under our Credit Facility, then we will cause such subsidiary to promptly execute and deliver to the trustee a supplemental indenture pursuant to which such subsidiary will guarantee our payment obligations with respect to the Notes on the terms provided for in the applicable Indenture.

        The guarantee will provide that upon a default in payment of principal or any premium or interest on a Note of any series, the holder of such Note may institute legal proceedings directly against any or all of the subsidiary guarantors to enforce the guarantee without first proceeding against us. The obligations of each subsidiary guarantor under its guarantee will be limited to the maximum amount that will not result in the obligations of the subsidiary guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the subsidiary guarantor; and

  •
  any collections from or payments made by or on behalf of any other subsidiary guarantors in respect of the obligations of the subsidiary guarantor under its guarantee.

        The guarantee of the Notes by a subsidiary guarantor may be released under certain circumstances. If no default has occurred and is continuing under the applicable Indenture, and to the extent not otherwise prohibited by such Indenture, a subsidiary guarantor will be unconditionally released and discharged from its guarantee:

  •
  in connection with any sale or other disposition of all or substantially all of the properties or assets of, or all of our direct or indirect limited partnership, limited liability company or other equity interests in, that subsidiary guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) our affiliate;

  •
  upon the merger of that subsidiary guarantor into us or any other subsidiary guarantor or the liquidation or dissolution of that subsidiary guarantor;

  •
  upon legal defeasance, covenant defeasance or satisfaction and discharge of the applicable Indenture with respect to the Notes; or

  •
  following delivery of a written notice by us to the trustee, upon the release of all guarantees by that subsidiary guarantor under the Credit Facility; provided that, if, at any time following any release of a subsidiary guarantor from its initial guarantee of the

    Notes as described in this bullet point, the subsidiary guarantor again provides a guarantee under the Credit Facility, then we will cause the subsidiary guarantor to again guarantee the Notes in accordance with the applicable Indenture.

        Each Indenture limits the ability of a subsidiary guarantor to consolidate with or merge with or into any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to another Person in one or more related transactions.

Optional Redemption

        We will have the right to redeem the Notes of any series, in whole or in part at any time before the applicable Par Call Date, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes of such series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes that would have been due if such Notes matured on the applicable Par Call Date (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points in the case of the 2023 Notes, the Treasury Rate plus 40 basis points in the case of the 2028 Notes, and the Treasury Rate plus 50 basis points in the case of the 2048 Notes, plus in each case accrued and unpaid interest, if any, on the principal amount being redeemed to such redemption date. On or after the applicable Par Call Date, we may redeem the Notes of any series, in whole or in part, at a price equal to 100% of the principal amount of such Notes to be redeemed plus accrued and unpaid interest on such Notes to be redeemed to the date of redemption.

        "Treasury Rate" means, with respect to any redemption date for any series of Notes, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date; provided, however, that if no maturity is within three months before or after the applicable Par Call Date, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

        The Treasury Rate will be calculated by the Quotation Agent on the third business day preceding the redemption date.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes of the applicable series, determined as if such Notes matured on the applicable Par Call Date (the Remaining Life), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Notes.

        "Comparable Treasury Price" means, with respect to any redemption date:

  •
  the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

  •
  if the Quotation Agent is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Quotation Agent.

        "Par Call Date" means (i) June 15, 2023 for the 2023 notes, (ii) April 15, 2028 for the 2028 notes and (iii) January 15, 2048 for the 2048 notes.

        "Quotation Agent" means a Reference Treasury Dealer selected by us.

        "Reference Treasury Dealer" means each of (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., and their respective successors, so long as it is a primary U.S. government securities dealer (a Primary Treasury Dealer), and (ii) a Primary Treasury Dealer selected by PNC Capital Markets LLC or its successor, provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the Notes of any series, an average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue for such Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

        Notice of any redemption will be given at least 15 days but not more than 60 days before the redemption date to each registered holder of Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes of the applicable series or portions of such Notes called for redemption. If fewer than all of the Notes of the applicable series are to be redeemed, the particular Notes or portions thereof to be redeemed will be selected, not more than 60 days prior to the redemption date, from the outstanding Notes of such series not previously called (a) if such Notes are held in global form, in accordance with the procedures of The Depository Trust Company (DTC) or (b) if such Notes are held in certificated form, either pro rata or otherwise in accordance with industry standards.

        Except as set forth above, the Notes of each series will not be redeemable by us prior to maturity. In addition, the Notes of each series will not be entitled to the benefit of any sinking fund or mandatory redemption provisions. Once notice of redemption is given in accordance with the Indenture, the Notes of the applicable series called for redemption will become, subject to any conditions precedent set forth in the notice of redemption, due and payable on the redemption date at the redemption price.

Restrictive Covenants

        We have agreed to two principal restrictions on our activities for the benefit of holders of the Notes of each series. The restrictive covenants summarized below will apply to each series of Notes (unless waived or amended) as long as the Notes of such series are outstanding. We have used in this summary description capitalized terms that we have defined below under "—Definitions."

        Limitation on Liens.    The Partnership has agreed that it will not, and will not permit any of its Principal Subsidiaries to, create, or permit to be created or to exist, any Lien upon any Principal Property of the Partnership or any of its Principal Subsidiaries, or upon any equity interests of any Principal Subsidiary, whether such Principal Property is, or equity interests are, owned on or acquired after the date of the applicable Indenture, to secure any Debt, unless the Notes of the applicable series then outstanding are equally and ratably secured by such Lien for so long as any such Debt is so secured, other than:

          (1)   purchase money mortgages, or other purchase money Liens of any kind upon property acquired by the Partnership or any Principal Subsidiary after the date of the

  Indenture, or Liens of any kind existing on any property or any equity interests at the time of the acquisition thereof (including Liens that exist on any property or any equity interests of a Person that is consolidated with or merged with or into the Partnership or any Principal Subsidiary or that transfers or leases all or substantially all of its properties or assets to the Partnership or any Principal Subsidiary), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property acquired after the date of the Indenture, so long as no such Lien shall extend to or cover any other property of the Partnership or such Principal Subsidiary;

          (2)   Liens upon any property of the Partnership or any Principal Subsidiary or any equity interests of any Principal Subsidiary existing as of the date of the initial issuance of the Notes or upon the property or any equity interests of any Person, which Liens existed at the time such Person became a Subsidiary of the Partnership;

          (3)   Liens for taxes or assessments or other governmental charges or levies relating to amounts that are not yet delinquent or are being contested in good faith;

          (4)   pledges or deposits to secure: (a) any other governmental charges or levies; (b) obligations under workers' compensation laws, unemployment insurance and other social security legislation; (c) performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Partnership or any Principal Subsidiary is a party; (d) public or statutory obligations of the Partnership or any Principal Subsidiary; and (e) surety, stay, appeal, indemnity, customs, performance or return-of-money bonds or pledges or deposits in lieu thereof;

          (5)   statutory or governmental Liens or Liens arising by operation of law, or builders', materialmen's, mechanics', carriers', warehousemen's, workers', repairmen's, operators', landlords' or other similar Liens, in the ordinary course of business;

          (6)   Liens created by or resulting from any litigation or proceeding that at the time is being contested in good faith by appropriate proceedings, including Liens relating to judgments thereunder as to which the Partnership or any Principal Subsidiary has not exhausted its appellate rights;

          (7)   Liens on deposits required by any Person with whom the Partnership or any Principal Subsidiary enters into forward contracts, futures contracts, Swap Contracts or other commodities contracts in the ordinary course of business and in accordance with established risk management policies;

          (8)   Liens in connection with leases (other than capital leases) made, or existing on property acquired, in the ordinary course of business; and Liens, if any, in connection with leases for the operation of pipelines, gathering systems, terminals, plants and facilities and the performance of related services;

          (9)   easements (including, without limitation, reciprocal easement agreements and utility agreements), zoning restrictions, rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions on the use of property or minor irregularities in title thereto, charges or encumbrances (whether or not recorded) affecting the use of real property and which are incidental to, and do not materially impair the use of such property in the operation of the business of the Partnership and its Subsidiaries, taken as a whole, or the value of such property for the purpose of such business;

          (10) Liens in favor of the United States of America, any State, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction,

  to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including, without limitation, Liens to secure Debt of the pollution control, industrial development or similar revenue bond type;

          (11) Liens of any kind upon any property acquired, constructed, developed or improved by the Partnership or any Principal Subsidiary (whether alone or in association with others) after the date of the Indenture that are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the Liens shall not apply to any property theretofore owned by the Partnership or any Principal Subsidiary other than theretofore unimproved real property;

          (12) Liens upon any additions, improvements, replacements, repairs, fixtures, appurtenances or component parts thereof attaching to or required to be attached to property or assets pursuant to the terms of any mortgage, pledge agreement, security agreement or other similar instrument, creating a Lien upon such property or assets permitted by clauses (1) through (11) above;

          (13) Liens in favor of the Partnership, one or more Principal Subsidiaries, one or more wholly-owned Subsidiaries of the Partnership or any of the foregoing in combination;

          (14) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any Lien, or of any agreement, referred to in the clauses above, or the replacement, extension or renewal of the Debt secured thereby (not exceeding the principal amount of Debt secured thereby, other than to provide for the payment of any underwriting or other fees related to any such replacement, extension or renewal, as well as any premiums owed on and accrued and unpaid interest payable in connection with any such replacement, extension or renewal); provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the Lien replaced, extended or renewed (plus improvements thereon or additions or accessions thereto);

          (15) Liens resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing any Debt of the Partnership or any Principal Subsidiary, or Liens on any amounts held by a trustee under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof; or

          (16) any Lien not excepted by the foregoing clauses; provided that immediately after the creation or assumption of such Lien the aggregate principal amount of Debt of the Partnership or any Principal Subsidiary secured by all Liens created or assumed under the provisions of this clause, together with all net sale proceeds from any Sale-Leaseback Transactions, subject to certain exceptions, shall not exceed an amount equal to 15% of the Consolidated Net Tangible Assets for the fiscal quarter that was most recently completed prior to the creation or assumption of such Lien.

        Notwithstanding the foregoing, for purposes of making the calculation set forth in clause (16) of the preceding paragraph, with respect to any such secured Debt of a non-wholly-owned Principal Subsidiary of the Partnership with no recourse to the Partnership or any wholly-owned Principal Subsidiary thereof, only that portion of the aggregate principal amount of such secured Debt reflecting the Partnership's pro rata ownership interest in such non-wholly-owned Principal Subsidiary shall be included in calculating compliance herewith.

        Limitation on Sale-Leaseback Transactions.    The Partnership has agreed that it will not, and will not permit any of its Principal Subsidiaries to, engage in a Sale-Leaseback Transaction, unless:

          (1)   the Sale-Leaseback Transaction occurs within one year from the date of acquisition of the relevant Principal Property or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later, and the Partnership has elected to designate, as a credit against (but not exceeding) the purchase price or cost of construction, development, repair or improvement of such Principal Property, an amount equal to all or a portion of the net sale proceeds from such Sale-Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (3) below);

          (2)   the Partnership or such Principal Subsidiary would be entitled to incur Debt secured by a Lien on the Principal Property subject to the Sale-Leaseback Transaction in a principal amount equal to or exceeding the net sale proceeds from such Sale-Leaseback Transaction without equally and ratably securing the Notes of the applicable series; or

          (3)   the Partnership or such Principal Subsidiary, within a 270-day period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the net sale proceeds from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption or retirement of any unsubordinated Debt of the Partnership or any of its Subsidiaries or (b) the investment in another Principal Property.

Consolidation, Merger and Sale of Assets

        Each Indenture generally permits a consolidation or merger involving the Partnership. Each Indenture also permits the Partnership to lease, assign, transfer or otherwise dispose of all or substantially all of its assets. The Partnership has agreed, however, that it will not consolidate with or merge into any entity (other than a subsidiary guarantor) or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets to any entity (other than a subsidiary guarantor) unless:

  •
  it is the continuing entity; or

  •
  if it is not the continuing entity, the resulting entity or transferee is organized under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the applicable Indenture and the due and punctual payments on the Notes of the applicable series; and

  •
  immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction.

        Upon any such consolidation, merger or asset sale, lease, assignment, transfer or other disposition involving the Partnership, the resulting entity or transferee will be substituted for the Partnership under the applicable Indenture and related Notes. In the case of an asset transfer or other disposition other than a lease, the Partnership will be released from the applicable Indenture.

Events of Default

        The following are events of default with respect to the Notes of each series:

  •
  default in the payment of interest on such Notes when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any such Notes when due, whether at its stated maturity, upon redemption or otherwise;

  •
  failure by us or any subsidiary guarantor to comply for 90 days with the other agreements with respect to such Notes contained in the applicable Indenture after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding Notes of such series and all other debt securities issued under the Base Indenture that are affected by that failure;

  •
  certain events of bankruptcy, insolvency or reorganization of us or any subsidiary guarantor that is one of our Significant Subsidiaries; and

  •
  if such Notes are guaranteed by a subsidiary guarantor that is one of our Significant Subsidiaries, (1) the guarantee of that subsidiary guarantor ceases to be in full force and effect, except as otherwise provided in the applicable Indenture; (2) the guarantee of that subsidiary guarantor is declared null and void in a judicial proceeding; or (3) that subsidiary guarantor denies or disaffirms its obligations under the applicable Indenture or its guarantee.

        A default under one series of debt securities issued under the Base Indenture will not necessarily be a default under another series, including any series of Notes. The trustee may withhold notice to the holders of the Notes of such series any default or event of default (except in any payment on such Notes) if the trustee considers it in the interest of the holders of such Notes to do so.

        If an event of default for the Notes of any series occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding Notes of such series (or, in some cases, 25% in principal amount of all debt securities issued under the Base Indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on the Notes and all other debt securities issued under the Base Indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding Notes of any series (or, in some cases, of all debt securities issued under the Base Indenture that are affected, voting as one class) may in some cases rescind an accelerated payment requirement.

        A holder of a Note of any series may pursue any remedy under the applicable Indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default for such Notes;

  •
  the holders of at least 25% in principal amount of the outstanding Notes of such series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee security or indemnity satisfactory to the trustee;

  •
  the trustee fails to act for a period of 60 days after receipt of the request and offer of security or indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of such Notes do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a Note of any series to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding Notes of any series (or of all debt securities issued under the Base Indenture that are affected, voting as one class) may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; and

  •
  exercising any trust or power conferred upon the trustee relating to or arising as a result of an event of default.

        We are required to file each year with the trustee a written statement as to our compliance with the covenants contained in the Indenture.

Modification and Waiver

        Each Indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the Base Indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each Note of any series, however, no modification may:

  •
  reduce the amount of such Notes whose holders must consent to an amendment, a supplement or a waiver;

  •
  reduce the rate of or change the time for payment of interest on such Note;

  •
  reduce the principal of such Note or change its stated maturity;

  •
  reduce any premium payable on the redemption of such Note or change the time at which such Note may be redeemed;

  •
  make payments on such Note payable in currency other than U.S. dollars;

  •
  impair the holder's right to institute suit for the enforcement of any payment on or with respect to such Note;

  •
  make any change in the percentage of principal amount of Notes of such series necessary to waive compliance with certain provisions of the applicable Indenture or to make any change in the provision related to modification; or

  •
  waive a continuing default or event of default regarding any payment on the Notes of such series.

        Each Indenture may be amended or supplemented or any provision of such Indenture may be waived without the consent of any holders of the Notes of the applicable series in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of the obligations of the Partnership or any subsidiary guarantor under such Indenture by a successor upon any merger, consolidation or asset transfer permitted under such Indenture;

  •
  to provide for uncertificated Notes of the applicable series in addition to or in place of certificated Notes of the applicable series;

  •
  to provide any security for, any guarantees of or any additional obligors on the Notes of the applicable series or any related guarantees;

  •
  to comply with any requirement to effect or maintain the qualification of such Indenture under the Trust Indenture Act of 1939;

  •
  to add covenants that would benefit the holders of the Notes of the applicable series or to surrender any rights we or any subsidiary guarantors have under such Indenture;

  •
  to add events of default with respect to the Notes of the applicable series; and

  •
  to make any change that does not adversely affect any outstanding Notes of the applicable series in any material respect.

        The holders of a majority in principal amount of the outstanding Notes of any series (or, in some cases, of all debt securities issued under the Base Indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any Note of any applicable series or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Reports

        For so long as we are subject to the requirements of Section 13 or 15(d) of the Exchange Act, we will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of such sections, then we will file with the trustee and the SEC, in accordance with rules and regulations prescribed by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. The availability of the foregoing information or reports on the SEC's website will be deemed to satisfy the foregoing delivery requirements.

Defeasance and Discharge

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our and any subsidiary guarantors' (as applicable) obligations under the Indenture. If we or a subsidiary guarantor deposits with the trustee any combination of cash or U.S. government securities sufficient to make payments on the Notes of any series on the dates those payments are due, then, at our option, either of the following will occur:

  •
  we and any subsidiary guarantors will be discharged from our and their obligations with respect to such Notes and any related guarantees (legal defeasance); or

  •
  we and any subsidiary guarantors will no longer have any obligation to comply with specified covenants with respect to such Notes (including those described under "—Restrictive Covenants," "—Consolidation, Merger and Sales of Assets" and "—Reports") and other specified covenants under the applicable Indenture, and the related events of default will no longer apply (covenant defeasance).

        If the Notes of any series are defeased, the Partnership will not have any obligations to the holders of the Notes under the applicable Indenture, except for obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the Notes of the applicable series and any subsidiary guarantors' guarantee thereof will also survive.

        Prior to any defeasance of the Notes of any series, we would be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the Notes of the applicable series to recognize income, gain or loss for U.S. federal income tax purposes and that such holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance (but not if we elect covenant defeasance), that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of Notes of the applicable series to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Notes and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Therefore, we do not expect to be able to obtain the opinion of counsel required in support of legal defeasance absent a change in law.

        Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such Notes, and depending on the exact circumstances of the covenant defeasance, we anticipate that we could obtain the required opinion of counsel.

        Satisfaction and Discharge.    In addition, each Indenture will cease to be of further effect with respect to the Notes of the applicable series, subject to certain exceptions, including those relating to registration of transfer or exchange of such Notes, compensation and indemnity of the trustee and repayment to us of excess money or government securities, when:

  •
  either

  •
  all outstanding Notes of the applicable series have been delivered to the trustee for cancellation; or

  •
  all outstanding Notes of the applicable series not delivered to the trustee for cancellation either:

  •
  have become due and payable,

  •
  will become due and payable at their stated maturity within one year, or

  •
  are to be called for redemption within one year;

    and in the case of the three bullet points above, we have deposited with the trustee any combination of cash or U.S. government securities in trust sufficient to pay the entire indebtedness on such Notes when due; and

  •
  we have paid all other sums payable by us with respect to the Notes of the applicable series.

No Personal Liability of General Partner

        The General Partner and its directors, officers, employees and members, in such capacity, will not be liable for the obligations of the Partnership or any subsidiary guarantor under each series Notes, the Indenture or any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Note of any series, each holder of that Note will have agreed to this provision and waived and released any such liability on the part of the General Partner and its directors, officers, employees and members. This waiver and release are part of the consideration for our issuance of each series of Notes. It is the view of the SEC that a waiver of liabilities under the federal securities laws is against public policy and unenforceable.

Governing Law

        New York law will govern the Indenture and each series of Notes.

Trustee

        The Bank of New York Mellon Trust Company, N.A. is the trustee under each Indenture. The trustee and its affiliates may perform certain commercial banking services for us from time to time for which they receive customary fees.

        The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Each Indenture contains limitations on the right of the trustee, if it or any of its affiliates is then a creditor of the Partnership or any subsidiary guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us and any subsidiary guarantor. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable Indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Exchange, Registration and Transfer

        Notes of any series will be exchangeable for other Notes of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable Indenture. Holders may present Notes of any series for registration of transfer at the office of the security registrar. The security registrar will effect the transfer or exchange if its requirements and the requirements of the applicable Indenture are met. There will be no service charge for any registration of transfer or exchange of the Notes of any series. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        The trustee will be appointed as security registrar for each series of Notes. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate an additional security registrar for any series of Notes. If we designate an additional security registrar, we may at any time rescind that designation or approve a change in the location through which that security registrar acts.

        In the case of any redemption, we will not be required to register the transfer or exchange of:

  •
  any Note during a period beginning 15 business days prior to the giving of the relevant notice of redemption and ending on the close of business on the day of transmission of such notice; or

  •
  any Note that has been called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Payment and Paying Agents

        Payments on the Notes of each series will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global Notes or by check mailed to the address of the person entitled to the payment as it appears in the security register.

        The trustee has been designated as the paying agent for payments on the Notes of each series in New York City. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on the Notes of any series is payable on a day that is not a business day, the payment will be made on the following business day and no interest will accrue as a result of such delay. For these purposes, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment on the Notes of the applicable series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the Notes of any series that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Other

        We will make all payments on the Notes of each series without withholding or deducting any taxes or other governmental charges imposed by a United States jurisdiction, unless we are required to do so by applicable law. A holder of the Notes of any series may, however, be subject to U.S. federal income taxes, and taxes may be withheld on certain payments on such Notes, as described under the caption "Material U.S. Federal Income Tax Considerations." If we are required to withhold taxes, we will not pay any additional, or gross up, amounts with respect to the withholding or deduction.

        We may at any time purchase Notes of any series on the open market or otherwise at any price. We will surrender all such Notes that we redeem or purchase to the trustee for cancellation. We may not reissue or resell any of these Notes.

        We, any subsidiary guarantor and the trustee may treat the Person in whose name the Notes of any series are registered as the owner of such Notes for the purpose of receiving payment and for all other purposes.

Book-Entry Delivery and Settlement

        Global Notes.    We will issue the Notes of each series in the form of one or more permanent global notes in fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

        DTC, Clearstream and Euroclear.    Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States of America), Clearstream Banking, société anonyme, Luxembourg (Clearstream), or Euroclear Bank SA/NV (the Euroclear Operator), as operator of the Euroclear System (in Europe) (Euroclear), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

        DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Exchange Act.

  •
  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC's participants deposit with DTC. DTC also facilitates the post-trade settlement among its participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between the accounts of its participants. This eliminates the need for physical movement of securities certificates.

  •
  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  •
  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

  •
  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

  •
  ownership of the Notes of each series will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the Notes of any series represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Notes of any series represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the Notes of such series represented by that global note for all purposes under the applicable Indenture and under such Notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have their Notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the applicable Indenture or under the Notes of the applicable series for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of Notes of the applicable series under the applicable Indenture or the global note.

        None of us, the underwriters nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes of any series by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to such Notes.

        Payments on the Notes of each series represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on such Notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

        Distributions on the Notes of each series held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the Terms and Conditions). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the Notes of each series held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

        Clearance and Settlement Procedures.    Initial settlement for the Notes of any series will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC's system in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the Notes in DTC's system, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.

        Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the Notes of any series received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of such Notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the Notes of any series among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

        We will issue definitive Notes of each series in certificated form to each person that DTC identifies as the beneficial owner of such Notes represented by the global notes upon surrender by DTC of the global notes if:

  •
  DTC notifies us that it is no longer willing or able to act as a depositary for the global notes, and we have not appointed a successor depositary within 90 days of that notice;

  •
  an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

  •
  we determine not to have such Notes represented by a global note.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related Notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Notes of any series to be issued.

Definitions

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of consolidated assets of the Partnership and its Subsidiaries after deducting therefrom (1) all current liabilities (excluding (a) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and (b) current maturities of long-term debt), and (2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of the Partnership and its Subsidiaries for the most recently completed fiscal quarter, prepared in accordance with U.S. generally accepted accounting principles.

        "Credit Facility" means the Second Amended and Restated Credit Agreement, dated as of July 31, 2017, by and among the Partnership, Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders named therein, as amended, restated, refinanced, replaced or refunded from time to time.

        "Debt" of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money and, without duplication, any guarantee by such Person of any such obligation of others.

        "General Partner" means EQT Midstream Services, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Partnership or as the business entity with the ultimate authority to manage the business and operations of the Partnership.

        "Lien" means, with respect to any asset, any mortgage, lien, security interest, pledge, charge or other encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

        "Principal Property" means, whether currently owned or leased or subsequently acquired, any pipeline, gathering system, terminal, storage facility, processing plant or other plant or facility located in the United States of America or any territory or political subdivision thereof owned or leased by the Partnership or any of its Subsidiaries and used in transporting, distributing, terminalling, gathering, treating, processing, marketing or storing natural gas, natural gas liquids or other hydrocarbons, except (1) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues) and (2) any such pipeline or other plant or facility that, in the good faith opinion of the Board of Directors of the General Partner as evidenced by resolutions of the Board of Directors of the General Partner, is not material in relation to the activities of the Partnership and its Subsidiaries, taken as a whole.

        "Principal Subsidiary" means any of the Partnership's Subsidiaries that owns or leases, directly or indirectly, a Principal Property.

        "Sale-Leaseback Transaction" means the sale or transfer by the Partnership or any Principal Subsidiary of any Principal Property to a Person (other than the Partnership or a Principal Subsidiary) and the taking back by the Partnership or any Principal Subsidiary, as the case may be, of a lease of such Principal Property.

        "Significant Subsidiary" means a Subsidiary of the Partnership that is a "significant subsidiary" of the Partnership as such term is defined in Rule 1-02(w) of Regulation S-X as in effect on the date of the Indenture.

        "Subsidiary" of any Person means (1) any corporation, association or other business entity of which more than 50% of the total voting power of equity interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, trustees or equivalent Persons thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or any combination thereof; or (2) in the case of a partnership, more than 50% of the partners' equity interests, considering all partners' equity interests as a single class, is at such time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or any combination thereof.

        "Swap Contract" means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, futures contracts traded on or subject to the rules of a designated contract market, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, any North American Energy Standard Board Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of the material U.S. federal income tax considerations that may be relevant to the purchase, ownership and disposition of the Notes. The discussion is based on the Internal Revenue Code of 1986, as amended (the Code), Treasury Regulations issued thereunder, and judicial decisions and administrative interpretations now in effect, all of which are subject to change, possibly on a retroactive basis, or are subject to different interpretations. There can be no assurance that the Internal Revenue Service (the IRS) will take a similar view of such consequences, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the purchase, ownership or disposition of the Notes. This discussion is limited to initial beneficial owners who purchase the Notes for cash at their issue price (the first price at which a substantial amount of the Notes is sold to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold the Notes as capital assets (generally property held for investment).

        In this discussion, we do not purport to address all tax considerations that may be important to a particular holder in light of the holder's special circumstances, or to certain categories of holders that may be subject to special rules, such as:

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  banks, insurance companies, or other financial institutions;

  •
  former citizens or long-term residents of the United States;

  •
  tax-exempt organizations;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  holders subject to the alternative minimum tax;

  •
  persons holding Notes as part of a straddle transaction, hedging transaction, conversion transaction or other "synthetic security" or integrated transaction;

  •
  persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  persons deemed to sell the Notes under constructive sale provisions of the Code; and

  •
  partnerships and other pass-through entities and holders of interests therein.

        In addition, the discussion does not consider the effect of U.S. federal estate tax laws or gift tax laws or of any applicable foreign, state, local or other tax laws or income tax treaties.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership and upon certain determinations made at the partner level. Partners in partnerships acquiring Notes should consult their tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of the Notes.

        PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSEQUENCES DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS OR INCOME TAX TREATIES.

Certain Additional Payments

        In certain circumstances (see "Description of Notes—Optional Redemption"), we may pay amounts in excess of the stated interest and principal on the Notes. We intend to take the position that the possibility that such additional amounts will be paid does not cause the Notes to be treated as contingent payment debt instruments. It is possible that the IRS might take a different position, in which case, the timing, character and amount of taxable income in respect of the Notes may be different from that described herein. The remainder of this discussion assumes that the Notes are not contingent payment debt instruments. Prospective investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes.

U.S. Federal Income Taxation of U.S. Holders

        As used herein, a "U.S. Holder" means a beneficial owner of a Note that is:

  •
  an individual who is a citizen or resident alien of the United States;

  •
  a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

  Interest on the Notes

        It is anticipated, and this discussion assumes, that the Notes will be issued at par or at a discount that is less than a statutorily defined "de minimis" amount of original issue discount (OID) and, thus, that the Notes will not be treated as issued with OID, for U.S. federal income tax purposes.

        Stated interest on a Note generally will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's regular method of accounting for U.S. federal income tax purposes.

  Disposition of Notes

        Upon the sale, exchange, retirement, redemption or other taxable disposition of a Note, a U.S. Holder will generally recognize capital gain or loss equal to the difference between proceeds received on the disposition (excluding any proceeds attributable to accrued but unpaid interest which is taxable as ordinary interest income to the extent not previously included in income) and such holder's adjusted tax basis in the Note. The amount realized by a U.S. Holder will include the amount of any cash and the fair market value of any other property received for the Note. A U.S. Holder's adjusted tax basis in a Note will generally equal the purchase price paid by such holder for the Note.

        In general, any gain or loss recognized on the sale, exchange, retirement, redemption or other taxable disposition of a Note by a U.S. Holder will be long-term capital gain or loss if, at the time of disposition, the U.S. Holder has held the Note for more than one year. The long-term capital gains of individuals, estates and trusts currently are subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

  Information Reporting and Backup Withholding

        Information reporting will generally apply to payments of interest on, and the proceeds of the sale, exchange, retirement, redemption or other disposition of, Notes held by a U.S. Holder, and backup withholding may apply unless the U.S. Holder provides the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules is allowable as a credit against the U.S. Holder's U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed the U.S. Holder's actual U.S. federal income tax liability and the U.S. Holder timely provides the required information or appropriate claim form to the IRS.

  Additional Tax on Net Investment Income

        An additional tax applies at a rate of 3.8% to certain "net investment income" of individuals, estates and trusts that have income above statutory threshold amounts. Among other items, "net investment income" would generally include gross income from interest and net gain from the sale, exchange, retirement, redemption or other taxable disposition of a Note, less certain deductions. Prospective investors should consult their own tax advisors with respect to the imposition of this additional tax.

U.S. Federal Income Taxation of Non-U.S. Holders

        As used herein, a "Non-U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

  Interest on the Notes

        Subject to the discussion of backup withholding and FATCA withholding below, the payment to a Non-U.S. Holder of interest on a Note generally will not be subject to U.S. federal income tax and will be exempt from U.S. federal withholding tax under the "portfolio interest" exemption provided that interest on the Note is not effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder and the Non-U.S. Holder:

  •
  does not actually or constructively own 10% or more of our capital or profits interests;

  •
  is not a controlled foreign corporation for U.S. federal income tax purposes that is actually or constructively related to us; and

  •
  is not a bank whose receipt of interest on the Note is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business.

        The portfolio interest exemption and several of the special rules for Non-U.S. Holders described below generally apply only if a Non-U.S. Holder appropriately certifies as to its foreign status. A Non-U.S. Holder can generally meet this certification requirement by providing a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), to the applicable withholding agent.

        If a Non-U.S. Holder holds a Note through a financial institution or other agent acting on its behalf, that Non-U.S. Holder may be required to provide appropriate certifications to the agent. That agent will then generally be required to provide appropriate certifications to the applicable withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.

        If a Non-U.S. Holder cannot satisfy the requirements described in the preceding paragraphs, payments of interest made to the Non-U.S. Holder will be subject to a 30% U.S. federal withholding tax, unless the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), claiming an exemption from or reduction of the rate of withholding under the benefit of an income tax treaty, or that the interest paid on the Note is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States and the Non-U.S. Holder satisfies the certification requirements described below. See "—Income or Gain Effectively Connected with a U.S. Trade or Business."

        The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

  Disposition of Notes

        Subject to the discussion of backup withholding and FATCA withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange, retirement, redemption or other disposition of a Note (although such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in "—Interest on the Notes") unless:

  •
  the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is also attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States); or

  •
  in the case of a Non-U.S. Holder who is a nonresident alien individual, such individual is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

        A Non-U.S. Holder whose gain is described in the first bullet point above generally will be subject to U.S. federal income tax in the manner described below under "—Income or Gain Effectively Connected with a U.S. Trade or Business." A Non-U.S. Holder described in the second bullet point above generally will be subject to a flat 30% rate (or lower applicable treaty rate) of U.S. federal income tax on the gain derived from the sale or other disposition, which may be offset by U.S. source capital losses.

  Income or Gain Effectively Connected with a U.S. Trade or Business

        If a Non-U.S. Holder of a Note is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, then the interest income or gain from the sale, redemption, exchange, retirement or other taxable disposition of the Note will generally be subject to U.S. federal income tax at regular graduated rates in the same manner as if that Non-U.S. Holder were a U.S. Holder, unless the Non-U.S. Holder can claim an exemption under the benefits of an income tax treaty. If a Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any "effectively connected" income or gain will generally be subject to U.S. federal income tax as described in the preceding sentence only if it is also attributable to a permanent establishment maintained by that Non-U.S. Holder in the United States. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. Effectively connected income and income that is attributable to a U.S. permanent establishment generally is not subject to withholding tax if the Non-U.S. Holder provides to the applicable withholding agent a properly completed and executed IRS Form W-8ECI (or IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), claiming exemption under an applicable income tax treaty), subject to the discussion under "—Information Reporting and Backup Withholding" and "—Additional Withholding Tax on Payments Made to Foreign Accounts" below.

  Information Reporting and Backup Withholding

        Payments to a Non-U.S. Holder of interest on a Note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to the Non-U.S. Holder. Copies of these information returns may also be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is established under the provisions of a specific treaty or agreement.

        United States backup withholding generally will not apply to payments of interest and principal on a Note to a Non-U.S. Holder if the statement described in "U.S. Federal Income Taxation of Non-U.S. Holders—Interest on the Notes" is duly provided by the holder or the holder otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the holder is a United States person.

        Payment of the proceeds of a sale of a Note (including a retirement or redemption of a note) effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless the Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status on a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that the holder is a Non-U.S. Holder and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the sale of a Note effected outside the United States by such a broker if the broker is:

  •
  a United States person;

  •
  a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States;

  •
  a controlled foreign corporation for U.S. federal income tax purposes; or

  •
  a foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

        Any amount withheld from payments to a Non-U.S. Holder under the backup withholding rules may be credited against such holder's U.S. federal income tax liability, if any, and any excess may be refundable if the proper information is timely provided to the IRS.

  Additional Withholding Tax on Payments Made to Foreign Accounts

        Under Sections 1471 through 1474 of the Code and administrative guidance issued thereunder (commonly referred to as FATCA), a 30% U.S. federal withholding tax is generally currently imposed on payments of interest on a Note, and will be imposed on the gross proceeds from the sale or other disposition of a Note occurring after December 31, 2018, in each case if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (1) in the case of a foreign financial institution, such institution undertakes certain diligence and reporting obligations, (2) in the case of a non-financial foreign entity, such entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

        THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS OR THE IMPACT OF RECENTLY ENACTED TAX LEGISLATION.

UNDERWRITING

        Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., and PNC Capital Markets LLC are acting as representatives of each of the underwriters named below. The Partnership and the underwriters for the offering named below have entered into an underwriting agreement with respect to the Notes. Subject to certain conditions, we have agreed to sell and each underwriter has severally agreed to purchase the principal amount of Notes indicated in the following table.

Underwriters	Principal Amount of 2023 Notes	Principal Amount of 2028 Notes	Principal Amount of 2048 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$154,000,000	$119,000,000	$77,000,000
Wells Fargo Securities, LLC	154,000,000	119,000,000	77,000,000
Deutsche Bank Securities Inc.	121,000,000	93,500,000	60,500,000
PNC Capital Markets LLC	121,000,000	93,500,000	60,500,000
Credit Suisse Securities (USA) LLC	66,000,000	51,000,000	33,000,000
J.P. Morgan Securities LLC	66,000,000	51,000,000	33,000,000
MUFG Securities Americas Inc.	66,000,000	51,000,000	33,000,000
RBC Capital Markets, LLC	66,000,000	51,000,000	33,000,000
Scotia Capital (USA) Inc.	66,000,000	51,000,000	33,000,000
TD Securities (USA) LLC	66,000,000	51,000,000	33,000,000
U.S. Bancorp Investments, Inc.	66,000,000	51,000,000	33,000,000
SMBC Nikko Securities America, Inc.	28,600,000	22,100,000	14,300,000
Citizens Capital Markets, Inc.	19,800,000	15,300,000	9,900,000
The Huntington Investment Company	19,800,000	15,300,000	9,900,000
CIBC World Markets Corp.	19,800,000	15,300,000	9,900,000

Total	$1,100,000,000	$850,000,000	$550,000,000

        The underwriters are committed to take and pay for all of the Notes being offered, if any are taken.

        Notes sold by the underwriters to the public will initially be offered at the initial prices to the public set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial price to the public of up to 0.35% of the principal amount of the 2023 Notes, up to 0.40% of the principal amount of the 2028 Notes, and up to 0.50% of the principal amount of the 2048 Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial price to the public of up to 0.25% of the principal amount of the 2023 Notes, up to 0.25% of the principal amount of the 2028 Notes, and up to 0.35% of the principal amount of the 2048 Notes. If all the Notes of any series are not sold at the initial price to the public, the underwriters may change the offering price and the other selling terms. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        The Notes are new issues of securities with no established trading market. The Partnership has been advised by the underwriters that certain of the underwriters intend to make a market in each series of the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of the Notes.

        In connection with the offering, the underwriters may purchase and sell Notes of any series in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater amount of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of any series of the Notes while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes of any series. As a result, the price of the Notes of any series may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We expect that delivery of the Notes will be made against payment therefor on or about June 25, 2018, which will be the third business day following the date of pricing of the Notes (such settlement being referred to as "T+3"). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date hereof will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes on the date hereof should consult their own advisors.

        The Partnership estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $5.5 million.

        The Partnership has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses.

        Affiliates of certain of the underwriters are lenders and/or agents under the EQM Term Loan Facility and/or the RMP Revolving Credit Facility. As described under "Use of Proceeds," we intend to use a portion of the net proceeds from this offering to repay borrowings outstanding under our EQM Term Loan Facility and/or the RMP Revolving Credit Facility, therefore, certain of the underwriters or their affiliates will receive a substantial portion of the net proceeds from this offering.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

  Hong Kong

        The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

  Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

  Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

  European Economic Area

        The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (EEA). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, MiFID II); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the Insurance Mediation Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the Prospectus Directive). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the PRIIPs Regulation) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

  United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the Order), (ii) who fall within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Order and/or (iii) who are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the sale of any notes may otherwise be lawfully communicated or caused to be communicated (all such persons described in (i) through (iii) together being referred to as relevant persons). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons. Recipients of this document are not permitted to transmit it to any other person, electronically or otherwise, in whole or in part or in any other form, format or manner whatsoever. The Notes are not being offered to the public in the United Kingdom.

LEGAL MATTERS

        The validity of the Notes will be passed upon for us by Baker Botts L.L.P., Austin, Texas. Certain legal matters in connection with the Notes offered hereby will be passed upon for the underwriters by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

EQM

        The combined financial statements of EQT Midstream Partners, LP and subsidiaries for the year ended December 31, 2017 appearing in EQT Midstream Partners, LP's Current Report (Form 8-K) filed with the Securities and Exchange Commission on June 12, 2018, and the effectiveness of EQT Midstream Partners, LP's internal control over financial reporting as of December 31, 2017 included in its Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

RMP

        The consolidated financial statements of Rice Midstream Partners LP for the year ended December 31, 2017 appearing in EQT Midstream Partners, LP's Current Report (Form 8-K) filed with the Securities and Exchange Commission on June 20, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. Our SEC filings are available on the SEC's website at http://www.sec.gov. We also make available free of charge on our website at www.eqtmidstreampartners.com all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until this offering is completed:

  •
  our annual report on Form 10-K for the year ended December 31, 2017;

  •
  our quarterly report on Form 10-Q for the quarter ended March 31, 2018, as amended; and

  •
  our current reports on Form 8-K filed on February 27, 2018, March 20, 2018, April 26, 2018, May 22, 2018, and June 12, 2018, and both current reports on Form 8-K filed on June 20, 2018 (in each case, to the extent filed and not furnished).

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in those documents), at no cost, by visiting our website at www.eqtmidstreampartners.com, or by writing or calling us at the following address:

EQT Midstream Partners, LP
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Attention: Corporate Secretary
Telephone: (412) 553-5700

PROSPECTUS

EQT Midstream Partners, LP
COMMON UNITS
DEBT SECURITIES

        The following securities may be offered under this prospectus:

  •
  Common units representing limited partner interests in EQT Midstream Partners, LP; and

  •
  Debt securities of EQT Midstream Partners, LP.

        This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. We will sell these securities through underwriters on a firm commitment basis. The names of any underwriters and the specific terms of a plan of distribution will be stated in the prospectus supplement.

        Our common units are traded on the New York Stock Exchange under the symbol "EQM."

        Investing in our securities involves risks. You should carefully consider the risk factors described under "Risk Factors" on page 3 of this prospectus before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2016

        You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the SEC) using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, any combination of securities described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.

        Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement also may add to, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading "Where You Can Find More Information."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein as described below in the section entitled "Where You Can Find More Information."

        Unless the context otherwise requires, all references in this prospectus to:

  •
  "we," "our," "us" or like terms refer to EQT Midstream Partners, LP in its individual capacity or to EQM Midstream Partners, LP and its subsidiaries collectively, as the context requires;

  •
  "common units" refer to units representing limited partner interests in us, and references to our "unitholders" refer to the persons holding such limited partner interests;

  •
  "our general partner" refers to EQT Midstream Services, LLC, a wholly owned subsidiary of EQT GP Holdings, LP (NYSE: EQGP), which we refer to herein as "EQGP"; and

  •
  "EQT" refers to EQT Corporation in its individual capacity or to EQT Corporation and its consolidated subsidiaries other than us, our general partner and our subsidiaries, as the context requires.

 EQT MIDSTREAM PARTNERS, LP

        EQT Midstream Partners, LP (NYSE: EQM) is a growth-oriented limited partnership formed by EQT Corporation (NYSE: EQT) to own, operate, acquire and develop midstream assets in the Appalachian Basin. We provide midstream services to EQT and multiple third parties across 22 counties in Pennsylvania and West Virginia through our two primary assets: the transmission and storage system, which serves as a header system transmission pipeline, and the gathering system, which delivers natural gas from wells and other receipt points to transmission pipelines. We provide substantially all of our natural gas transmission, storage and gathering services under contracts with long-term, firm reservation and/or usage fees. Our operations are primarily focused in southwestern Pennsylvania and northern West Virginia, a strategic location in the core of the natural gas shale plays known as the Marcellus and Utica Shales. This same region is also the core operating area of EQT, our largest customer.

        Our general partner, EQT Midstream Services, LLC, is a Delaware limited liability company and has ultimate responsibility for conducting our business and managing our operations.

        Our executive offices are located at 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, and our telephone number is (412) 553-5700.

        For more information as to our business, properties and financial condition, please refer to the documents cited in "Where You Can Find More Information."

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading "Where You Can Find More Information," as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

 FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement and the documents we incorporate by reference may contain forward-looking statements. Forward-looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecast future events. Statements that do not relate strictly to historical or current facts are forward-looking and usually identified by the use of words such as "anticipate," "estimate," "could," "would," "will," "may," "forecast," "approximate," "expect," "project," "intend," "plan," "believe" and other words of similar meaning in connection with any discussion of future operating or financial matters. The forward-looking statements included in this prospectus involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, you should not place undue reliance on forward-looking statements as a prediction of actual results. We have based these forward-looking statements on current expectations and assumptions about future events. While we consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and are beyond our control. The risks and uncertainties that may affect the operations, performance and results of our business and forward-looking statements include, but are not limited to, those set forth in the "Risk Factors" section of this prospectus and in the documents that we have incorporated by reference herein.

        Additionally, factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include:

  •
  changes in general economic conditions;

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  competitive conditions in our industry;

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  actions taken by third-party operators, processors, transporters and gatherers;

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  changes in expected production from EQT and third parties in our areas of operation;

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  changes in expected demand for natural gas storage, transmission and gathering services;

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  our ability to successfully implement our business plan;

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  our ability to complete organic growth projects on time and on budget;

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  our ability to complete acquisitions from EQT or from third parties;

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  the price and availability of debt and equity financing;

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  the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels;

  •
  competition from alternative energy sources;

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  energy efficiency and technology trends;

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  operating hazards and other risks incidental to transporting, storing and gathering natural gas;

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  natural disasters, weather-related delays, casualty losses and other matters beyond our control;

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  interest rates;

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  labor relations;

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  large customer defaults;

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  changes in tax status;

  •
  the effects of existing and future laws and governmental regulation;

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  the effects of future litigation; and

  •
  certain factors discussed elsewhere in this prospectus and the documents incorporated by reference herein.

        Any forward-looking statement speaks only as of the date on which such statement is made and we do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

        In reviewing any agreements incorporated by reference in or filed with the registration statement of which this prospectus forms a part, please remember that such agreements are included to provide information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties to such agreements should those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs of us or our affiliates as of the date they were made or at any other time.

 USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general partnership purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures or acquisitions.

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the ratios of earnings to fixed charges for us for each of the periods indicated. Our consolidated financial statements have been retrospectively recast for all periods presented to include the historical results of: (i) the Northern West Virginia Marcellus gathering system, which was acquired by us on March 17, 2015; (ii) the Jupiter gathering system, which was acquired by us on May 7, 2014; and (iii) Sunrise Pipeline, LLC, which merged into us on July 22, 2013, because these transactions were between entities under common control. The ratios in the table below were calculated based on this recast financial information.

	Fiscal Year Ended December 31,
						Three Months Ended March 31, 2016
	2011	2012	2013	2014	2015
Ratio of earnings to fixed charges	16.9x	30.5x	97.4x	9.9x	8.7x	11.5x

        Earnings included in the calculation of this ratio consist of (i) income before income taxes, minus (ii) equity income of unconsolidated entities, plus (iii) fixed charges and minus (iv) capitalized interest (including allowance for borrowed funds used during construction). Fixed charges included in the calculation of this ratio consist of (i) interest expense, plus (ii) capitalized interest (including allowance for borrowed funds used during construction) and plus (iii) the estimated interest portion of rental expense.

 DESCRIPTION OF THE DEBT SECURITIES

        We may issue senior debt securities, in one or more separate series of debt securities. We will issue senior debt securities under an indenture, dated as of August 1, 2014, among us, our former subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a supplemental indenture that we will enter into with the trustee to establish the form and terms of that series of senior debt securities. We refer to this indenture as the senior indenture. We may also issue subordinated debt securities under an indenture to be entered into between us and a trustee, as supplemented by a supplemental indenture that we will enter into with the trustee to establish the form and terms of that series of subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

        We have summarized material provisions of the indentures and the debt securities. This summary is not complete. We have filed the senior indenture and the form of subordinated indenture with the SEC as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you.

        Unless the context otherwise requires, references in this "Description of the Debt Securities" to "we," "us" and "our" mean EQT Midstream Partners, LP, and references in this prospectus to an "indenture" refer to the particular indenture under which we issue a series of debt securities.

Provisions Applicable to Each Indenture

        General.    Any series of debt securities will be our general obligations. The indentures do not limit the amount of debt securities that may be issued under any indenture and do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        No indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders the right to require us to repurchase their securities in the event of a decline in our credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

        Terms.    We will prepare a prospectus supplement and either a supplemental indenture, or authorizing resolutions of the board of directors of our general partner, accompanied by an officers' certificate, relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  whether the debt securities will be senior or subordinated debt securities;

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  the form and title of the debt securities of that series;

  •
  the total principal amount of the debt securities of that series;

  •
  whether the debt securities of that series will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

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  the date or dates on which the principal of and any premium on the debt securities of that series will be payable;

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  any interest rate which the debt securities of that series will bear, the date from which interest will accrue, interest payment dates and record dates for interest payments;

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  any right to extend or defer the interest payment periods and the duration of the extension;

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  whether and under what circumstances any additional amounts with respect to the debt securities of that series will be payable;

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  the place or places where payments on the debt securities of that series will be payable;

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  any provisions for the optional redemption or early repayment of that series of debt securities;

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  any provisions that would require the redemption, purchase or repayment of that series of debt securities;

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  the denominations in which that series of debt securities will be issued;

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  the portion of the principal amount of that series of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

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  any additional means of defeasance of that series of debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

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  any restrictions or other provisions relating to the transfer or exchange of that series of debt securities;

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  any terms for the conversion or exchange of that series of debt securities for our other securities or securities of any other entity;

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  any changes to the subordination provisions for the subordinated debt securities; and

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  any other terms of the debt securities of that series.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        Events of Default.    Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

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  failure to pay interest on or other charges relating to that series of debt securities when due that continues for 30 days;

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  default in the payment of principal or premium, if any, on any debt securities of that series when due, whether at its stated maturity, upon redemption, by declaration upon required repurchase or otherwise;

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  default in the deposit of any sinking fund payment with respect to any debt securities of that series when due that continues for 30 days;

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  failure by us to comply for 90 days with the other agreements contained in the indentures, any supplement to the indentures or any board resolution authorizing the issuance of that series after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  certain events of bankruptcy, insolvency or reorganization of us; and

  •
  any other event of default provided for in that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default (except in any payment on the debt securities) if the trustee considers it in the interest of the holders of the debt securities to do so.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement.

        A holder of a debt security of any series issued under each indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default for that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee;

  •
  the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; and

  •
  exercising any trust or power conferred upon the trustee relating to or arising as a result of an event of default.

        We are required to file each year with the trustee a written statement as to our compliance with the covenants contained in the applicable indenture.

        Modification and Waiver.    Each indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each debt security affected, however, no modification may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, a supplement or a waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of, any premium on or any sinking fund payment with respect to the debt security or change its stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security; or

  •
  waive a continuing default or event of default regarding any payment on the debt securities.

        Each indenture may be amended or supplemented or any provision of that indenture may be waived without the consent of any holders of debt securities issued under that indenture:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of our obligations under the indentures by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

  •
  to provide any security for, any guarantees of or any additional obligors on any series of debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indentures;

  •
  to add events of default with respect to any debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

  •
  to establish the form or terms of debt securities of any series as permitted under the indenture;

  •
  to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture, provided that such action shall not adversely affect the interest of the holders of such series of debt securities or any other series of debt securities in any material respect; and

  •
  to evidence and provide for the acceptance of the appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the indenture.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If any combination of funds or government securities are deposited with the trustee under an indenture sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due and payable, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service (the IRS) or a change in law to that effect.

        No Personal Liability of General Partner.    Unless otherwise stated in a prospectus supplement and supplemental indenture relating to a series of debt securities being offered, EQT Midstream Services, LLC, our general partner, and its directors, officers, employees and members, in such capacity, will not be liable for our obligations under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a debt security, each holder of that debt security will have agreed to this provision and waived and released any such liability on the part of EQT Midstream Services, LLC and its directors, officers, employees and members. This waiver and release are part of the consideration for our issuance of the debt securities. It is the view of the SEC that a waiver of liabilities under the federal securities laws is against public policy and unenforceable.

        Governing Law.    New York law will govern the indentures and the debt securities.

        Trustee.    We may appoint a separate trustee for any series of debt securities. We use the term "trustee" to refer to the trustee appointed with respect to any such series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business, and the trustee may own debt securities.

        Form, Exchange, Registration and Transfer.    The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

        The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption, we will not be required to register the transfer or exchange of:

  •
  any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of such notice; or

  •
  any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

        Payment and Paying Agents.    Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

        Book-Entry Debt Securities.    The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Provisions Applicable Solely to the Subordinated Indenture

        Debt securities of a series may be subordinated to our "Senior Indebtedness," which is defined generally to include any obligation created or assumed by us for the repayment of borrowed money and any purchase money obligation created or assumed by us, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities, or to other obligations which are pari passu with or subordinated to the debt securities. Subordinated debt securities will be subordinated in right of payment, to the extent and in the manner set forth in the subordinated indenture and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as "Senior Indebtedness" with respect to the series.

        The holders of our Senior Indebtedness will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium or interest with respect to the subordinated debt securities upon any payment or distribution of our assets to creditors:

  •
  upon a liquidation or dissolution of us; or

  •
  in a bankruptcy, receivership or similar proceeding relating to us.

        Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive units representing limited partner interests and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

        If we do not pay any principal, premium or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

  •
  make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

  •
  make any deposit for the purpose of defeasance of the subordinated debt securities; or

  •
  repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless, in any case:

  •
  the default has been cured or waived and any declaration of acceleration has been rescinded;

  •
  the Senior Indebtedness has been paid in full in cash; or

  •
  we and the trustee receive written notice approving the payment from the representatives of each issue of "Designated Senior Indebtedness."

Generally, "Designated Senior Indebtedness" will include:

  •
  any specified issue of Senior Indebtedness of at least $100.0 million; and

  •
  any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

        During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the "Payment Blockage Period." A Payment Blockage Period will commence on the receipt by the trustee and us of written notice of the default, called a "Blockage Notice," from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

        The Payment Blockage Period may be terminated before its expiration:

  •
  by written notice from the person or persons who gave the Blockage Notice;

  •
  by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

  •
  if the default giving rise to the Payment Blockage Period is no longer continuing.

        Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

        Generally, not more than one Blockage Notice may be given in any period of 365 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 365 consecutive days.

        After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

        As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

DESCRIPTION OF THE COMMON UNITS

        The common units represent limited partner interests in us that entitle the holders to participate in our cash distributions and to exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read "Description of Our Partnership Agreement." For a description of the relative rights and preferences of holders of common units in and to partnership distributions, see "Cash Distribution Policy" in this prospectus. For a general discussion of the expected federal income tax consequences of owning and disposing of common units, see "Material Income Tax Considerations." References in this "Description of the Common Units" to "we," "us" and "our" mean EQT Midstream Partners, LP.

        Our outstanding common units are traded on the New York Stock Exchange under the symbol "EQM."

Transfer Agent and Registrar

  Duties

        American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for our common units. We will pay all fees charged by the transfer agent for transfers of common units except the following that must be paid by unitholders:

  •
  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

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  special charges for services requested by a common unitholder; and

  •
  other similar fees or charges.

        There will be no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

  Resignation or Removal

        The transfer agent may resign by notice to us or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer or admission is reflected in our register and such limited partner becomes the record holder of the common units so transferred. Each transferee, whether or not such transferee executes our partnership agreement:

  •
  will become bound and will be deemed to have agreed to be bound by the terms and conditions of our partnership agreement;

  •
  represents that the transferee has the capacity, power and authority to enter into our partnership agreement; and

  •
  makes the consents, acknowledgements and waivers contained in our partnership agreement.

        We are entitled to treat the nominee holder of a common unit as the absolute owner in the event such nominee is the record holder of such common unit. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. Until a common unit has been transferred on our register, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

 DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement. Our partnership agreement and the amendments thereto are included as exhibits to the registration statement of which this prospectus constitutes a part. We summarize certain other provisions of the partnership agreement elsewhere in this prospectus, including in "Description of the Common Units," "Cash Distribution Policy" and "Material Income Tax Considerations."

Organization and Duration

        Our partnership was organized in January 2012 and will have a perpetual existence unless terminated pursuant to the terms of our partnership agreement.

Purpose

        Our purpose under the partnership agreement is limited to any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided that our general partner shall not cause us to engage, directly or indirectly, in any business activity that our general partner determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of transporting, storing and gathering natural gas, our general partner has no current plans to do so and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Capital Contributions

        Our unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

        For a discussion of our general partner's right to contribute capital to maintain its general partner interest in us if we issue additional units, please read "—Issuance of Additional Securities."

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act, as amended (the Delaware Act), and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner;

  •
  to approve some amendments to our partnership agreement; or

  •
  to take other action under our partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as the general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither the partnership agreement nor the Delaware Act specifically provides for legal recourse against the general partner if a limited partner were to lose limited liability through any fault of the general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their limited partner interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the limited partnership only to the extent that the fair value of that property exceeds that liability. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the non-recourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except that such person is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

        Our subsidiaries conduct business in several states, and we may have subsidiaries that conduct business in other states in the future. Maintenance of our limited liability as a limited partner of our operating subsidiaries may require compliance with legal requirements in the jurisdictions in which our operating subsidiaries conduct business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of limited partners or members for the obligations of a limited partnership or limited liability company have not been clearly established in many jurisdictions. If, by virtue of our limited partner interest in our operating subsidiaries or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Voting Rights

        The following is a summary of the unitholder vote required for the matters specified below. Our general partner units are not deemed to be outstanding units for purposes of voting rights, and such units represent a non-voting general partner interest in us. Matters requiring the approval of a "unit majority" require the approval of a majority of our outstanding common units. The holders of a majority of our outstanding units, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        In voting their common units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in the best interests of us or our limited partners, other than the implied contractual covenant of good faith and fair dealing.

Issuance of additional units	No unitholder approval right.
Amendment of our partnership agreement

Certain amendments may be made by our general partner without the approval of our unitholders. Other amendments generally require the approval of a unit majority. Please read "—Amendment of the Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read "—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets."
Dissolution of our partnership	Unit majority. Please read "—Dissolution."
Continuation of our business upon dissolution	Unit majority. Please read "—Dissolution."
Withdrawal of our general partner

Under most circumstances, the approval of unitholders holding at least a majority of our outstanding common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to June 30, 2022 in a manner that would cause a dissolution of our partnership. Please read "—Withdrawal or Removal of the General Partner."

Removal of our general partner	Not less than 66 2/3% of our outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read "—Withdrawal or Removal of the General Partner."
Transfer of the general partner interest

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. The approval of a majority of our outstanding common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to June 30, 2022. Please read "—Transfer of General Partner Interest."

Transfer of incentive distribution rights

Our general partner may transfer any or all of the incentive distribution rights without a vote of our unitholders to an affiliate or another person. Please read "—Transfer of Incentive Distribution Rights."

Reset of incentive distribution levels	No unitholder approval right.
Transfer of ownership interests in our general partner	No unitholder approval right. Please read "—Transfer of Ownership Interests in the General Partner."

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities for the consideration and on the terms and conditions determined by our general partner without the approval of our unitholders.

        It is possible that we will fund acquisitions through the issuance of additional units or other equity securities. Holders of any additional units we issue will be entitled to share equally with the then-existing holders of units in our distributions of available cash. In addition, the issuance of additional limited partner interests may dilute the value of the interests of the then-existing holders of units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity interests, which may effectively rank senior to the common units.

        Upon issuance of additional limited partner interests (other than the issuance of common units in connection with a reset of the incentive distribution target levels or the issuance of common units upon conversion of outstanding partnership interests), our general partner will be entitled, but not required, to elect to maintain its general partner interest in us immediately prior to such issuance, which election will be immediately effective. In the event of such an election, our general partner will be required, upon our demand, but in any case no later than the record date for the distribution of available cash with respect to the quarter in which such election is made, to contribute a proportionate amount of capital to us to the extent necessary to maintain its general partner interest in us immediately prior to such issuance. Our general partner's interest in us will be reduced if we issue additional units in the future and our general partner does not elect to maintain its then general partner interest in us. Moreover, our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue those interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the percentage interest of our general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance. The other holders of our common units will not have preemptive rights to acquire additional common units or other partnership interests.

Amendment of the Partnership Agreement

  General

        Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interests of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

  Prohibited Amendments

        No amendment may be made that would:

  •
  enlarge the obligations of any limited partner without its consent, unless such is deemed to have occurred as a result of an amendment approved by at least a majority of the type or class of limited partner interests so affected; or

  •
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without its consent, which consent may be given or withheld at its option.

        The provisions of our partnership agreement preventing the amendments having the effects described in either of the clauses above can be amended upon the approval of the holders of at least 90% of our outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

  No Unitholder Approval

        Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

  •
  a change in our name, the location of our principal office, our registered agent or our registered office;

  •
  the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

  •
  a change that our general partner determines to be necessary or appropriate to qualify or continue to qualify us as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

  •
  any amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from, in any manner, being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

  •
  any amendment that our general partner determines to be necessary or appropriate for the authorization or issuance of additional partnership interests;

  •
  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

  •
  any amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

  •
  any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership or other entity, in connection with our conduct of activities permitted by our partnership agreement;

  •
  a change in our fiscal year or taxable year and any other changes that our general partner determines to be necessary or appropriate as a result of such change;

  •
  conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

  •
  any other amendments substantially similar to any of the matters described in the clauses above.

        In addition, our general partner may make any amendment to our partnership agreement without the approval of any limited partner if our general partner determines that the amendment:

  •
  does not adversely affect in any material respect the limited partners considered as a whole or any particular class of partnership interests as compared to other classes of partnership interests;

  •
  is necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  is necessary or appropriate to facilitate the trading of common units or to comply with any rule, regulation, guideline or requirement of any securities exchange on which our common units are or will be listed or admitted to trading;

  •
  is necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

  •
  is required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or is otherwise contemplated by our partnership agreement.

  Opinion of Counsel and Unitholder Approval

        For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel to the effect that an amendment will not affect the limited liability of any limited partner under Delaware law. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of our outstanding units voting as a single class unless we first obtain such an opinion.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of partnership interests in relation to other classes of partnership interests will require the approval of at least a majority of the type or class of partnership interests so affected. Any amendment that would reduce the percentage of units required to take any action, other than to remove our general partner or call a meeting of unitholders, must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be reduced. Any amendment that would increase the percentage of units required to remove our general partner must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than 90% of our outstanding units. Any amendment that would increase the percentage of units required to call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute at least a majority of our outstanding units.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

        A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in the best interest of us or the limited partners, other than the implied contractual covenant of good faith and fair dealing.

        In addition, our partnership agreement generally prohibits our general partner without the prior approval of the holders of a unit majority, from causing us to, among other things, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell any or all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger with another limited liability entity without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in an amendment to the partnership agreement requiring unitholder approval, each of our units will be an identical unit of our partnership following the transaction, and the partnership interests to be issued by us in such merger do not exceed 20% of our outstanding partnership interests immediately prior to the transaction.

        If the conditions specified in the partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity if the sole purpose of that conversion, merger or conveyance is to effect a change in our legal form into another limited liability entity, our general partner has received an opinion of counsel regarding limited liability and tax matters, and the general partner determines that the governing instruments of the new entity provide the limited partners and the general partner with the same rights and obligations as contained in the partnership agreement. The unitholders are not entitled to dissenters' rights of appraisal under the partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets or any other similar transaction or event.

Dissolution

        We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

  •
  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

  •
  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

  •
  the entry of a decree of judicial dissolution of our partnership; or

  •
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner, other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal followed by approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability of any limited partner; and

  •
  neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will act with all of the powers of our general partner that are necessary or appropriate to liquidate our assets and apply the proceeds of the liquidation as described in "Cash Distribution Policy—Distributions of Cash Upon Liquidation." The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of the General Partner

        Except as described below, our general partner has agreed not to withdraw voluntarily as our general partner prior to June 30, 2022 without obtaining the approval of the holders of at least a majority of our outstanding common units, excluding common units held by our general partner and its affiliates, and furnishing an opinion of counsel regarding limited liability and tax matters. On or after June 30, 2022, our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. Notwithstanding the information above, our general partner may withdraw without unitholder approval upon 90 days' notice to the limited partners if at least 50% of the outstanding units are held or controlled by one person and its affiliates other than the general partner and its affiliates. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of our unitholders. Please read "—Transfer of General Partner Interest" and "—Transfer of Incentive Distribution Rights."

        Upon voluntary withdrawal of our general partner by giving written notice to the other partners, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree to continue our business by appointing a successor general partner. Please read "—Dissolution."

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of our outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of our outstanding common units. The ownership of more than 33 1/3% of our outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner's removal. As of the date of this prospectus, EQGP owned an approximate 26.6% limited partner interest in us.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal, our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests as of the effective date of its removal.

        In the event of removal of a general partner under circumstances where cause exists or withdrawal of a general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where a general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner will become a limited partner and its general partner interest and its incentive distribution rights will automatically convert into common units pursuant to a valuation of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

        Except for the transfer by our general partner of all, but not less than all, of its general partner interest to:

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  an affiliate of our general partner (other than an individual); or

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  another entity as part of the merger or consolidation of our general partner with or into such entity or the transfer by our general partner of all or substantially all of its assets to such entity;

our general partner may not transfer all or any of its general partner interest to another person prior to June 30, 2022 without the approval of the holders of at least a majority of our outstanding common units, excluding common units held by our general partner and its affiliates. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement, and furnish an opinion of counsel regarding limited liability and tax matters.

        On or after June 30, 2022, our general partner and its affiliates may at any time transfer all or any of its general partner interest to one or more persons, without unitholder approval.

Transfer of Ownership Interests in the General Partner

        At any time, EQT and its affiliates may sell or transfer all or part of their membership interest in our general partner, or their membership interest in EQGP, as the sole member of our general partner, to an affiliate or third party without the approval of our unitholders.

Transfer of Incentive Distribution Rights

        At any time, our general partner may sell or transfer its incentive distribution rights to an affiliate or third party without the approval of our unitholders.

Change of Management Provisions

        Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change our management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of our units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group who are notified by our general partner that they will not lose their voting rights or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and units held by our general partner and its affiliates are not voted in favor of that removal, our general partner will have the right to convert its general partner units and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of those interests as of the effective date of its removal.

Limited Call Right

        If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the limited partner interests of such class held by unaffiliated persons as of a record date to be selected by our general partner, on at least 10 but not more than 60 days' notice. The purchase price in the event of this purchase is the greater of:

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  the highest cash price paid by either of our general partner or any of its affiliates for any limited partner interests of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those limited partner interests; and

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  the current market price calculated in accordance with our partnership agreement as of the date three business days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding limited partner interests, a holder of limited partner interests may have his limited partner interests purchased at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read "Material Income Tax Considerations—Disposition of Common Units."

Redemption of Ineligible Holders

        In order to avoid any material adverse effect on the maximum applicable rates that can be charged to customers by our subsidiaries on assets that are subject to rate regulation by the Federal Energy Regulatory Commission (FERC) or an analogous regulatory body, our general partner, acting on our behalf, may at any time require any or all unitholders to certify that such unitholder or its respective transferee is an entity:

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  whose, or whose owners', U.S. federal income tax status (or lack of proof of U.S. federal income tax status) does not have or is not reasonably likely to have, as determined by our general partner, a material adverse effect on the rates that can be charged to customers with respect to assets that are subject to regulation by the FERC; or

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  as to whom our general partner cannot make the determination above, if our general partner determines that it is in our best interest to permit such individual or entity to own interests in us.

        Furthermore, in order to avoid a substantial risk of cancellation or forfeiture of any property in which we have an interest as the result of any federal, state or local law or regulation concerning the nationality, citizenship or other related status of any unitholder, our general partner may at any time request unitholders to certify as to, or provide other information with respect to, their nationality, citizenship or other related status.

        The certifications as to taxpayer status and nationality, citizenship or other related status can be changed in any manner our general partner determines is necessary or appropriate to implement its original purpose.

        If a unitholder fails to furnish the certification or other requested information within 30 days or if our general partner determines, with the advice of counsel, upon review of such certification or other information that a unitholder does not meet the status set forth in the certification, we will have the right to redeem all of the units held by such unitholder at the market price as of the date three days before the date the notice of redemption is mailed.

        The purchase price will be paid in cash or by delivery of a promissory note, as determined by our general partner. Any such promissory note will bear interest at the rate of 5.0% annually and be payable in three equal annual installments of principal and accrued interest, commencing one year after the redemption date. Further, the units will not be entitled to any allocations of income or loss, distributions or voting rights while held by such unitholder.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

        Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by our general partner, without a meeting if consents in writing describing the action so taken are signed by holders of the number of units that would be necessary to authorize or take that action at a meeting where all limited partners were present and voted. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called represented in person or by proxy will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities." However, if at any time any person or group, other than our general partner and its affiliates, a direct transferee of our general partner and its affiliates, a transferee of such direct transferee who is notified by our general partner that it will not lose its voting rights or any person or group with the prior approval of the board of directors of our general partner, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner

        By transfer of common units in accordance with our partnership agreement, each transferee of common units shall be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our register. Except as described under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

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  our general partner;

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  any departing general partner;

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  any person who is or was an affiliate of our general partner or any departing general partner;

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  any person who is or was a director, officer, managing member, manager, general partner, fiduciary or trustee of our subsidiaries, us or any entity set forth in the preceding three bullet points;

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  any person who is or was serving as director, officer, managing member, manager, general partner, fiduciary or trustee of another person owing a fiduciary duty to us or any of our subsidiaries at the request of our general partner or any departing general partner or any of their affiliates; and

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  any other person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. Our general partner has purchased insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against such liabilities under our partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books will be maintained for financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

        We will mail or make available to record holders of common units, within 105 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we will also mail or make available summary financial information within 50 days after the close of each quarter.

        We will furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders will depend on the cooperation of unitholders in supplying us with specific information. Every unitholder will receive information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at his own expense, have furnished to him:

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  a current list of the name and last known address of each record holder;

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  copies of our partnership agreement and our certificate of limited partnership and all amendments thereto; and

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  certain information regarding the status of our business and financial condition.

        Our general partner may, and intends to, keep confidential from the limited partners, trade secrets or other information the disclosure of which our general partner determines is not in our best interests or that we are required by law or by agreements with third parties to keep confidential. Our partnership agreement limits the right to information that a limited partner would otherwise have under Delaware law.

Registration Rights

        Under our partnership agreement, we have agreed to register for resale under the Securities Act of 1933, as amended (the Securities Act), and applicable state securities laws any common units or other partnership interests proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of EQT Midstream Services, LLC as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

 CASH DISTRIBUTION POLICY

        References in this "Cash Distribution Policy" to "we," "us" and "our" mean EQT Midstream Partners, LP.

Distributions of Available Cash

  General

        Our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

  Definition of Available Cash

        Available cash generally means, for any quarter, all cash and cash equivalents on hand at the end of that quarter:

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  less, the amount of cash reserves established by our general partner to:

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  provide for the proper conduct of our business (including reserves for our future capital expenditures, anticipated future debt service requirements and refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing related to FERC rate proceedings or rate proceedings under applicable law subsequent to that quarter);

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  comply with applicable law, any of our debt instruments or other agreements; or

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  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters (provided that our general partner may not establish cash reserves for distributions if the effect of the establishment of such reserves will prevent us from distributing the minimum quarterly distribution on all common units);

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  plus, if our general partner so determines, all or any portion of the cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made subsequent to the end of such quarter.

        The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to unitholders. Under our partnership agreement, working capital borrowings are generally borrowings that are made under a credit facility, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners, and with the intent of the borrower to repay such borrowings within 12 months with funds other than from additional working capital borrowings.

  Minimum Quarterly Distribution

        The minimum quarterly distribution, as defined in our partnership agreement, is $0.3500 per unit, or $1.40 on an annualized basis. Our most recent quarterly distribution was $0.745 per unit, or $2.98 per unit on an annualized basis. There is no guarantee that we will maintain our current level of distributions or pay the minimum quarterly distribution on our units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

  General Partner Interest and Incentive Distribution Rights

        Our general partner is entitled to a percentage of all quarterly distributions that we make equal to its then current general partner interest in us. As of the date of this prospectus, our general partner owns an approximate 1.8% general partner interest in us, which is represented by 1,443,015 general partner units. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its then current general partner interest. Our general partner's interest in these distributions will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its general partner interest immediately prior to such issuance.

        Our general partner also holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 48.0%, of the cash we distribute from operating surplus (as defined below) in excess of $0.4025 per unit per quarter. The maximum distribution of 48.0% does not include any distributions that our general partner or its affiliates may receive on common or general partner units that they own.

Operating Surplus and Capital Surplus

  General

        All cash distributed to unitholders will be characterized as either being paid from "operating surplus" or "capital surplus." We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

  Operating Surplus

        Operating surplus is defined in our partnership agreement as:

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  $30 million (as described below); plus

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  all of our cash receipts, excluding cash from interim capital transactions (as defined below), provided that cash receipts from the termination of a commodity hedge or interest rate hedge prior to its specified termination date shall be included in operating surplus in equal quarterly installments over the remaining scheduled life of such commodity hedge or interest rate hedge; plus

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  working capital borrowings made after the end of a quarter but on or before the date of determination of operating surplus for that quarter; plus

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  cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued, other than equity issued in our initial public offering, to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; plus

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  cash distributions (including incremental distributions on incentive distribution rights) paid in respect of equity issued, other than equity issued in our initial public offering, to finance the expansion capital expenditures referred to in the prior bullet point; less

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  all of our operating expenditures (as defined below) after the closing of our initial public offering; less

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  the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

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  all working capital borrowings not repaid within 12 months after having been incurred, or repaid within such 12-month period with the proceeds of additional working capital borrowings; less

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  any cash loss realized on disposition of an investment capital expenditure.

        As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders and is not limited to cash generated by operations. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $30 million of cash we receive in the future from non-operating sources such as asset sales, issuances of securities and long-term borrowings that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity interests in operating surplus will be to increase operating surplus by the amount of any such cash distributions. As a result, we may also distribute as operating surplus up to the amount of any such cash that we receive from non-operating sources.

        The proceeds of working capital borrowings increase operating surplus and repayments of working capital borrowings are generally operating expenditures (as described below) and thus reduce operating surplus when repayments are made. However, if working capital borrowings, which increase operating surplus, are not repaid during the 12-month period following the borrowing, they will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowings are in fact repaid, they will not be treated as a further reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

        We define interim capital transactions as (i) borrowings, refinancings or refundings of indebtedness (other than working capital borrowings and items purchased on open account or for a deferred purchase price in the ordinary course of business) and sales of debt securities, (ii) sales of equity securities and (iii) sales or other dispositions of assets, other than sales or other dispositions of inventory, accounts receivable and other assets in the ordinary course of business and sales or other dispositions of assets as part of normal asset retirements or replacements.

        We define operating expenditures as all of our cash expenditures, including, but not limited to, taxes, reimbursements of expenses of our general partner and its affiliates, director and employee compensation, debt service payments, payments made in the ordinary course of business under interest rate hedge contracts and commodity hedge contracts (provided that payments made in connection with the termination of any interest rate hedge contract or commodity hedge contract prior to the expiration of its settlement or termination date specified therein will be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such interest rate hedge contract or commodity hedge contract and amounts paid in connection with the initial purchase of a rate hedge contract or a commodity hedge contract will be amortized at the life of such rate hedge contract or commodity hedge contract), maintenance capital expenditures (as discussed in further detail below), and repayment of working capital borrowings; provided, however, that operating expenditures will not include:

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  repayments of working capital borrowings where such borrowings have previously been deemed to have been repaid (as described above);

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  payments (including prepayments and prepayment penalties) of principal of and premium on indebtedness other than working capital borrowings;

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  expansion capital expenditures;

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  investment capital expenditures;

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  payment of transaction expenses (including taxes) relating to interim capital transactions;

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  distributions to our partners; or

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  repurchases of partnership interests (excluding repurchases we make to satisfy obligations under employee benefit plans).

  Capital Surplus

        Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our cumulative operating surplus. Accordingly, except as described above, capital surplus would generally be generated by:

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  borrowings other than working capital borrowings;

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  sales of our equity and debt securities; and

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  sales or other dispositions of assets, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of ordinary course retirement or replacement of assets.

  Characterization of Cash Distributions

        Our partnership agreement requires that we treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since the closing of our initial public offering equals the operating surplus from the closing of the initial public offering through the end of the quarter immediately preceding that distribution. Our partnership agreement requires that we treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Capital Expenditures

        Expansion capital expenditures are cash expenditures incurred for acquisitions or capital improvements that we expect will increase our operating income or operating capacity over the long term. Examples of expansion capital expenditures include the acquisition of equipment and the construction, development or acquisition of additional transmission, storage or gathering capacity to the extent such capital expenditures are expected to expand our operating capacity or our operating income. Expansion capital expenditures include interest payments (and related fees) on debt incurred to finance all or a portion of expansion capital expenditures in respect of the period from the date that we enter into a binding obligation to commence the construction, development, replacement, improvement or expansion of a capital asset and ending on the earlier to occur of the date that such capital improvement commences commercial service and the date that such capital improvement is abandoned or disposed of.

        Maintenance capital expenditures are cash expenditures (including expenditures for the construction or development of new capital assets or the replacement, improvement or expansion of existing capital assets) made to maintain, over the long term, our operating capacity or operating income. Examples of maintenance capital expenditures are expenditures to repair, refurbish and replace pipelines, to connect new wells to maintain throughput, to maintain equipment reliability, integrity and safety and to address environmental laws and regulations.

        Investment capital expenditures are those capital expenditures that are neither maintenance capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes or development of facilities that are in excess of the maintenance of our existing operating capacity or operating income, but that are not expected to expand our operating capacity or operating income over the long term.

        Capital expenditures that are made in part for maintenance capital purposes, investment capital purposes and/or expansion capital purposes will be allocated as maintenance capital expenditures, investment capital expenditures or expansion capital expenditures by our general partner.

Adjusted Operating Surplus

        Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net drawdowns of reserves of cash established in prior periods. Adjusted operating surplus for a period consists of:

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  operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under the caption "—Operating Surplus and Capital Surplus—Operating Surplus" above); less

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  any net increase in working capital borrowings with respect to that period; less

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  the amount of any payments by EQT pursuant to our omnibus agreement with EQT for certain unrecoverable pipeline safety tracker costs; less

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  any net decrease in cash reserves for operating expenditures with respect to that period not relating to an operating expenditure made with respect to that period; plus

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  any net decrease in working capital borrowings with respect to that period; plus

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  any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to that period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods; plus

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  any net increase in cash reserves for operating expenditures with respect to that period required by any debt instrument for the repayment of principal, interest or premium.

Distributions of Available Cash from Operating Surplus

        Our common units have the right to receive distributions of available cash from operating surplus each quarter in an amount equal to $0.3500 per common unit (the minimum quarterly distribution) and are not entitled to any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters. We will make distributions of available cash from operating surplus for any quarter in the following manner:

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  first, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter; and

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  thereafter, in the manner described in "—General Partner Interest and Incentive Distribution Rights" below.

General Partner Interest and Incentive Distribution Rights

        Our general partner is entitled to a percentage of all quarterly distributions equal to its then current general partner interest in us. As of the date of this prospectus, our general partner owns an approximate 1.8% general partner interest in us. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us in order to maintain its then current general partner interest if we issue additional units. Our general partner's general partner interest, and the percentage of our cash distributions to which it is entitled from such interest, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us in order to maintain its general partner interest immediately prior to such issuance. Our partnership agreement does not require that our general partner fund its capital contribution with cash. It may instead fund its capital contribution by the contribution to us of common units or other property.

        Incentive distribution rights represent the right to receive an increasing percentage (13.0%, 23.0% and 48.0%) of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. The target distribution levels are based on the amounts of available cash from operating surplus distributed above the payments made under the minimum quarterly distribution, and the related distribution to our general partner with respect to its general partner interest in us. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in our partnership agreement.

        For any quarter that we have distributed available cash from operating surplus to our common unitholders in an amount equal to the minimum quarterly distribution, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

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  first, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until each unitholder receives a total of $0.4025 per unit for that quarter (the first target distribution);

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  second, to our general partner in a percentage equal to its percentage interest, 13.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until each unitholder receives a total of $0.4375 per unit for that quarter (the second target distribution);

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  third, to our general partner in a percentage equal to its percentage interest, 23.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until each unitholder receives a total of $0.5250 per unit for that quarter (the third target distribution); and

  •
  thereafter, to our general partner in a percentage equal to its percentage interest, 48.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata.

        The preceding assumes that our general partner does not transfer its incentive distribution rights.

General Partner's Right to Reset Incentive Distribution Levels

        Our general partner, as the current holder of our incentive distribution rights, has the right under our partnership agreement, subject to certain conditions, to elect to relinquish the right to receive incentive distribution payments based on the initial target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and target distribution levels upon which the incentive distribution payments to our general partner would be set. If our general partner transfers all or a portion of our incentive distribution rights in the future, then the holder or holders of a majority of our incentive distribution rights will be entitled to exercise this right. The following discussion assumes that our general partner holds all of the incentive distribution rights at the time that a reset election is made. Our general partner's right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner are based may be exercised, subject to certain restrictions, without approval of our unitholders or the conflicts committee of our general partner's board of directors, at any time when we have made cash distributions to the holders of the incentive distribution rights at the highest level of incentive distribution for each of the four consecutive fiscal quarters immediately preceding such time and the amount of each such distribution did not exceed adjusted operating surplus for such quarter, respectively. If our general partner and its affiliates are not the holders of a majority of the incentive distribution rights at the time an election is made to reset the minimum quarterly distribution amount and the target distribution levels, then the proposed reset will be subject to the prior written concurrence of the general partner that the conditions described above have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that our general partner will not receive any incentive distributions under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner.

        In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner of incentive distribution payments based on the target distributions prior to the reset, our general partner will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the "cash parity" value of the average cash distributions related to the incentive distribution rights received by our general partner for the two quarters immediately preceding the reset event as compared to the average cash distributions per common unit during that two-quarter period. In addition, our general partner will be issued the number of general partner units necessary to maintain our general partner's interest in us immediately prior to the reset election.

        The number of common units that our general partner would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to the quotient determined by dividing (i) the average aggregate amount of cash distributions received by our general partner in respect of its incentive distribution rights during the two consecutive fiscal quarters ended immediately prior to the date of such reset election by (ii) the average of the aggregate amount of cash distributed per common unit during each of these two quarters.

        Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per common unit for the two fiscal quarters immediately preceding the reset election (which amount we refer to as the "reset minimum quarterly distribution") and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

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  first, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until each unitholder receives an amount equal to 115.0% of the reset minimum quarterly distribution for the quarter;

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  second, to our general partner in a percentage equal to its percentage interest, 13.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until each unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

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  third, to our general partner in a percentage equal to its percentage interest, 23.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until each unitholder receives an amount per unit equal to 150.0% of the reset minimum quarterly distribution for the quarter; and

  •
  thereafter, to our general partner in a percentage equal to its percentage interest, 48.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata.

        The preceding assumes that our general partner does not transfer its incentive distribution rights.

        Our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when it has received incentive distributions for the immediately preceding four consecutive fiscal quarters based on the highest level of incentive distributions that it is entitled to receive under our partnership agreement.

Distributions from Capital Surplus

  How Distributions from Capital Surplus Will Be Made

        We will make distributions of available cash from capital surplus, if any, in the following manner:

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  first, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until the minimum quarterly distribution is reduced to zero, as described below under "—Effect of a Distribution from Capital Surplus"; and

  •
  thereafter, as if such distributions were from operating surplus.

  Effect of a Distribution from Capital Surplus

        Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price, which is a return of capital. The initial unit price less any distributions of capital surplus per unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price.

        Once we distribute capital surplus on a unit in an amount equal to the initial unit price:

  •
  the minimum quarterly distribution and the target distribution levels will be reduced to zero for subsequent quarters;

  •
  all distributions of available cash will be treated as operating surplus; and

  •
  distributions of available cash will be made to our general partner in a percentage equal to its percentage interest, 48.0% will be made to our general partner as the holder of the incentive distribution rights, and the remainder will be made to all unitholders, pro rata.

        Distributions of capital surplus will reduce the minimum quarterly distribution; however, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the minimum quarterly distribution.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units (but not if we issue additional common units for cash or property), we will proportionately adjust:

  •
  the minimum quarterly distribution;

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  the target distribution levels;

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  the unrecovered initial unit price; and

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  the number of general partner units comprising the general partner interest.

        For example, in the event of a two-for-one split of our common units, the minimum quarterly distribution, the target distribution levels and the unrecovered initial unit price would each be reduced to 50.0% of their initial levels.

        In addition, if legislation is enacted or if existing law is modified or interpreted by the relevant governmental authority so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the minimum quarterly distribution and the target distribution levels for each quarter by multiplying each distribution level by a fraction, which is equal to (i) the available cash for that quarter divided by (ii) the sum of available cash for that quarter plus our general partner's estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference may be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

  General

        If we were to dissolve, we would sell our assets or otherwise dispose of our assets in a process called liquidation. We would first apply the proceeds of liquidation to the payment of our creditors in the order of priority provided in our partnership agreement and by law, and thereafter, distribute any remaining proceeds to the unitholders and our general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

  Manner of Adjustment

        If we were to liquidate, we would allocate any gain to our general partner and each unitholder as follows:

  •
  first, to our general partner to the extent of any negative balance in its capital account;

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  second, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until the capital account for each unit is equal to the sum of: (1) the unrecovered initial unit price; and (2) the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

  •
  third, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the minimum quarterly distribution per unit that we distributed 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, for each quarter of our existence;

  •
  fourth, to our general partner in a percentage equal to its percentage interest, 13.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the first target distribution per unit that we distributed to our general partner in a percentage equal to its percentage interest, 13.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, for each quarter of our existence;

  •
  fifth, to our general partner in a percentage equal to its percentage interest, 23.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, until we allocate under this paragraph an amount per unit equal to: (1) the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less (2) the cumulative amount per unit of any distributions of available cash from operating surplus in excess of the second target distribution per unit that we distributed to our general partner in a percentage equal to its percentage interest, 23.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata, for each quarter of our existence; and

  •
  thereafter, to our general partner in a percentage equal to its percentage interest, 48.0% to our general partner as the holder of the incentive distribution rights, and the remainder to all unitholders, pro rata.

        The preceding assumes that our general partner does not transfer its incentive distribution rights.

        If we were to liquidate, we would allocate any losses, after making allocations of loss to our general partner and the unitholders in a manner intended to offset in reverse order the allocations of gains set forth above, to our general partner and each unitholder as follows:

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  first, 100.0% to our general partner and all unitholders, in accordance with their respective percentage interests, until the capital accounts of the common unitholders have been reduced to zero; and

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  thereafter, 100.0% to our general partner.

  Adjustments to Capital Accounts

        Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for tax purposes, unrecognized gain resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the partners' capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made. In contrast to the allocations of gain, and except as provided above, we generally will allocate any unrealized and unrecognized loss resulting from the adjustments to capital accounts upon the issuance of additional units to the unitholders and our general partner based on their respective percentage ownership of us. If we make negative adjustments to the capital accounts as a result of such loss, future positive adjustments resulting from the issuance of additional units will be allocated in a manner designed to reverse the prior negative adjustments, and special allocations will be made upon liquidation in a manner that results, to the extent possible, in our unitholders' capital account balances equaling the amounts they would have been if no earlier adjustments for loss had been made.

MATERIAL INCOME TAX CONSIDERATIONS

        This section is a summary of the material tax considerations that may be relevant to prospective unitholders who are individual citizens or residents of the U.S. and, unless otherwise noted in the following discussion, is the opinion of Baker Botts L.L.P., counsel to our general partner and us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the Code), existing and proposed Treasury regulations promulgated under the Code (the Treasury Regulations) and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us," "our" or "we" are references to EQT Midstream Partners, LP and our operating subsidiaries.

        The following discussion does not comment on all federal income tax matters affecting us or our unitholders. Moreover, the discussion focuses on unitholders who are individual citizens or residents of the U.S. and has only limited application to corporations, estates, trusts, partnerships and entities treated like partnerships for federal income tax purposes, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and non-U.S. persons eligible for the benefits of an applicable income tax treaty with the United States), IRAs, real estate investment trusts (REITs), employee benefit plans or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding their units as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction, and persons deemed to sell their units under the constructive sale provisions of the Code. In addition, the discussion only comments to a limited extent on state, and does not comment on local or foreign, tax consequences. Accordingly, we encourage each prospective unitholder to consult, and depend on, his own tax advisor in analyzing the federal, state, local and foreign tax consequences particular to him of the ownership or disposition of common units.

        All statements as to matters of law and legal conclusions, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Baker Botts L.L.P. and are based on the accuracy of the representations made by us.

        We are relying on the opinions of Baker Botts L.L.P. Unlike an IRS ruling, an opinion of counsel represents only counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our common units and the prices at which our common units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution to our unitholders and our general partner and thus will be borne indirectly by our unitholders and our general partner. Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        For the reasons described below, Baker Botts L.L.P. has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units (please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans"); (ii) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Common Units—Allocations Between Transferors and Transferees"); and (iii) whether our method for depreciating Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Unit Ownership—Section 754 Election" and "—Uniformity of Units").

Partnership Status

        Subject to the discussion below under "—Tax Consequences of Unit Ownership—Entity-Level Collections, Audits and Adjustments," a partnership is not a taxable entity and incurs no federal income tax liability. Instead, each partner of a partnership is required to take into account his share of items of income, gain, loss and deduction of the partnership in computing his federal income tax liability, regardless of whether cash distributions are made to him by the partnership. Pursuant to Code Section 731, distributions by a partnership to a partner are generally not taxable to the partnership or the partner unless the amount of cash distributed to him is in excess of the partner's adjusted basis in his partnership interest.

        Section 7704 of the Code provides that publicly traded partnerships will, as a general rule, be taxed as corporations. However, an exception, referred to as the "Qualifying Income Exception," exists with respect to publicly traded partnerships of which 90.0% or more of the gross income for every taxable year consists of "qualifying income." Qualifying income includes income and gains derived from the transportation, storage, processing and marketing of crude oil, natural gas and other products thereof. Other types of qualifying income include interest (other than from a financial business), dividends, gains from the sale of real property and gains from the sale or other disposition of capital assets held for the production of income that otherwise constitutes qualifying income. We estimate that less than 5.0% of our current gross income is not qualifying income; however, this estimate could change from time to time. Based upon and subject to this estimate, the factual representations made by us and our general partner and a review of the applicable legal authorities, Baker Botts L.L.P. is of the opinion that at least 90.0% of our current gross income constitutes qualifying income. The portion of our income that is qualifying income may change from time to time.

        It is the opinion of Baker Botts L.L.P. that, based upon the Code, its regulations, published revenue rulings and court decisions and the representations described below that:

  •
  We will be classified as a partnership for federal income tax purposes; and

  •
  Each of our operating subsidiaries, other than EQT Midstream Finance Corporation, will be disregarded as an entity separate from us or will be treated as a partnership for federal income tax purposes.

        In rendering its opinion, Baker Botts L.L.P. has relied on factual representations made by us and our general partner. The representations made by us and our general partner upon which Baker Botts L.L.P. has relied include, without limitation:

  •
  Neither we nor any of the operating subsidiaries, other than EQT Midstream Finance Corporation, is organized as, has elected to be treated as or will elect to be treated as a corporation; and

  •
  For every taxable year, more than 90.0% of our gross income has been and will be income of the type that Baker Botts L.L.P. has opined or will opine is "qualifying income" within the meaning of Section 7704(d) of the Code.

        We believe that these representations have been true in the past and expect that these representations will continue to be true in the future.

        We are a publicly traded partnership. The present federal income tax treatment of publicly traded partnerships, or an investment in the common units of publicly traded partnership may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly traded partnerships, such as proposals eliminating the qualifying income exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes.

        Additionally, on May 6, 2015, the IRS and the U.S. Department of the Treasury published proposed regulations that provide industry-specific guidance regarding whether income earned from certain activities will constitute qualifying income. We are unable to predict whether any of these changes or any other proposals will ultimately be enacted, or whether proposed regulations, once issued in final form, will materially change interpretations of the current law, but it is possible that a change in law could affect us and may, if enacted, be applied retroactively. Any such changes could affect our ability to meet the Qualifying Income Exception and could negatively impact the value of an investment in our common units.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as if we had transferred all of our assets, subject to liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed that stock to the unitholders in liquidation of their interests in us. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were taxed as a corporation for federal income tax purposes in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, pursuant to Code Section 301, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his common units, or taxable capital gain, after the unitholder's tax basis in his common units is reduced to zero.

        Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the units.

        The discussion below is based on Baker Botts L.L.P.'s opinion that we will be classified as a partnership for federal income tax purposes.

Limited Partner Status

        Unitholders who are admitted as limited partners of EQT Midstream Partners, LP will be treated as partners of EQT Midstream Partners, LP for federal income tax purposes. Also, unitholders whose common units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their common units will be treated as partners of EQT Midstream Partners, LP for federal income tax purposes.

        A beneficial owner of common units whose units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those units for federal income tax purposes. Please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans."

        Income, gains, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore be fully taxable as ordinary income. These holders are urged to consult their own tax advisors with respect to the tax consequences of holding common units in EQT Midstream Partners, LP. The references to "unitholders" in the discussion that follows are to persons who are treated as partners in EQT Midstream Partners, LP for federal income tax purposes.

Tax Consequences of Unit Ownership

  Flow-Through of Taxable Income

        Subject to the discussion below under "—Entity-Level Collections, Audits and Adjustments" we will not pay any federal income tax. Instead, each unitholder will be required to report on his income tax return his share of our income, gains, losses and deductions without regard to whether we make cash distributions to him. Consequently, we may allocate income to a unitholder even if he has not received a cash distribution. The income we allocate to common unitholders will generally be taxable as ordinary income. Each unitholder will be required to include in income his allocable share of our income, gains, losses and deductions for our taxable year ending with or within his taxable year. Our taxable year ends on December 31.

  Treatment of Distributions

        Pursuant to Code Section 731, distributions by us to a unitholder generally will not be taxable to the unitholder for federal income tax purposes, except to the extent the amount of any such cash distribution exceeds his tax basis in his common units immediately before the distribution. Cash distributions made by us to a unitholder in an amount in excess of a unitholder's tax basis generally will be considered to be gain from the sale or exchange of our common units, taxable in accordance with the rules described under "—Disposition of Common Units" below. Any reduction in a unitholder's share of our liabilities for which no partner, including the general partner, bears the economic risk of loss, known as "nonrecourse liabilities," will be treated as a distribution by us of cash to that unitholder. To the extent our distributions cause a unitholder's "at-risk" amount to be less than zero at the end of any taxable year, Code Section 465 requires the recapture of any losses deducted in previous years. Please read "—Limitations on Deductibility of Losses."

        A decrease in a unitholder's percentage interest in us because of our issuance of additional common units will decrease his share of our nonrecourse liabilities under Code Section 752, and thus will result in a corresponding deemed distribution of cash. This deemed distribution may constitute a non-pro rata distribution. A non-pro rata distribution of money or property may result in ordinary income to a unitholder, regardless of his tax basis in his common units, if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture, depletion recapture and/or substantially appreciated "inventory items," each as defined in the Code, and collectively, "Section 751 Assets." To that extent, the unitholder will be treated as having been distributed his proportionate share of the Section 751 Assets and then having exchanged those assets with us in return for the non-pro rata portion of the actual distribution made to him. This latter deemed exchange will generally result in the unitholder's realization of ordinary income, which will equal the excess of (i) the non-pro rata portion of that distribution over (ii) the unitholder's tax basis for the share of Section 751 Assets deemed relinquished in the exchange.

  Basis of Common Units

        A unitholder's initial tax basis for his common units will be determined under Code Sections 722, 742 and 752 and will generally equal the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased under Code Section 705 by his share of our income and by any increases in his share of our nonrecourse liabilities and decreased, but not below zero, by distributions from us, by the unitholder's share of our losses, by any decreases in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A unitholder will have no share of our debt that is recourse to our general partner to the extent of the general partner's "net value," as defined in Treasury Regulations under Code Section 752, but will have a share, generally based on his share of profits, of our nonrecourse liabilities. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

  Limitations on Deductibility of Losses

        Under Code Sections 704 and 465, the deduction by a unitholder of his share of our losses will be limited to the tax basis in his units and, in the case of an individual unitholder, estate, trust, or corporate unitholder (if more than 50.0% of the value of the corporate unitholder's stock is owned directly or indirectly by or for five or fewer individuals or some tax-exempt organizations) to the amount for which the unitholder is considered to be "at-risk" with respect to our activities, if that is less than his tax basis. A common unitholder subject to these limitations must recapture losses deducted in previous years to the extent that distributions cause his at-risk amount to be less than zero at the end of any taxable year. Losses disallowed to a unitholder or recaptured as a result of these limitations will carry forward and will be allowable as a deduction to the extent that his at-risk amount is subsequently increased, provided such losses do not exceed such common unitholder's tax basis in his common units. Upon the taxable disposition of a unit, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at-risk limitation but may not be offset by losses suspended by the basis limitation. Any loss previously suspended by the at-risk limitation in excess of that gain would no longer be utilizable.

        In general, a unitholder will be at-risk to the extent of the tax basis of his units, excluding any portion of that basis attributable to his share of our nonrecourse liabilities, reduced by (i) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or other similar arrangement and (ii) any amount of money he borrows to acquire or hold his units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder's at-risk amount will increase or decrease as the tax basis of the unitholder's units increases or decreases, other than tax basis increases or decreases attributable to increases or decreases in his share of our nonrecourse liabilities.

        In addition to the basis and at-risk limitations on the deductibility of losses, the passive loss limitations of Code Section 469 generally provide that individuals, estates, trusts and some closely-held corporations and personal service corporations can deduct losses from passive activities, which are generally defined as trade or business activities in which the taxpayer does not materially participate, only to the extent of the taxpayer's income from those passive activities. The passive loss limitations are applied separately with respect to each publicly traded partnership. Consequently, any passive losses we generate will only be available to offset our passive income generated in the future and will not be available to offset income from other passive activities or investments, including our investments or a unitholder's investments in other publicly traded partnerships, or salary or active business income. Passive losses that are not deductible because they exceed a unitholder's share of income we generate may be deducted in full when he disposes of his entire investment in us in a fully taxable transaction with an unrelated party. The passive loss limitations are applied after other applicable limitations on deductions, including the at-risk rules and the basis limitation.

        A unitholder's share of our net income may be offset by any of our suspended passive losses, but it may not be offset by any other current or carryover losses from other passive activities, including those attributable to other publicly traded partnerships.

  Limitations on Interest Deductions

        Code Section 163 generally limits the deductibility of a non-corporate taxpayer's "investment interest expense" to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness properly allocable to property held for investment;

  •
  our interest expense attributed to portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent attributable to portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income, but generally does not include gains attributable to the disposition of property held for investment or (if applicable) qualified dividend income. The IRS has indicated in Notice 88-75, 1988-2 C.B. 386, that the net passive income earned by a publicly traded partnership will be treated as investment income to its unitholders. In addition, the unitholder's share of our portfolio income will be treated as investment income.

  Entity-Level Collections, Audits and Adjustments

        If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or our general partner or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

        Pursuant to the Bipartisan Budget Act of 2015, if the IRS makes audit adjustments to our income tax returns for tax years beginning after 2017, it (and some states) may collect any resulting taxes (including any applicable penalties and interest) directly from us. We will generally have the ability to shift any such tax liability to our general partner and our unitholders in accordance with their interests in us during the year under audit, but there can be no assurance that we will be able to do so (or will choose to do so) under all circumstances, or that we will be able to (or choose to) effect corresponding shifts in state income or similar tax liability resulting from the IRS adjustment in states in which we do business in the year under audit or in the adjustment year. If we make payments of taxes, penalties and interest resulting from audit adjustments, our cash available for distribution to our unitholders might be substantially reduced.

        Pursuant to this new legislation, we will designate a person (our general partner) to act as the partnership representative who shall have the sole authority to act on behalf of the partnership with respect to dealings with the IRS under these new audit procedures.

  Allocation of Income, Gain, Loss and Deduction

        In general, under Code Section 704, if we have a net profit, our items of income, gain, loss and deduction will be allocated among our general partner and our unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of those distributions. If we have a net loss, that loss will be allocated first to our general partner and the unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts and, second, to our general partner.

        Code Section 704(c) and related Treasury Regulations require us to adjust the "book" basis of all assets held by us prior to an issuance of additional units to equal their fair market values at the time of unit issuance. Purchasers of newly issued units in an offering are entitled to calculate tax depreciation and amortization deductions and other relevant tax items with respect to our assets based upon that "book" basis, which effectively puts purchasers in that offering in the same position as if our assets had a tax basis equal to their fair market value at the time of unit issuance. This may have the effect of decreasing the amount of our tax depreciation or amortization deductions thereafter allocated to purchasers of units in an earlier offering or of requiring purchasers of units in an earlier offering to thereafter recognize "remedial income" rather than depreciation and amortization deductions. In this context, we use the term "book" as that term is used in Treasury Regulations under Code Section 704. The "book" basis assigned to our assets for this purpose may not be the same as the book value of our property for financial reporting purposes.

        It may not be administratively feasible to make the relevant adjustments to "book" basis and the relevant Section 704(c) allocations separately each time we issue units such as those that may occur pursuant to our equity distribution agreement referenced in our prospectus supplement dated August 27, 2015. If that is the case, we may use simplifying conventions to make those adjustments and allocations, which may include the aggregation of certain issuances of units. Our counsel, Baker Botts L.L.P., is unable to opine as to the validity of such conventions.

        In addition, items of recapture income will be allocated to the extent possible to the unitholder who was allocated the deduction giving rise to the treatment of that gain as recapture income in order to minimize the recognition of ordinary income by some unitholders. Finally, although we do not expect that our operations will result in the creation of negative capital accounts, if negative capital accounts nevertheless result, items of our income and gain will be allocated in an amount and manner sufficient to eliminate the negative balance as quickly as possible.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required under the Section 704(c) principles described above, will generally be given effect for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a partner's share of an item will be determined on the basis of his interest in us, which will be determined by taking into account all the facts and circumstances, including:

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  the partner's relative contributions to us;

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  the interests of all the partners in profits and losses;

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  the interests of all the partners in cash flows; and

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  the rights of all the partners to distributions of capital upon liquidation.

        Baker Botts L.L.P. is of the opinion that, with the exception of the issues described in "—Section 754 Election," "—Disposition of Common Units—Allocations Between Transferors and Transferees," and "—Uniformity of Units," allocations under our partnership agreement will be given effect under Code Section 704 for federal income tax purposes in determining a partner's share of an item of income, gain, loss or deduction.

  Treatment of Securities Loans

        A unitholder whose units are loaned to a "short seller" to cover a short sale of units may be considered as having disposed of those units. If so, he would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss from the disposition. As a result, during this period:

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  any of our income, gain, loss or deduction with respect to those units would not be reportable by the unitholder;

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  any cash distributions received by the unitholder as to those units would be fully taxable; and

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  all of these distributions would appear to be ordinary income.

        Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Baker Botts L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder whose common units are loaned to a short seller to cover a short sale of common units; therefore, unitholders desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their units. The IRS has previously announced in the preamble to certain temporary regulations, 53 FR 34488-01, 1988-2 C.B. 346, that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Common Units—Recognition of Gain or Loss."

  Alternative Minimum Tax

        Each unitholder will be required to take into account his distributive share of any items of our income, gain, loss or deduction for purposes of the alternative minimum tax. For non-corporate married taxpayers filing jointly in 2016, the minimum tax is 26.0% on the first $186,300 of alternative minimum taxable income in excess of the exemption amount and 28.0% on any additional alternative minimum taxable income, which threshold changes annually. Prospective unitholders are urged to consult with their tax advisors as to the impact of an investment in units on their liability for the alternative minimum tax.

        Tax Rates.    The highest marginal U.S. federal income tax rates applicable to ordinary income and long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals currently are 39.6% and 20.0%, respectively. These rates are subject to change by new legislation at any time.

        Code Section 1411 imposes a 3.8% Medicare tax on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if the unitholder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

  Section 754 Election

        We will make the election permitted by Code Section 754. That election is irrevocable without the consent of the IRS unless there is a constructive termination of the partnership. Please read "—Disposition of Common Units—Constructive Termination." The election will generally permit us to adjust a common unit purchaser's tax basis in our assets, or inside basis, under Code Section 743(b) to reflect his purchase price. This election does not apply with respect to a person who purchases common units directly from us. The Section 743(b) adjustment belongs to the purchaser and not to other unitholders. For purposes of this discussion, the inside basis in our assets with respect to a unitholder will be considered to have two components: (i) his share of our tax basis in our assets, or common basis, and (ii) his Section 743(b) adjustment to that basis.

        The timing of deductions attributable to a Section 743(b) adjustment to our common basis will depend upon a number of factors, including the nature of the assets to which the adjustment is allocable, the extent to which the adjustment offsets any Section 704(c) type gain or loss with respect to an asset and certain elections we make as to the manner in which we apply Section 704(c) principles with respect to an asset with respect to which the adjustment is allocable. Please read "—Allocation of Income, Gain, Loss and Deduction." The timing of these deductions may affect the uniformity of our units. Please read "—Uniformity of Units."

        A Section 754 election is advantageous if the transferee's tax basis in his units is higher than the units' share of the aggregate tax basis of our assets immediately prior to the transfer. In that case, as a result of the election, the transferee would have, among other items, a greater amount of depreciation deductions and his share of any gain or loss on a sale of our assets would be less. Conversely, a Section 754 election is disadvantageous if the transferee's tax basis in his units is lower than those units' share of the aggregate tax basis of our assets immediately prior to the transfer. Thus, the fair market value of the units may be affected either favorably or unfavorably by the election. A basis adjustment is required regardless of whether a Section 754 election is made in the case of a transfer of an interest in us if we have a substantial built-in loss immediately after the transfer, or if we distribute property and have a substantial basis reduction. Generally a built-in loss or a basis reduction is substantial if it exceeds $250,000.

        The calculations involved in the Section 754 election are complex and will be made on the basis of assumptions as to the value of our assets and other matters. For example, the allocation of the Section 743(b) adjustment among our assets must be made in accordance with the Code. The IRS could seek to reallocate some or all of any Section 743(b) adjustment allocated by us to our tangible assets to goodwill instead. Goodwill, as an intangible asset, is generally nonamortizable or amortizable over a longer period of time or under a less accelerated method than our tangible assets. We cannot assure you that the determinations we make will not be successfully challenged by the IRS and that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than he would have been allocated had the election not been revoked.

Tax Treatment of Operations

  Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in income his share of our income, gain, loss and deduction for our taxable year ending within or with his taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of his units following the close of our taxable year but before the close of his taxable year must include his share of our income, gain, loss and deduction in income for his taxable year, with the result that he will be required to include in income for his taxable year his share of more than twelve months of our income, gain, loss and deduction. Please read "—Disposition of Common Units—Allocations Between Transferors and Transferees."

  Tax Basis, Depreciation and Amortization

        The tax basis of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. Under Code Section 704, the federal income tax burden associated with the difference between the fair market value of our assets and their tax basis immediately prior to an offering will be borne by our general partner and all of our unitholders as of that time. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction."

        To the extent allowable, we may elect to use the depreciation and cost recovery methods, including bonus depreciation to the extent available, that will result in the largest deductions being taken in the early years after assets subject to these allowances are placed in service. Part or all of the goodwill, going concern value and other intangible assets we have acquired or will acquire may not produce any amortization deductions because of the application of the anti-churning restrictions of Code Section 197. Please read "—Uniformity of Units." Property we subsequently acquire or construct may be depreciated using accelerated methods permitted by the Code.

        If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation previously deducted and the nature of the property, may be subject to the recapture rules under Code Sections 1245 or 1250 and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of his interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Common Units—Recognition of Gain or Loss."

        The costs we incur in selling our units (called "syndication expenses") must be capitalized under Code Section 709 and cannot be deducted currently, ratably or upon our termination. There are uncertainties regarding the classification of costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us. The underwriting discounts and commissions we incur will be treated as syndication expenses.

  Valuation and Tax Basis of Our Properties

        The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values, and the initial tax bases, of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or basis are later found to be incorrect, the character and amount of items of income, gain, loss or deductions previously reported by unitholders might change, and unitholders might be required to adjust their tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Common Units

  Recognition of Gain or Loss

        Gain or loss will be recognized on a sale of units equal to the difference between the amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received by him plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

        Prior distributions from us that in the aggregate were in excess of cumulative net taxable income for a common unit and, therefore, decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price received is less than his original cost.

        Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held for more than twelve months will generally be taxed at a maximum U.S. federal income tax rate of 20.0%. However, a portion of this gain or loss, which will likely be substantial, will be separately computed and taxed as ordinary income or loss under Code Section 751 to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" we own. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of a unit and may be recognized even if there is a net taxable loss realized on the sale of a unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a sale of units. Capital losses may offset capital gains and no more than $3,000 of ordinary income each year, in the case of individuals, and may only be used to offset capital gains in the case of corporations.

        The IRS ruled in Rev. Rul. 84-53, 1984-1 C.B. 159, that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Code Section 1223 allow a selling unitholder who can identify common units transferred with an ascertainable holding period to elect to use the actual holding period of the common units transferred. Thus, according to the ruling discussed above, a common unitholder will be unable to select high or low basis common units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific common units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of common units transferred must consistently use that identification method for all subsequent sales or exchanges of common units. A unitholder considering the purchase of additional units or a sale of common units purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Code Section 1259 can affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

  Allocations Between Transferors and Transferees

        In general, our taxable income and losses will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month, which we refer to in this prospectus as the "Allocation Date." However, gain or loss realized on a sale or other disposition of our assets other than in the ordinary course of business or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions. The U.S. Department of the Treasury recently adopted final Treasury Regulations allowing a similar monthly simplifying convention for taxable years beginning on or after August 3, 2015. However, such final regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Baker Botts L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS takes the position that this method is not allowed under the final Treasury Regulations, or that it only applies to transfers of less than all of the unitholder's interest, our taxable income or losses could be reallocated among our unitholders. We are authorized to revise our method of allocation between transferor and transferee unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under future Treasury Regulations.

        A unitholder who disposes of units prior to the record date set for a cash distribution for any quarter will be allocated items of our income, gain, loss and deductions attributable to the month of sale but will not be entitled to receive that cash distribution.

  Notification Requirements

        A unitholder who sells any of his units is generally required by regulations under Code Section 6050K to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of units who purchases units from another unitholder is also generally required under Code Section 743 to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a sale may lead to the imposition of penalties under Code Section 6723. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the U.S. and who effects the sale or exchange through a broker who will satisfy such requirements.

  Constructive Termination

        We will be considered under Code Section 708 to have terminated our tax partnership for federal income tax purposes upon the sale or exchange of our interests that, in the aggregate, constitute 50.0% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50.0% threshold is reached, multiple sales of the same interest are counted only once. A constructive termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than a fiscal year ending December 31, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in his taxable income for the year of termination. A constructive termination occurring on a date other than December 31 will result in us filing two tax returns (and unitholders could receive two Schedules K-1 if the relief discussed below is not available) for one fiscal year and the cost of the preparation of these returns will be borne by all common unitholders. We would be required to make new tax elections after a termination, including a new election under Code Section 754, and a termination would result in a deferral of our deductions for depreciation. A termination could also result in penalties if we were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject us to, any tax legislation enacted before the termination. The IRS also provides in an Industry Director Communication, LMSB-04-0210-006, a relief procedure whereby if a publicly traded partnership that has technically terminated requests publicly traded partnership technical termination relief and the IRS grants such relief, among other things, the partnership will only have to provide one Schedule K-1 to unitholders for the year notwithstanding two partnership tax years.

Uniformity of Units

        Because we cannot match transferors and transferees of units, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. In the absence of uniformity, we may be unable to completely comply with a number of federal income tax requirements, both statutory and regulatory. Any non-uniformity could have an impact upon the value of our units. The timing of deductions attributable to Section 743(b) adjustments to the common basis of our assets with respect to persons purchasing units from another unitholder may affect the uniformity of our units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election."

        For example, some types of depreciable assets are not subject to the typical rules governing depreciation (under Code Section 168) or amortization (under Code Section 197). If we were to acquire any assets of that type, the timing of a unit purchaser's deductions with respect to Section 743(b) adjustments to the common basis of those assets might differ depending upon when and to whom the unit he purchased was originally issued. We do not currently expect to acquire any assets of that type. However, if we were to acquire a material amount of assets of that type, we intend to adopt tax positions as to those assets that will not result in any such lack of uniformity. Any such tax positions taken by us might result in allocations to some unitholders of smaller depreciation deductions than they would otherwise be entitled to receive. Baker Botts L.L.P. has not rendered an opinion with respect to those types of tax positions. Moreover, the IRS might challenge those tax positions. If we took such a tax position and the IRS successfully challenged the position, the uniformity of our units might be affected, and the gain from the sale of our units might be increased without the benefit of additional deductions. Please read "—Disposition of Common Units—Recognition of Gain or Loss."

        In addition, as described above at "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction," if we aggregate multiple issuances of units for purposes of making adjustments to "book" basis and related tax allocations, we will treat each of our units as having the same capital account balance, regardless of the price actually paid by each purchaser of units in the aggregated offerings. Our counsel, Baker Botts L.L.P., is unable to opine as to validity of such an approach. We do not expect the number of affected units, or the differences between the purchase price of a unit and the initial capital account balance assigned to the unit, to be material, and we do not expect this convention to have a material effect upon the trading of our units.

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor before investing in our common units.

        Employee benefit plans and most other organizations exempt from federal income tax, including individual retirement accounts and other retirement plans, are subject to federal income tax under Code Section 511 on unrelated business taxable income. Virtually all of our income allocated to a unitholder that is a tax-exempt organization will be unrelated business taxable income and will be taxable to it.

        Non-resident aliens and foreign corporations, trusts or estates that own units will be considered under Code Section 875 to be engaged in business in the U.S. because of the ownership of units. As a consequence, they will be required to file federal tax returns to report their share of our income, gain, loss or deduction and pay federal income tax at regular rates on their share of our net income or gain. Moreover, under rules applicable to publicly traded partnerships, we will withhold at the highest applicable effective tax rate from cash distributions made quarterly to foreign unitholders. Each foreign unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax under Code Section 884 at a rate of 30.0%, in addition to regular federal income tax, on its share of our income and gain, as adjusted for changes in the foreign corporation's "U.S. net equity," which is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the U.S. and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Code Section 6038C.

        A foreign unitholder who sells or otherwise disposes of a common unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Under Rev. Rul. 91-32, 1991-1 C.B. 107, interpreting the scope of "effectively connected income," a foreign unitholder would be considered to be engaged in a trade or business in the U.S. by virtue of the U.S. activities of the partnership, and part or all of that unitholder's gain would be effectively connected with that unitholder's indirect U.S. trade or business. Moreover, under the Foreign Investment in Real Property Tax Act, a foreign common unitholder generally will be subject to U.S. federal income tax upon the sale or disposition of a common unit if (i) he owned (directly or constructively applying certain attribution rules) more than 5.0% of our common units at any time during the five-year period ending on the date of such disposition and (ii) 50.0% or more of the fair market value of all of our assets consisted of U.S. real property interests at any time during the shorter of the period during which such unitholder held the common units or the five-year period ending on the date of disposition. Currently, more than 50.0% of our assets consist of U.S. real property interests and we do not expect that to change in the foreseeable future. Therefore, foreign unitholders may be subject to federal income tax on gain from the sale or disposition of their units.

Administrative Matters

  Information Returns and Audit Procedures

        We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes his share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure you that those positions will yield a result that conforms to the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Baker Botts L.L.P. can assure prospective unitholders that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities under Code Section 6221 for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. The Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1.0% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1.0% interest in profits or by any group of unitholders having in the aggregate at least a 5.0% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS pursuant to Code Section 6222 identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Due to the recent enactment of the Bipartisan Budget Act of 2015, the audit procedures discussed above will change for partnership taxable years beginning after December 31, 2017. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections, Audits and Adjustments."

  Additional Withholding Requirements

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30.0% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the U.S. (FDAP Income), or gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the U.S. (Gross Proceeds) paid to a foreign financial institution or to a "non-financial foreign entity"

(as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30.0% on payments to noncompliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations, may modify these requirements.

        These rules generally apply to payments of FDAP Income currently and generally will apply to payments of relevant Gross Proceeds from sales or dispositions occurring on or after January 1, 2019. Thus, to the extent we have FDAP Income or will have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read "—Tax-Exempt Organizations and Other Investors"), unitholders who are foreign financial institutions or certain other non-U.S. entities may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

        Prospective investors should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our common units.

  Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required under Code Section 6031 to furnish to us:

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  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  a statement regarding whether the beneficial owner is:

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  a person that is not a U.S. person;

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  a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

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  a tax-exempt entity;

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  the amount and description of units held, acquired or transferred for the beneficial owner; and

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  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Brokers and financial institutions are required under Code Section 6031 to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $100 per failure, up to a maximum of $1.5 million per calendar year, is imposed by Code Section 6722 for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

  Accuracy-Related Penalties

        An additional tax equal to 20.0% of the amount of any portion of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements, is imposed under Code Section 6662. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for that portion and that the taxpayer acted in good faith regarding that portion.

        For individuals, a substantial understatement of income tax in any taxable year exists if the amount of the understatement exceeds the greater of 10.0% of the tax required to be shown on the return for the taxable year or $5,000 ($10,000 for most corporations). The amount of any understatement subject to penalty generally is reduced if any portion is attributable to a position adopted on the return:

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  for which there is, or was, "substantial authority"; or

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  as to which there is a reasonable basis and the pertinent facts of that position are disclosed on the return.

        If any item of income, gain, loss or deduction included in the distributive shares of unitholders might result in that kind of an "understatement" of income for which no "substantial authority" exists, we must disclose the pertinent facts on our return. In addition, we will make a reasonable effort to furnish sufficient information for unitholders to make adequate disclosure on their returns and to take other actions as may be appropriate to permit unitholders to avoid liability for this penalty. More stringent rules apply to "tax shelters," which we do not believe includes us, or any of our investments, plans or arrangements.

        A substantial valuation misstatement exists if (i) the value of any property, or the adjusted basis of any property, claimed on a tax return is 150.0% or more of the amount determined to be the correct amount of the valuation or adjusted basis, (ii) the price for any property or services (or for the use of property) claimed on any such return with respect to any transaction between persons described in Code Section 482 is 200.0% or more (or 50.0% or less) of the amount determined under Code Section 482 to be the correct amount of such price, or (iii) the net Section 482 transfer price adjustment for the taxable year exceeds the lesser of $5 million or 10.0% of the taxpayer's gross receipts. No penalty is imposed unless the portion of the underpayment attributable to a substantial valuation misstatement exceeds $5,000 ($10,000 for most corporations). If the valuation claimed on a return is 200.0% or more than the correct valuation or certain other thresholds are met, the penalty imposed increases to 40.0%. We do not anticipate making any valuation misstatements.

        In addition, the 20.0% accuracy-related penalty also applies to any portion of an underpayment of tax that is attributable to transactions lacking economic substance. To the extent that such transactions are not disclosed, the penalty imposed is increased to 40.0%. Additionally, there is no reasonable cause defense to the imposition of this penalty to such transactions.

  Reportable Transactions

        If we were to engage in a "reportable transaction," we (and possibly you and others) would be required under Treasury Regulations under Code Section 6011 and related provisions to make a detailed disclosure of the transaction to the IRS. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a "listed transaction" or that it produces certain kinds of losses for partnerships, individuals, S corporations, and trusts in excess of $2 million in any single year, or $4 million in any combination of six successive tax years. Our participation in a reportable transaction could increase the likelihood that our federal income tax information return (and possibly your tax return) would be audited by the IRS. Please read "—Information Returns and Audit Procedures."

        Moreover, if we were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to the following provisions of the American Jobs Creation Act of 2004:

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  accuracy-related penalties with a broader scope, significantly narrower exceptions, and potentially greater amounts than described above at "—Accuracy-Related Penalties";

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  for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability; and

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  in the case of a listed transaction, an extended statute of limitations.

        We do not expect to engage in any "reportable transactions."

State, Local, Foreign and Other Tax Considerations

        In addition to federal income taxes, you likely will be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. We currently do business or own property in several states, most of which impose personal income taxes on individuals. Most of these states also impose an income or gross receipts tax on corporations and other entities. Moreover, we may also own property or do business in other states in the future that impose income or similar taxes on nonresident individuals. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. A unitholder may be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Unit Ownership—Entity-Level Collections, Audits and Adjustments." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his investment in us. Accordingly, each prospective unitholder is urged to consult, and depend upon, his tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Baker Botts L.L.P. has not rendered an opinion on the state, local or foreign tax consequences of an investment in us.

Tax Consequences of Ownership of Debt Securities

        A description of the material federal income tax consequences of the acquisition, ownership, and disposition of debt securities will be set forth in the prospectus supplement relating to the offering of debt securities.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby through underwriters on a firm commitment basis.

        The prospectus supplement will set forth the terms of the offering and the method of distribution and will include the following information:

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  the names of any underwriters;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities from us;

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  the net proceeds to us from the sale of the securities;

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  any delayed delivery arrangements;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any underwriting discounts, commissions and other items constituting compensation to underwriters;

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  any public offering price; and

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  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

        If we utilize any underwriters in the sale of securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with the underwriters chosen for such sale at the time of sale to them. We will set forth the names of the underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify the underwriters under the relevant underwriting agreement against specified liabilities, including liabilities under the Securities Act. The underwriters may also engage in transactions with or perform services for us in the ordinary course of business.

        The securities offered will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

        In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers.

        Other than our common units, which are listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

        Because the Financial Industry Regulatory Authority (FINRA) views our common units as interests in a direct participation program, any offering of common units pursuant to this registration statement will be made in compliance with FINRA Rule 2310.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

        Our outstanding common units are listed on the NYSE under the symbol "EQM" and any additional common units we issue will also be listed on the NYSE.

 LEGAL MATTERS

        In connection with particular offerings of the securities offered in this prospectus in the future, and if stated in the applicable prospectus supplements, the validity of the issuance of certain of the securities and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Baker Botts L.L.P. will also render an opinion on the material federal income tax considerations regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

 EXPERTS

        The consolidated financial statements of EQT Midstream Partners, LP as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, appearing in EQT Midstream Partners, LP's Annual Report on Form 10-K and the effectiveness of EQT Midstream Partners, LP's internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of EQT Midstream Partners, LP's internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of Ernst & Young LLP as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. Our SEC filings are available on the SEC's website at www.sec.gov. We also make available free of charge on our website at www.eqtmidstreampartners.com all materials that we file electronically with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed:

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  our Annual Report on Form 10-K for the year ended December 31, 2015;

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  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016;

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  our Current Reports on Form 8-K filed on January 14, 2016 and March 17, 2016 (in each case to the extent filed and not furnished); and

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  the description of our common units in our Registration Statement on Form 8-A (File No. 001-35574) filed pursuant to the Securities Exchange Act of 1934 on June 18, 2012.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in those documents), at no cost, by visiting our internet website at www.eqtmidstreampartners.com, or by writing or calling us at the following address:

EQT Midstream Partners, LP
625 Liberty Avenue, Suite 1700
Pittsburgh, Pennsylvania 15222
Attention: Investor Relations
Telephone: (412) 553-5700

$2,500,000,000

EQT Midstream Partners, LP

$1,100,000,000 4.750% Senior Notes due 2023

$850,000,000 5.500% Senior Notes due 2028

$550,000,000 6.500% Senior Notes due 2048

PROSPECTUS SUPPLEMENT

Joint Book Running Managers

BofA Merrill Lynch
Wells Fargo Securities
Deutsche Bank Securities
PNC Capital Markets LLC
Credit Suisse
J.P. Morgan
MUFG
RBC Capital Markets
Scotiabank
TD Securities
US Bancorp

Co-Managers

SMBC Nikko
Citizens Capital Markets
Huntington Capital Markets
CIBC Capital Markets

June 20, 2018